UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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STANLEY BLACK & DECKER, INC.

March 8, 2024

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Stanley Black & Decker, Inc. (“Stanley Black & Decker” or the “Company”) to be held at 9:30 a.m. EDT on April 26, 2024, at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions at the end of this document).

This document includes the Notice of Annual Meeting of Shareholders, a letter from the Chair of our Board of Directors and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

In our 2024 letter to our shareholders, which is included in our Annual Report, we describe our vision and purpose, strategic initiatives and our financial performance. We are committed to providing our shareholders with long-term value, and we hope that you will find the letter and Annual Report informative. I would like to personally thank you for your continued investment in our Company.

We appreciate and encourage your participation. Whether or not you plan to attend the meeting, your vote is important to us, and we hope that your shares will be represented. PLEASE VOTE BY TELEPHONE OR ON THE INTERNET, OR RETURN A PROPERLY COMPLETED PROXY CARD, AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

Donald Allan, Jr. President & Chief Executive Officer

Letter to Shareholders from the Chair of our Board

Dear Fellow Shareholder:

On behalf of Stanley Black & Decker’s Board of Directors (the “Board”), I look forward to welcoming you to our 2024 Annual Meeting of Shareholders. In advance of our meeting, and reflecting on our achievements in 2023, I write to share more about the Board’s continuing commitment to overseeing the Company with integrity and strong corporate governance practices to generate long-term value for all of our shareholders.

Actively Engaging with Our Shareholders

During 2023, management and I, as Board Chair, participated in valuable discussions with shareholders regarding several key matters including the Company’s strategy, risk management, talent and executive compensation. In all, the Company reached out to shareholders representing greater than 60% of our shares outstanding and had direct engagement with 40% of those shareholders. I greatly appreciate the opportunity to hear our shareholders’ perspectives, which we share with the rest of the Board and with management and incorporate into our discussions and decision-making.

Oversight of Strategic Business Transformation, Risk and Culture

Don Allan articulated the Company’s strategic business transformation plan when he assumed the role of President and Chief Executive Officer in 2022, and the Company continued to meet the plan’s milestones in 2023. The Board plays a critical role in overseeing this strategy. In nearly every Board meeting and executive session, we discuss this strategy and the Company’s progress in achieving its transformation and strategic goals, allowing us to challenge assumptions, oversee capital deployment and offer alternative perspectives based on the insights and collective, diverse experience of our directors.

The Corporate Governance Committee annually reviews and confirms that the Board and each of its committees maintains the experience and skills needed to adequately oversee the Company through this time of transition, including through review of the results of our annual Board and Committee evaluation process. Our Audit Committee works closely with our external auditors, financial management and legal counsel to oversee the Company’s financial, cybersecurity, product safety, compliance and other risks. The Compensation and Talent Development Committee reviews executive compensation so that the Company can incentivize ethical, accountable leadership that balances short-term results with long-term, sustainable growth and, together with the full Board, regularly engages with senior management regarding a range of human capital management issues. The Finance and Pension Committee works closely with management to be proactive regarding the Company’s capital structure to manage short-term liquidity as well as long-term financial resilience.

Engagement on Executive Leadership

The Company needs the right leadership in order to succeed in its transformation, and the Board plays an important role in overseeing the hiring of key senior executives. During 2023, the Company hired three new, highly capable, seasoned and respected leaders that bring fresh and exciting perspectives: Chris Nelson, Chief Operating Officer, Executive Vice President and President, Tools & Outdoor; Patrick Hallinan, Executive Vice President, Chief Financial Officer; and John Lucas, Senior Vice President, Chief Human Resources Officer.

Most recently, Mr. Nelson served as President for Carrier’s flagship HVAC segment, where he led the global commercial and residential product and service portfolio and was responsible for driving profitable growth across that company’s global brands and where he led the business with a focus on innovating products through a global platform approach, accelerating digital innovation and growing segment market share. Mr. Nelson’s track record of successfully implementing growth strategies makes him an ideal leader to join Stanley Black & Decker at this point in our transformation.

Mr. Hallinan joined Stanley Black & Decker from Fortune Brands Innovations where he served as Executive Vice President and Chief Financial Officer and led the firm’s finance function. His career at Fortune Brands spanned 17 years, including various finance and technology leadership and general management roles across business segments where he gained significant exposure to multiple facets of the consumer market. His deep track record of delivering business performance, growth and value creation in complex, competitive industries makes him an ideal addition to the Company as we execute our transformation to streamline and optimize around our core businesses and strong portfolio of global brands.

Mr. Lucas has more than 35 years of human resources experience, serving for the last 10 years as the most senior HR executive for global multinational companies in the Fortune 50 and Fortune 150, including Lockheed Martin and Goodyear. He has also held senior human resources roles at Microsoft, Kodak and Merck. Mr. Lucas was most recently the founder of True North Human Capital Consulting, LLC, where he provided counsel to Fortune 200 and private companies across all areas of human capital strategies. Mr. Lucas brings a highly distinguished track record with world-class expertise in human capital management that will be instrumental to enabling the success of our business and culture as the leadership team continues to elevate the Company’s commitment to people and organizational effectiveness as they transform the business.

Oversight of Environmental Social and Governance (“ESG”) Strategy

In 2023, the Corporate Governance Committee oversaw the Company’s refresh of its ESG strategy. The Company updated and streamlined its ESG targets and further aligned them with its business priorities and goals. The streamlined ESG priorities are intended to help the Company manage risks and support long-term value creation.

Board Refreshment

In October 2023, as part of our ongoing commitment to Board refreshment and providing the appropriate mix of skills, perspectives and experiences on the Board, we welcomed Susan K. Carter as an independent director. Ms. Carter most recently served as Senior Vice President and Chief Financial Officer of Ingersoll Rand plc (now Trane Technologies plc) until her retirement in 2020 and has considerable financial and operational expertise and global operations oversight experience. Including Ms. Carter’s appointment, the Board has welcomed six independent directors in the last four years.

Patrick D. Campbell will be completing his tenure as a member of the Board effective as of the Annual Meeting after more than fifteen years of distinguished service. I would like to thank Pat for his years of wise counsel and many contributions.

Our Board reflects the diverse set of experiences, perspectives and skills necessary to position the Company for the future. Nine of ten director nominees are independent, and the average tenure of our director nominees is 3.9 years. Our director nominees include five women, two armed forces veterans, and two racially or ethnically diverse men. Two of our director nominees have lived and worked around the world, providing the Company with insights and opinions that are highly relevant to our global business.

My fellow directors and I value your ongoing investment in the Company and thank you for the confidence you have placed in us.

Sincerely,

Andrea J. Ayers Chair of the Board

STANLEY BLACK & DECKER, INC.

1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 8, 2024

To the Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Stanley Black & Decker, Inc. (the “Company”) will be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 26, 2024, at 9:30 a.m. EDT for the following purposes:

(1)	To elect the ten director nominees named in this Proxy Statement;
(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(3)	To approve the 2024 Omnibus Award Plan;
(4)	To approve the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for fiscal year 2024; and
(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 26, 2024, are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. This Proxy Statement, the Annual Report, and the enclosed proxy card, or the Notice of Internet Availability of Proxy Materials, will first be mailed or made available to our shareholders on or about March 8, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 26, 2024: This Proxy Statement, together with the Proxy Card and our Annual Report, are available at www.proxyvote.com.

Janet M. Link
Secretary

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements relating to initiatives concerning ESG matters, including environmental sustainability and DEI; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “on-track,” “goal,” “target,” “design,” “position,” “guidance,” or any other similar words, as well as statements regarding our focus for the future. Each of the forward-looking statements we make in this Proxy Statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause the Company’s actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, but are not limited to, changes in macroeconomic conditions, changes in customer preferences and demand, changes in technology, and those set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this Proxy Statement. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law. Any standards of measurement and performance made in reference to our ESG and other sustainability plans and goals are developing and based on assumptions that continue to evolve, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. The inclusion of information related to our ESG goals and initiatives is not an indication that such information is material under the standards of the Securities and Exchange Commission.

WEBSITE REFERENCES

This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials, including the information on the Company’s website, as may be referenced in this Proxy Statement, are provided for convenience only and not, and are not intended to be, part of this Proxy Statement and are not incorporated by reference herein.

OUR 2023 HIGHLIGHTS

WHO WE ARE AND HOW WE OPERATE

Stanley Black & Decker, Inc., an S&P 500 company, was founded in 1843 by Frederick T. Stanley and incorporated in Connecticut in 1852. In March 2010, the Company completed a merger with The Black & Decker Corporation, a company founded by S. Duncan Black and Alonzo G. Decker and incorporated in Maryland in 1910. At that time, the Company changed its name from The Stanley Works to Stanley Black & Decker, Inc. The Company is a global provider of hand tools, power tools, outdoor products and related accessories, as well as a leading provider of engineered fastening solutions.

Over the past two years, the Company has re-shaped its portfolio to focus on its leading positions in the tools & outdoor and engineered fastening markets. Leveraging the benefits of a more focused portfolio, the Company initiated a business transformation in mid-2022 that includes reinvestment for faster growth as well as a $2.0 billion Global Cost Reduction Program through 2025. The Company’s primary areas of multi-year strategic focus remain unchanged as follows:

●	Advancing innovation, electrification and global market penetration to achieve Organic Revenue Growth* of 2 to 3 times the market;
●	Streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company’s customers and end users;
●	Returning Adjusted Gross Margins* to historical 35%+ levels by accelerating our operations and supply chain transformation to improve fill rates and better match inventory with customer demand; and
●	Prioritizing cash flow generation and inventory optimization.

The Company’s business transformation is intended to drive strong financial performance over the long term, including:

●	Organic Revenue Growth* at 2 to 3 times the market;
●	35%+ Adjusted Gross Margins*;
●	Free Cash Flow* equal to, or exceeding, net income; and
●	Cash Flow Return On Investment (“CFROI”)* between 12-15%.

In terms of capital allocation, the Company remains committed, over time, to returning excess capital to shareholders through a strong and growing dividend as well as opportunistically repurchasing shares. In the near term, the Company intends to direct any capital in excess of the quarterly dividend on its common stock toward debt reduction and internal growth investments.

KEY BUSINESS PERFORMANCE HIGHLIGHTS

For additional information, refer to the Annual Report that accompanies this Proxy Statement.

During 2023, the Company continued to make significant progress against its strategic priorities and delivered the following results:

●	Delivered 2023 Total Shareholder Return (“TSR”) of 35%, which exceeded the growth of the S&P 500 TSR (+26%), and the S&P 500 Capital Goods Index (+19%).
●	Realized total revenue of $15.8 billion, down 7% versus the prior year as a result of lower consumer outdoor and do-it-yourself, or DIY, market demand, softness in general industrial fastener markets, and the strategic divestiture of the Oil & Gas business, which was partially offset by strength in professional tools and growth in automotive and aerospace.
●	During 2023, and since the inception of the Global Cost Reduction Program in mid-2022, the Company has generated approximately $835 million and $1.0 billion, respectively, of pre-tax run-rate savings driven by the supply chain transformation, lower headcount and indirect spend reductions. This resulted in the fourth quarter Gross Margin rate approaching 30% with four consecutive quarters of improvement. The Company believes that it is on-track to deliver approximately $2 billion of pre-tax run-rate savings by year-end 2025.
●	GAAP earnings per share from continuing operations was $(1.88) in 2023 compared to $1.06 in 2022. Excluding certain gains and charges, Adjusted EPS* from continuing operations was $1.45 in 2023 compared to $4.62 in 2022.

●	The Company reduced $1.1 billion of inventory in 2023 bringing the total inventory reduction to $1.9 billion since mid-2022.
●	Generated cash from operating activities in 2023 of $1.2 billion and Free Cash Flow* of $852.6 million in 2023 as a result of the Company’s focus on reducing inventory.
●	This strong cash flow advanced the Company’s capital allocation priorities and supported approximately $280 million of debt reduction in 2023, as well as a modest increase to the dividend to $0.81 per share in July 2023.
●	The Company announced in December 2023 an agreement to divest STANLEY Infrastructure for $760 million in cash, which further demonstrates simplification as a core tenet of the Company’s transformation, as well as the Company’s commitment to maximizing shareholder value through active portfolio management.
●	During 2023, the Company hired three new, highly capable, seasoned and respected leaders that bring fresh and exciting perspectives, who are each key to driving the Company’s strategic transformation forward. Key hires include Chris Nelson, Chief Operating Officer, Executive Vice President and President, Tools & Outdoor; Patrick Hallinan, Executive Vice President, Chief Financial Officer; and John Lucas, Senior Vice President, Chief Human Resources Officer.
*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement. Organic Revenue Growth is also referred to as Organic Sales Growth in this Proxy Statement.

BOARD SKILLS AND QUALIFICATIONS

In evaluating candidates, including existing Board members, the Corporate Governance Committee aims to create a Board comprised of a diverse group of members who are positioned to best serve the needs of the Company and its shareholders. The Corporate Governance Committee takes reasonable steps to include diverse candidates in the pool of potential director nominees with respect to gender, ethnicity, race, nationality, geographic origin and age as well as personal, educational and professional experience and skills in the context of the needs of the Board. In addition, each candidate is evaluated by the Corporate Governance Committee based on the criteria set forth under “Board of Directors” on page 12.

BOARD DIVERSITY

The Board considers and recognizes the diverse attributes of its directors. The Board includes five women, two racially/ethnically diverse directors (an African American man and an Asian man), two directors of diverse national origin and two armed services veterans. In addition, the Board has two women in leadership roles, including the Chair of the Board who also serves as Chair of the Executive Committee, and the Chair of the Compensation and Talent Development Committee. The following reflects certain information with respect to our director nominees named in this Proxy Statement:

*	Director Nominee Self-Identification of Race/Ethnicity: 1 Asian and 1 African American
**	Global Experience includes living outside the United States and/or directors who hold dual citizenship.

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CORPORATE GOVERNANCE HIGHLIGHTS

The Corporate Governance Committee and the Board are committed to managing the Company with integrity and strong corporate governance to generate long-term value for all of our stakeholders. In line with this commitment, our Corporate Governance Guidelines, Restated Certificate of Incorporation, as amended, and Bylaws are regularly reviewed and updated to incorporate robust governance practices and regulatory updates, including the following practices:

Governance Principle	Corporate Governance Practice
Accountability to Shareholders

●       Only one class of common stock, with one vote per share

●       Annual director elections, with majority standard for uncontested elections, and director resignation policy

●       Proxy access, allowing eligible long-term shareholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the Company’s Proxy Statement

●       No shareholder rights (“poison pill”) plan

●       Shareholder right to act by written consent and to amend Bylaws by a majority vote

●       Shareholders representing 25% of voting power may call special meeting

Robust Board Independence	● Independent Board Chair ● All directors are independent, other than our CEO ● Independent directors meet in executive session at each regularly scheduled Board and committee meeting
Comprehensive Board Policies and Practices

●      Committed to balanced Board refreshment with six new directors in the last four years and a mixture of director tenures.

●       Director overboarding policy that prevents directors from serving on more than four other public company boards (or one other public company board for the CEO)

●       Mandatory director retirement at age 75 to support efficient succession planning

●       Annual Board and committee self-assessments to review effectiveness

●       Full Board reviews ESG strategies and goals as a component of our annual strategic plan review process while the Corporate Governance Committee provides director oversight of the Company’s ESG policies, objectives and practices

Alignment of Interests with Long-term Shareholders	● Policy adopted to prohibit the hedging or pledging of Company stock for all directors, executive officers and employees ● Robust stock ownership guidelines for directors and executive officers
Compensation Governance aligns with Best Practices

●      Both our 2022 equity plan and our proposed 2024 equity plan contain an annual limit on total director compensation

●      No excise tax gross-ups under change in control agreements with executive officers or our equity plans and no tax gross-ups on perquisites, other than on relocation benefits

●      Double trigger vesting provisions requiring both a change in control and qualifying termination of employment under our equity plans

●      Recoupment (“clawback”) policies covering equity and cash incentive compensation of all Section 16 Officers, including in compliance with Rule 10D-1 and related NYSE listing standards

SHAREHOLDER ENGAGEMENT EFFORTS

We are committed to regular, year-round proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally.

In 2023, the Company:

Offered engagement with shareholders representing greater than 60% of outstanding shares	Held formal discussions with shareholders representing approximately 40% of outstanding shares

These discussions with shareholders included topics such as Company strategy, Board composition and skill set, risk management, ESG strategy, and our executive compensation program, among others. This feedback was communicated to the Board and relevant Committees and informs their discussions and decisions.

The Board and Company are proud of the Company’s track record of being responsive to shareholder feedback as outlined in the table below:

	Shareholder Feedback	Board and Company Actions
Corporate Governance	● Increase accountability and responsiveness to shareholders ● Eliminate supermajority vote requirements

Amended governance documents to:

●         Adopt majority vote standard for uncontested director elections, including a director resignation policy

●         Eliminate supermajority voting requirements

●         Permit shareholder action by written consent

●         Proactively lower the minimum threshold for shareholders to call a special meeting from 35% to 25%

●         Adopt annual elections for all directors

● Evaluate regular Board refreshment and appropriate composition, skills and expertise

●         Added 6 independent directors in the last
four years

●         Recently added board members bring perspectives critical to the Company’s transformation in areas such as finance and risk management, operations and supply chain, sales and marketing, technology and analytics, digitization and innovation and capital allocation

●         Elected female Independent Board Chair

●         80% of Board is diverse, and 3 of the 5 Board Committees are chaired by diverse Independent Directors

Executive Compensation

●         Increase percentage of performance-based compensation pay elements

●         Evaluate incorporation of ESG metrics within executive compensation program

●         Reinforce execution of Global Cost Reduction Program in executive compensation program

●         Evaluate inclusion of Adjusted EPS as a metric in both MICP (annual bonus program) and LTIP

●         Increase focus on absolute amount of Free Cash Flow and balance sheet health

●         90% of CEO target pay was variable and tied to performance against preset goals or share price

●         The Compensation and Talent Development Committee (the “Compensation Committee”) continues to evaluate ESG-related metrics that drive long-term value creation and their potential integration within our incentive compensation program

●         Added a transformation modifier to the MICP, based upon achievement against goals under our Global Cost Reduction Program

●         Eliminated the use of Adjusted EPS as a metric in the 2023–2025 LTIP PSUs and replaced it with Relative Organic Sales Growth versus Market

●         Adopted a Free Cash Flow metric (calculated as operating cash flow less capital expenditures) in place of the historical cash flow multiple of net earnings metric

ESG	● Enhance workforce-related metric disclosures ● Incorporate ESG strategy within the business model

●         Enhanced disclosures relative to disaggregated employee diversity data and published our EEO-1 Report

●         Refined ESG goals to reflect current business portfolio and to align with the business strategy of a more focused company

2024 Proxy Summary

This summary highlights information regarding the proposals and other meeting matters contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	9:30 a.m. EDT, April 26, 2024

Place:	John F. Lundgren Center for Learning and Development 1000 Stanley Drive New Britain, Connecticut 06053

Record Date:	February 26, 2024

Voting:

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting in advance of the meeting

•       Over the internet at www.proxyvote.com;

•       By telephone at 1-800-690-6903; or

•       By mail—sign, date and return the proxy card or voting instruction form mailed to you.

This Proxy Statement, the accompanying Notice of the Annual Meeting, the Annual Report and the enclosed proxy card are first being mailed or made available to our shareholders on or about March 8, 2024.

Voting Matters and Vote Recommendation

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of ten director nominees	FOR EACH NOMINEE	1
2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR	74
3	Approve the Company’s 2024 Omnibus Award Plan	FOR	75
4	Approve the selection of Ernst & Young as the Company’s registered independent public accounting firm for the 2024 fiscal year	FOR	82

Board Nominees

The following table provides summary information about each of the Company’s current directors (please see
“Item 1—Election of Directors” for more information). Because the election of directors is uncontested, directors will be elected by the vote of the majority of votes cast, which means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. An incumbent director who fails to achieve a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision within 90 days from the date of the certification of the election results. The resignation, if accepted by the Board, will be effective at the time of the Board’s determination to accept the resignation.

Name	Age	Director Since	Occupation	Committee Memberships
				Exec.	Audit	Corporate Governance	Finance & Pension	Comp. & Talent Dev.
Andrea J. Ayers, Chair of the Board	60	2014	Retired President and Chief Executive Officer, Convergys Corporation	C
Donald Allan, Jr.	59	2022	President and Chief Executive Officer, Stanley Black & Decker, Inc.
Patrick D. Campbell	71	2008	Retired Senior Vice President and Chief Financial Officer, 3M Company		C
Susan K. Carter	65	2023	Retired Senior Vice President and Chief Financial Officer, Ingersoll Rand plc (now Trane Technologies plc)
Debra A. Crew	53	2013	Chief Executive, Diageo plc					C
Michael D. Hankin	66	2016	President and Chief Executive Officer, Brown Advisory Incorporated				C
Robert J. Manning	60	2022	Retired Chairman and Chief Executive Officer, MFS Investment Management
Adrian V. Mitchell	50	2022	Chief Operating Officer and Chief Financial Officer, Macy’s, Inc.
Jane M. Palmieri	54	2021	President, Industrial Intermediates & Infrastructure, Dow Inc.
Mojdeh Poul	61	2021	Former Executive Vice President, Healthcare Business Group, 3M Company
Irving Tan	53	2020	Executive Vice President, Global Operations, Western Digital Corporation			C

Committee composition and Committee Chair designations are as of the date of this Proxy Statement. Committee memberships are indicated in yellow, with Committee Chairs indicated by a “C”. In anticipation of Mr. Campbell transitioning off the Board at the Annual Meeting, Mr. Manning will join the Audit Committee and replace Mr. Campbell as Audit Committee Chair effective March 9, 2024. All current directors, other than Mr. Allan, are independent.

Executive Compensation Advisory Vote

The Board recommends shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement for the reasons discussed in this Proxy Statement, including our commitment to our pay for performance philosophy:

●	Our executive compensation philosophy is to provide performance-based and competitive compensation that rewards executives for actions that create long-term shareholder value and allows us to attract, motivate and retain high-caliber executives.
●	Our pay for performance alignment is strong, with pay opportunities generally targeted at the market median. A majority of annual and long-term compensation is performance-based, being directly linked to both absolute and relative Company performance against preset goals.
●	Our 2023 compensation program reflects this philosophy, as performance results under the Company’s 2023 MICP were above target resulting in a 132.5–163.8% bonus payout for named executive officers and our performance results under the 2021–2023 LTIP PSUs resulted in payout at 20.4% of target as a result of above target performance for 2021 year Adjusted EPS, below threshold performance for all other metrics in 2021, and below threshold performance for all metrics in 2022 and 2023. Notwithstanding our achievement of above the maximum cost savings goal for the transformation modifier in the MICP, in light of the Company’s overall performance (inclusive of TSR), management recommended, and the Compensation Committee agreed, not to apply the modifier to increase the bonus payouts for the named executive officers or any of the other executive officers. The Compensation Committee applied no discretion in determining performance and payouts under the 2021–2023 LTIP PSUs for our named executive officers.
●	In each of the last three years, we received strong shareholder support for our named executive officer compensation with the three-year average of approximately 91.2% of Say on Pay votes cast in support of our executive compensation (90.9% of votes cast in 2023, 89.0% of votes cast in 2022, and 93.7% of votes cast in 2021).
●	Our compensation programs follow best practices, including: no tax gross-ups in severance arrangements and change in control agreements, no tax gross ups on perquisites (other than relocation benefits), double trigger vesting provisions requiring a change in control and qualifying termination of employment, comprehensive recoupment (“clawback”) policies relating to equity and cash incentive compensation for all Section 16 officers, robust stock ownership guidelines for directors and executive officers and a policy against hedging or pledging of Company stock.

Please see “Item 2—Advisory Vote to Approve Compensation of Named Executive Officers” for more information.

Stanley Black & Decker 2024 Omnibus Award Plan

The Board has approved, and recommends the Company’s shareholders approve, a new 2024 Omnibus Award Plan (the “2024 Plan”) to replace the Company’s existing 2022 Omnibus Award Plan (the “2022 Plan”) in order for the Company to continue attracting, incentivizing and retaining top talent and to continue to offer market competitive compensation opportunities. Please see “Item 3—Approval of 2024 Omnibus Award Plan” for more information, including a summary of the material terms of the 2024 Plan.

Auditors

The Board recommends that the shareholders approve the selection of Ernst & Young as our registered independent public accounting firm for fiscal year 2024. Please see “Item 4—Approval of Registered Independent Public Accounting Firm” for more information, including the amount of fees for services provided by Ernst & Young in 2022 and 2023.

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STANLEY BLACK & DECKER, INC.

1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: 860-225-5111

PROXY STATEMENT FOR THE APRIL 26, 2024 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Stanley Black & Decker, Inc. (the “Company,” “we,” “us” or “our”), a Connecticut corporation, to be voted at the 2024 Annual Meeting, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing Notice of Annual Meeting (the “Notice”). No business may be transacted at the Annual Meeting other than the business specified in the Notice, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has properly given notice to the Company’s Secretary under our Bylaws. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in their discretion.

ITEM 1—ELECTION OF DIRECTORS

The Board, based on the recommendation of the Corporate Governance Committee, has nominated the ten nominees set forth below to the Board of Directors, each of whom will hold office until the next Annual Meeting of Shareholders or until his or her successor shall have been elected and qualified. Patrick D. Campbell will be completing his tenure as a member of the Board effective as of the Annual Meeting, at which time the size of the Board will be reduced to 10 directors. Mr. Campbell and each of the nominees is currently a director of the Company and was most recently elected at the 2023 Annual Meeting to hold office until the 2024 Annual Meeting or until his or her successor has been elected and qualified, except for Susan K. Carter. Ms. Carter was elected as a director by the Board of Directors effective October 23, 2023, and was recommended to the Corporate Governance Committee by an independent third-party search firm. Each nominee has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board until the 2025 Annual Meeting if elected. The Board expects that the ten nominees will be available to serve as directors. However, if, for any reason, any nominee should not be a candidate for election at the time of the Annual Meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee or the Board may reduce its size.

The Board of Directors recommends a vote FOR each nominee.

Information Concerning Nominees for Election as Directors

DONALD ALLAN, JR. President and Chief Executive Officer of the Company
Director Since 2022 Age 59 Committees Served: ● Executive

Expertise

As CEO of the Company, Mr. Allan provides the Board with essential experience and expertise gained from his service in several executive roles over his 20+ year tenure at the Company, including intimate knowledge of the daily workings of the business. This expertise is critical to the Board when overseeing the execution of the Company’s strategy.

Business Experience

Stanley Black & Decker

●       President & Chief Executive Officer (July 2022 to present)

●       President & Chief Financial Officer (February 2021 to July 2022)

●       Executive Vice President & Chief Financial Officer (2016 to February 2021)

●       Senior Vice President & Chief Financial Officer (2010 to 2016)

●       Vice President & Chief Financial Officer (2009 to 2010)

●       Vice President & Corporate Controller (2002 to 2009)

●       Corporate Controller (2000 to 2002)

●       Assistant Controller (1999 to 2000)

Loctite Corporation

●       Mr. Allan held financial management positions of increasing responsibility

Ernst & Young

●       Mr. Allan held financial management positions of increasing responsibility

Other Current Public Company Directorships

●       None

Past Public Company Directorships (Last 5 Years)

●       None

ANDREA J. AYERS Retired President and Chief Executive Officer of Convergys Corporation
Independent Director Since 2014 (elected Chair in 2022) Age 60 Committees Served: ● Compensation and Talent Development ● Executive (Chair) ● Finance and Pension

Expertise

Ms. Ayers’ experience transforming Convergys Corporation from a company with three business lines to a customer management solutions company with approximately 125,000 employees worldwide provides critical insight as the Board navigates important strategic decisions related to the Company’s transformation and its global operations. Her expertise in customer management analytics, technology, and human capital management provides an important and unique perspective to the Board.

Business Experience

Convergys Corporation, a customer outsourcing services company

●       President & Chief Executive Officer (November 2012 to October 2018)

●       Chief Operating Officer of Convergys Customer Management Group Inc. (2010 to 2012)

●       President of Convergys Customer Management Group Inc. (2008 to 2012)

Other Current Public Company Directorships

●       United States Steel Corporation (2023 to present)

Past Public Company Directorships (Last 5 Years)

●       Endurance International Group Holdings, Inc. (2019 to 2021)

SUSAN K. CARTER Retired Senior Vice President and Chief Financial Officer of Ingersoll Rand plc (now Trane Technologies plc)
Independent Director Since 2023 Age 65 Committees Served: ● Audit ● Corporate Governance

Expertise

Ms. Carter brings more than 30 years of financial and leadership experience to the Board. Ms. Carter has helped multiple public companies, including Ingersoll Rand plc (now Trane Technologies plc), deliver long-term shareholder value by driving execution and optimizing business and financial performance. Ms. Carter’s extensive experience in financial reporting, information technology, accounting, capital management, and global operations significantly enhances our Board’s oversight of these matters.

Business Experience

Ingersoll Rand plc (now Trane Technologies plc), a diversified, global industrial manufacturer of sustainable and efficient climate solutions for buildings, homes and transportation

●       Senior Vice President & Chief Financial Officer (2013 to 2020)

KBR, Inc.

●       Executive Vice President & Chief Financial Officer (2009 to 2013)

Lennox International Inc.

●       Executive Vice President & Chief Financial Officer (2004 to 2009)

Cummins Inc.

●       Vice President & Chief Accounting Officer (2002 to 2004)

Other Current Public Company Directorships

●       Amcor plc (2021 to present)

●       ON Semiconductor Corporation (2020 to present; Chair of Audit Committee)

Past Public Company Directorships (Last 5 Years)

●       Air Products and Chemicals, Inc. (2011 to 2021)

DEBRA A. CREW Chief Executive of Diageo plc
Independent Director Since 2013 Age 53 Committees Served: ● Compensation and Talent Development (Chair) ● Executive ● Finance and Pension

Expertise

Ms. Crew brings a breadth of marketing, operations and strategy experience to the Board, underscored by her executive roles at Diageo plc, Reynolds American, Inc., and PepsiCo, Inc. Ms. Crew’s global perspective and exposure to world class innovation planning processes, combined with proven commercial excellence at leading consumer products companies, provides the Board with critical insights.

Business Experience

Diageo plc, a global alcoholic beverage company

●       Chief Executive (June 2023 to present)

●       Interim Chief Executive (June 2023)

●       Chief Operating Officer (October 2022 to June 2023)

●       President, North America & Global Supply (July 2020 to September 2022)

Reynolds American, Inc.

●       President & Chief Executive Officer (January 2017 to December 2017)

R.J. Reynolds Tobacco Co.

●       President & Chief Operating Officer (October 2015 to December 2016)

●       President & Chief Commercial Officer (October 2014 to October 2015)

PepsiCo, Inc.

●       Ms. Crew held roles of increasing responsibility including, President, North America Nutrition; President, PepsiCo Americas Beverages; and President, Western Europe

Kraft Foods, Nestlé S.A. and Mars, Inc.

●       Ms. Crew held roles of increasing responsibility (1997 to 2010)

United States Army

●       Captain (1993 to 1997)

Other Current Public Company Directorships

●       Diageo plc (June 2023 to present)

Past Public Company Directorships (Last 5 Years)

●       Mondelēz International, Inc. (2018 to 2021)

●       Newell Brands Inc. (2018 to 2020)

●       Diageo plc (2019 to 2020)

MICHAEL D. HANKIN President and Chief Executive Officer of Brown Advisory Incorporated
Independent Director Since 2016 Age 66 Committees Served: ● Audit ● Executive ● Finance and Pension (Chair)

Expertise

Mr. Hankin’s experience building and running a complex global financial company, evidenced by successfully growing Brown Advisory Incorporated from approximately $1.5 billion assets under management to over $149 billion during his tenure, gives the Board a unique perspective on finance, capital allocation, global operations, and corporate strategy. His familiarity with financial and investment planning and analysis, his understanding of capital structure and valuation issues, and his experience with cybersecurity make him a valuable resource for the Board and management.

Business Experience

Brown Advisory Incorporated, an investment management and strategic advisory firm

●       President & Chief Executive Officer (1998 to present)

Alex Brown Investment Advisory & Trust Company

●       Executive Vice President & Chief Operating Officer (1993 to 1998)

Piper & Marbury (now DLA Piper)

●       Partner, business and tax law

Other Current Public Company Directorships

●       None

Past Public Company Directorships (Last 5 Years)

●       None

ROBERT J. MANNING Retired Chairman and Chief Executive Officer of MFS Investment Management
Independent Director Since 2022 Age 60 Committees Served: ● Compensation and Talent Development ● Corporate Governance

Expertise

Mr. Manning’s more than three decades of financial services, investment stewardship, and leadership experience enables him to provide vital insights to the Board and management related to risk management, capital allocation, financial planning, and ESG. The wealth of experience Mr. Manning has gained throughout his financial career provides the Board with a more thorough understanding of investors’ perspectives and how to incorporate those perspectives into their oversight of the Company’s long-term strategic plan.

Business Experience

MFS Investment Management, a global investment manager (“MFS”)

●       Chairman (2010 to 2022)

○     Non-Executive Chairman (2021 to 2022)

○     Executive Chairman (2017 to 2021)

●       Chief Executive Officer and Chief Investment Officer (2004 to 2017)

○     Co-Chief Executive Officer (2015 to 2017)

●       Mr. Manning joined MFS in 1984 as a Fixed Income Research Analyst and held several positions with increasing responsibility within the firm’s Investment division, including Fixed Income Portfolio Manager, Fixed Income Strategist and Director of Fixed Income Research

Other Current Public Company Directorships

●       None

Past Public Company Directorships (Last 5 Years)

●       None

ADRIAN V. MITCHELL Chief Operating Officer and Chief Financial Officer of Macy’s, Inc.
Independent Director Since 2022 Age 50 Committees Served: ● Audit ● Corporate Governance

Expertise

Mr. Mitchell’s extensive background in corporate strategy and finance, coupled with his operations experience and expertise in technology, digital, data, and advanced analytics make him a critical resource for the Board and management team. Having served in multiple leadership positions at consumer product companies, including Macy’s, Arhaus, and Crate and Barrel, Mr. Mitchell provides a unique industry-specific perspective to the Board.

Business Experience

Macy’s, Inc., an omni-channel fashion retailer

●       Chief Operating Officer and Chief Financial Officer (March 2023 to present)

●       Executive Vice President and Chief Financial Officer (November 2020 to March 2023)

Digital BCG and Consumer Practices of Boston Consulting Group, a global consulting firm

●       Managing Director and Partner (July 2017 to October 2020)

Arhaus LLC

●       Chief Executive Officer (2016 to 2017)

Crate and Barrel

●       Chief Financial Officer (2010 to 2015)

●       Chief Operating Officer (2011 to 2015)

●       Interim Chief Executive Officer (2014 to 2015)

Target Corporation

●       Mr. Mitchell held management positions at Target Corporation, including director of strategy and interactive design for target.com and director of innovation and productivity (2007 to 2010)

McKinsey & Company

●       Mr. Mitchell spent approximately 10 years at McKinsey & Company where he co-founded the North American Lean Operations Retail Practice

Other Current Public Company Directorships

●       None

Past Public Company Directorships (Last 5 Years)

●       None

JANE M. PALMIERI President, Industrial Intermediates & Infrastructure of Dow Inc.
Independent Director Since 2021 Age 54 Committees Served: ● Corporate Governance ● Finance and Pension

Expertise

Ms. Palmieri’s demonstrated record leading global industrial operating segments, in addition to her experience in sales, digital marketing innovation, mergers and acquisitions, and operations, helps the Board oversee the broad array of challenges the Company faces. Ms. Palmieri’s engineering background and expertise in product design, with a focus on sustainability and energy efficiency, makes her an important resource for the Board and management team.

Business Experience

Dow Inc., a materials science corporation

●       President, Industrial Intermediates & Infrastructure; Asia Pacific oversight (2017 to present)

●       Business President, Dow Building & Construction (2013 to 2017)

●       Ms. Palmieri has also held a variety of business roles throughout her career, spanning marketing, sales, new business development and business operations in several Dow businesses, including Dow Automotive, Dow Specialty Chemicals, Dow Coating Solutions, and Dow Solar

Other Current Public Company Directorships

●       None

Past Public Company Directorships (Last 5 Years)

●       None

MOJDEH POUL Former Executive Vice President, Health Care Business Group of 3M Company
Independent Director Since 2021 Age 61 Committees Served: ● Audit ● Compensation and Talent Development

Expertise

Ms. Poul brings a wide range of experience to the Board, including corporate strategy, global operations and profit and loss management, mergers and acquisitions, product engineering and development, sales and marketing, and government relations. Throughout her career, Ms. Poul has built and led high-performing teams across different functions, businesses, and geographies, including in highly regulated industries and businesses requiring strong market development expertise.

Business Experience

3M Company, a diversified global manufacturer, technology innovator and marketer of a wide variety of products and services

●       Group President & Executive Vice President, Health Care Business Group (2019 to 2022)

●       Group President & Executive Vice President, Safety & Graphics Business Group (2018 to 2019)

●       President and General Manager of 3M Canada (2016 to 2018)

●       Ms. Poul held global Division President roles in the Food Safety and Infection Prevention businesses (2013 to 2016)

●       Global Marketing Leader for the Critical and Chronic Care Solutions Division (2011 to 2013)

Medtronic & Boston Scientific

●       Ms. Poul held several leadership roles of increasing responsibility with Medtronic and Boston Scientific

General Electric Plastics

●       Ms. Poul held multiple engineering positions

Other Current Public Company Directorships

●       Align Technology (December 2023 to present)

●       iRhythm Technologies, Inc. (June 2023 to present)

Past Public Company Directorships (Last 5 Years)

●       None

IRVING TAN Executive Vice President, Global Operations of Western Digital Corporation
Independent Director Since 2020 Age 53 Committees Served: ● Audit ● Corporate Governance (Chair) ● Executive

Expertise

Mr. Tan’s expertise in digitization and innovation, and in developing and implementing a global operating strategy, is critical to the Board as it oversees the Company’s innovation efforts. Mr. Tan’s global perspective and deep knowledge of Asian markets, in addition to his expertise in operating strategy, are critical to the Board as it oversees the Company’s long-term strategy.

Business Experience

Western Digital Corporation, a computer drive manufacturer and data storage company

●       Executive Vice President, Global Operations (March 2022 to present)

Cisco Systems, Inc., a multinational digital communications technology conglomerate corporation

●       Chairman, Asia-Pacific Japan & China (2020 to February 2022)

●       Executive Vice President and Chief of Operations (2018 to 2020)

●       Mr. Tan also held positions of increasing responsibility, including serving as the leader of Cisco Asia-Pacific and Japan (APJ), leader of Cisco ASEAN, leader of Cisco Singapore and Brunei, and senior manager in both Enterprise Sales Operations and Managed Services

Hewlett-Packard

●       Business-unit leader for the APJ Communications and Media Solutions Group (2008 to 2009)

A.T. Kearney

●       Principal, mergers and acquisitions and merger integration in IT and communication (2000 to 2006)

Other Current Public Company Directorships

●       None

Past Public Company Directorships (Last 5 Years)

●       None

Board of Directors

Nomination Process. All candidates for Board membership are evaluated by the Corporate Governance Committee. In evaluating candidates, including existing Board members, the Corporate Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the composition of the Board, including diversity with respect to gender, ethnicity, race, nationality, geographic origin, age, experience and skills, and the challenges and needs of the Company so that the Board is comprised of a diverse group of members who are positioned to best serve the needs of the Company and its shareholders. In addition to recommendations from directors, management and shareholders, the Corporate Governance Committee may also consider recommendations from third-party search firms retained to assist in identifying qualified candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Corporate Governance Committee considers a potential nominee’s or director’s:

●	integrity and demonstrated high ethical standards;
●	experience with business administration processes and principles and risk management;
●	ability to express opinions, raise difficult questions, and make informed, independent judgments;
●	knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, sustainability and climate-related risks, product development, manufacturing, technology, digitization and cybersecurity, global operations, real estate or corporate strategy, among others);
●	ability to devote sufficient time to prepare for and attend Board meetings;
●	willingness and ability to work with other members of the Board in an open and constructive manner;
●	ability to communicate clearly and persuasively; and
●	diversity with respect to other characteristics, which may include gender, age, ethnicity, race, nationality, geographic origin, skills and experience.

Shareholder Nominations and Recommendations of Candidates. Shareholders who wish to recommend individuals to be considered by the Corporate Governance Committee may do so by writing to us at: Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, CT 06053.

All shareholder recommendations for director candidates are evaluated in the same manner as other director candidates.

Shareholders wishing to nominate a director should follow the specific procedures and requirements set forth in the Company’s Bylaws (which incorporate the requirements of Rule 14a-19 of the Exchange Act), as discussed below.

Proxy Access. The Company’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding common stock of the Company continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the procedures and requirements specified in the Company’s Bylaws.

Qualifications of Directors and Nominees. The Board is committed to maintaining a diverse and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide independent and objective oversight of the Company’s strategy and business model. Over the years, the Board has developed a deep and varied skill set, with a membership that we believe reflects a comprehensive spectrum of both professional and personal experiences. The Board continues to focus its efforts on identifying candidates that add to, or otherwise complement, the skills and qualifications of its existing members.

The Board is committed to diversity and inclusion at the Board level and throughout the Company, and its leadership. The Board assesses its effectiveness in this regard as part of the annual board and director evaluation process. Specifically, the Corporate Governance Committee will take reasonable steps to include diverse candidates with respect to gender, ethnicity, race, nationality, geographic origin, age, skills and experience in the context of the needs of the Board in the pool of potential candidates under consideration.

The Corporate Governance Committee and the Board carefully considered the qualifications, skills and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights skills, knowledge, background and experience that are represented by each of the director nominees named in this Proxy Statement.

Skills and Experience
Current Executive (non-CEO) Experience provides current insight into the best practices and challenges of leading a complex organization.							✓	✓		✓
CEO experience (current and former) Provides insight into effectively leading a complex organization like ours with transparency and integrity.	✓	✓		✓	✓	✓
Corporate Social Responsibility Experience is important in managing risk and furthering long-term value creation for shareholders by operating in a sustainable and responsible manner.		✓	✓		✓	✓		✓	✓	✓
Digital Experience is relevant to understanding and evaluating the Company's efforts in areas such as eCommerce and data and analytics.		✓				✓	✓	✓	✓	✓
Finance/Accounting/Capital Allocation Experience enables effective monitoring of the Company's financial reporting and control environment; assessment of its financial performance; and supporting appropriate shareholder returns.	✓	✓	✓		✓	✓	✓		✓	✓
Legal/Regulatory/Government Affairs Experience enhances understanding of the impact and risks of legal and regulatory matters and public policy issues.			✓	✓	✓	✓			✓	✓
Product Development Experience provides insight into ideation, research and development, and commercialization of products and services.				✓		✓		✓	✓
Manufacturing/ Logistics/Supply Chain/Global Operations Experience enhances the Board's ability to oversee cost-effective, technology-driven manufacturing and logistics processes and facilitates assessment of the Company's complex, international operations.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management Experience is important to the identification, oversight and mitigation of significant risks.		✓	✓	✓	✓	✓	✓	✓	✓	✓
Innovation/Technology Experience enhances the Board's ability to appraise our progress in executing the strategy of becoming known as one of the world's leading innovators.		✓	✓	✓	✓	✓	✓		✓	✓
Cybersecurity Experience Provides insight to the Board as it oversees the Company's cyber risk management program in an evolving environment.			✓		✓	✓	✓			✓
Sales/Marketing/Brand Management Experience provides insights into the sales and marketing process and increasing the perceived value of our brands in the marketplace.				✓	✓	✓	✓	✓	✓	✓
Sustainability and Climate-Related Risk Experience strengthens the Board's oversight of environmental policies, initiatives and reporting.			✓		✓	✓		✓		✓

Director Nominee Tenure and Age and Board Refreshment. The tenure of our director nominees ranges from less than a year to more than 10 years, and the Board believes maintaining varying lengths of service provides a balance between new ideas and longstanding Company knowledge and valuable insight. Our director nominees reflect a wide age range, providing a range of experience and expertise. See more information below:

Corporate Governance

Board Leadership Structure. Our Board regularly evaluates its leadership structure upon the resignation, removal, or election of a new Chair or CEO and at such other times as the Board may deem appropriate. As part of this evaluation, the Board weighs the input from its shareholder engagement in determining whether any changes to its leadership structure, depending on the circumstances of the Company, would be in the best interests of the Company and its shareholders. The Board believes the current structure, characterized by an independent Chair and the CEO serving as a member of the Board, provides a management perspective, gives our Board a strong leadership and corporate governance structure with well-defined governance duties and best serves the needs of the Company and its shareholders in light of the Company’s current strategy and focus on business transformation.

Andrea J. Ayers was elected as the independent Chair of the Board effective as of April 22, 2022. The Chair’s duties and responsibilities focus on promoting strong corporate governance and effective Board oversight. More specifically, the Chair’s responsibilities include:

●	Presiding over shareholder meetings, director meetings and meetings of independent directors;
●	Ensuring all views, opinions and suggestions of other independent directors are heard;
●	Providing input on the composition of the Board and the membership and leadership of the Board Committees to the Corporate Governance Committee;

●	Promoting and facilitating effective communication between the Board and members of management;
●	Establishing agenda subjects to be discussed during the year and the schedule and agenda for each Board meeting jointly with the CEO; and
●	Representing the Board in shareholder engagement efforts if such engagement is appropriate.

Stock Ownership Guidelines for Non-Employee Directors. Non-employee directors are required to comply with our Stock Ownership Guidelines for Non-Employee Directors, which requires the acquisition of shares having a value equal to 500% of the annual retainer within five years of such person becoming a director and the maintenance of such ownership level during their tenure in accordance with the policy. Shares held by directors under the Company’s Deferred Compensation Plan for Non-Employee Directors and shares subject to outstanding restricted stock units (“RSUs”) count towards satisfaction of the ownership requirements. A copy of this policy can be found on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). For information about the stock ownership guidelines for executive officers, please see the “Executive Officer Stock Ownership Guidelines” section of this Proxy Statement beginning on page 48.

Meetings. The Board met 6 times during 2023. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Executive(1)	0
Audit	4
Corporate Governance	4
Finance and Pension	4
Compensation and Talent Development	5
(1)	Given the regular cadence of Board and committee meetings throughout the year, no meetings of the Executive Committee during 2023 were necessary.

The members of the Board serve on the committees as described in their biographical material on pages 2–11 (see also the summary chart on page ix). In 2023, all directors then serving on the Board attended 100% of the aggregate of the total number of Board of Director meetings and committees on which the incumbent director served. Although the Company has no formal policy regarding attendance by members of the Board at the Company’s Annual Meetings, 10 of the then-serving members attended the 2023 Annual Meeting.

Director Independence. The Board has adopted Director Independence Guidelines which are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). The Board has made the determination that former directors Messrs. Cardoso and Coutts were, and that all current directors and director nominees standing for election, except Mr. Allan, are independent according to the Director Independence Standards, the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange (“NYSE”) listing standards, (including the additional, heightened independence criteria applicable to Audit and Compensation and Talent Development Committee members). It is the policy of the Board that every member of the Audit, Corporate Governance, Compensation and Talent Development, and Finance and Pension Committees should be an independent director. The charters of each of these committees and the Corporate Governance Guidelines are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading) or upon written request to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053. Changes to any committee charter, the Director Independence Standards or the Corporate Governance Guidelines will be reflected on the Company’s website.

Our Board administers its strategic planning and risk oversight function directly and through its Board committees. The following outlines the responsibilities and areas of oversight of our Board committees:

Executive Committee	Exercises the delegated powers of the Board during intervals between meetings of the Board to the extent permitted by law.
Audit Committee

Assists the Board in monitoring (1) the integrity of the financial statements, accounting and financial reporting processes and systems of internal accounting and financial controls of the Company, (2) the qualifications and independence of the Company’s independent auditor, (3) the performance of the Company’s internal audit function and independent auditor, (4) the evaluation of the Company’s risk and policies for risk management and assessment and (5) the compliance by the Company with legal and regulatory requirements. In carrying out these responsibilities, the Audit Committee:

●       has sole authority to appoint or replace the Company’s independent auditor and is directly responsible for the compensation, terms of engagement, oversight and evaluation of the work of the Company’s independent auditing firm for the purpose of preparing or issuing an audit report or related work;

●       reviews the scope of the audit with the independent auditors and the internal auditing department;

●       approves in advance audit and non-audit services;

●       reviews with the independent auditors and the Company’s internal auditors their activities and recommendations, including their recommendations regarding internal controls and critical accounting policies;

●       considers periodic rotation of the Company’s independent auditor and reviews and evaluates the lead partner;

●       meets periodically with the independent auditors, the internal auditors, and management in separate executive sessions, each of whom has direct and open access to the Audit Committee;

●       reviews and preapproves related party transactions;

●       reviews and discusses with management and the Company’s independent auditor the Company’s annual and quarterly financial statements prior to the filing of the relevant periodic report;

●       discusses with management the Company’s earnings press releases, including the use of non-GAAP financial information and key performance indicators;

●       oversees cybersecurity, which includes, among other things, periodic briefings from senior management; and

●       oversees the Company’s compliance and risk oversight function.

The Board of Directors has determined that Patrick D. Campbell, Susan K. Carter, Michael D. Hankin and Adrian V. Mitchell, as well as Robert J. Manning, who will join the Audit Committee and serve as Chair effective March 9, 2024, meet the requirements for being an Audit Committee Financial Expert as that term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee and Mr. Manning are financially literate under the current NYSE listing standards.

Ernst & Young is the Company’s independent auditing firm. The Audit Committee reviewed its relationship with Ernst & Young, considered Ernst & Young’s independence, including whether there exist any potential conflicts of interest, and determined that the continued engagement of Ernst & Young did not raise any conflict of interest or other concerns that would adversely impact Ernst & Young’s independence.

Corporate Governance Committee

Evaluates candidates and makes recommendations to the Board as to Board membership, as well as:

●       seeks individuals qualified to become Board members, including through evaluating input from shareholders and third-party search firms if retained and engaged, concerning potential candidates, and recommends to the Board the director nominees to stand for election at annual or special meetings of shareholders;

●       recommends Board committee membership and committee chairs and non-employee director compensation;

●       reviews and makes recommendations to the Board regarding director independence;

●       leads the review and assessment of and recommends any changes to the Company’s Corporate Governance Guidelines;

●       oversees the annual evaluations of Board and committee performance;

●       reviews shareholder proposals and annual shareholder engagement feedback, and makes recommendations to the Board;

●       reviews the Company’s policies, objectives and practices with respect to the Company’s ESG strategy and reporting and related public communications; and

●       approves policy guidelines on charitable contributions.

The procedures and processes followed by the Corporate Governance Committee in connection with the consideration and determination of non-employee director compensation are described below under the heading “Director Compensation.”

Compensation and Talent Development Committee (the “Compensation Committee”)

Has overall responsibility for evaluating and approving or making recommendations to the Board regarding the Company’s executive compensation strategy, plans, policies and programs, including:

●       periodically reviewing the operation and structure of compensation programs;

●       reviewing, at least annually, and making recommendations to the Board regarding, the corporate goals and objectives relevant to CEO compensation, the evaluation of the CEO’s performance and the determination of the CEO’s compensation level;

●       reviewing periodically and making recommendations to the Board regarding all incentive awards and opportunities, employment and severance agreements and other arrangements and any change-in-control agreements or provisions affecting elements of compensation and benefits for the CEO;

●       reviewing, at least annually, and approving the annual compensation of other senior executives, including incentive awards and opportunities, employment and severance agreements and other arrangements and any change in control agreements or provisions affecting elements of compensation and benefits;

●       administering, overseeing and monitoring compliance with the Company’s clawback policies;

●       providing strategic oversight of the Company’s talent development process and succession planning for senior executives; and

●       reviewing the shareholder engagement process, results and feedback received with respect to executive compensation and talent management matters.

The procedures and processes followed by the Compensation Committee in connection with the consideration and determination of executive compensation are described on page 28 under the heading “Compensation Discussion & Analysis.”

The Compensation Committee may form and delegate its authority to subcommittees when appropriate. The Compensation Committee has also delegated authority to the Company’s CEO to make annual grants and occasional off-cycle grants to employees who are not Section 16 officers of the Company and to accelerate the vesting of such awards. No members of management or employees participated in executive sessions relating to compensation arrangements for our CEO.

The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as an independent compensation consultant to advise the Compensation Committee. The Compensation Committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence, including whether there exist any potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other concerns that would adversely impact Pay Governance’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards regarding compensation advisor independence. The Compensation Committee has sole authority to retain or terminate Pay Governance as its independent compensation consultant and to approve its fees and other terms of engagement. The role of Pay Governance in determining and recommending the amount and form of compensation for our executive officers is discussed under “Role of Independent Compensation Consultant” in the Compensation Discussion and Analysis on page 37.

Finance and Pension Committee

Advises in major areas concerning the finances of the Company, including:

●       reviewing the financial condition of the Company;

●       setting retirement policies, overseeing management’s administration of retirement plans and approving amendments to retirement plans and related trusts;

●       analyzing and advising on fundamental corporate changes in capital structure;

●       advising and assisting in matters such as short-term investments, credit liabilities, financings, interest rate hedges, swaps and other similar transactions; and

●       reviewing the Company’s enterprise risk management process.

Executive Sessions of the Board. Pursuant to the Corporate Governance Guidelines, the non-management directors meet in executive session at each regularly scheduled Board meeting. The Chair presides over these meetings.

Communicating with the Board. Shareholders or others wishing to communicate with the Chair, the Board generally, or any specific member of the Board may do so by mail addressed to Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053. The Company’s Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Audit Committee Chair. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product or service related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam; and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

Code of Business Ethics. The Company has adopted a Code of Business Ethics applicable to all of its directors, officers and employees worldwide and a Supplemental Code of Ethics for the CEO and Senior Financial Officers. Copies of these documents are available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading). Copies are also available upon written request addressed to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053. The Company intends to post on its website required information regarding amendments to, or waivers from, these Codes within four business days after such amendment or waiver.

Talent Development and Succession Planning. Pursuant to its charter, the Compensation Committee provides strategic oversight of talent strategy and direction as the Company seeks, develops and retains the right talent for the Company’s needs. The Compensation Committee works with senior management on developing and cultivating succession planning for the Company’s executive officers. In addition, taking into account the recommendations of the Compensation Committee, the full Board is responsible for CEO succession planning. The CEO is also involved in the succession planning process, including through making recommendations and reviewing development plans of individuals.

Board and Committee Self-Evaluation. To ensure that each of our Board members is contributing to a highly engaged and inclusive Board, each committee and the Board undertake a rigorous annual self-evaluation process. This process uses various methodologies that include written questionnaires and interviews, as appropriate. Topics addressed in the self-evaluation process include strategic oversight, board structure and operation, performance of all committees on which the director served during the fiscal year, performance of the Board as a whole, areas for improvement, interactions with and accessibility of management, time allocation, and quality of materials. Directors also provide input on key focus areas for the Board in the upcoming fiscal year. The Corporate Governance Committee reviews the feedback received and annually provides the Board and its committees with an assessment of their performance. Based on the feedback received in the evaluation process, the Board and each of the committees develop areas of focus that they believe would benefit from additional attention and potential changes. In addition, the Board continually considers feedback from evaluations as part of the Board refreshment process.

Retirement Policy. Under the terms of the Company’s Corporate Governance Guidelines, unless otherwise authorized by the Board, the retirement of a director should ordinarily occur at the end of the term in which he or she becomes 75 years old.

Service on Other Public Company Boards. Under the terms of the Company’s Corporate Governance Guidelines, directors should advise the Chair of the Board and the Chair of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or to serve as a board or committee chair for another public company board. Unless approved by the Board, a director should not serve on more than four other public company boards. If the director is a named executive officer at another public company, the director should not serve on any other public company boards except that other public company and the Company. The CEO should not serve on more than one other board of a public company in addition to the Company’s Board. All of the Company’s directors are currently in compliance with this policy.

Director Continuing Education. Pursuant to the Company’s Corporate Governance Guidelines, the Company regularly provides directors with continuing education on a variety of topics by outside speakers and management. In 2023, subjects covered with Board members included, among other topics, shareholder activism, investor sentiments, regulatory developments, corporate governance and cybersecurity. In addition, the Company provides its directors with a subscription to Agenda, a weekly corporate publication that focuses on governance issues of interest to directors of public companies. The Corporate Governance Committee encourages directors to periodically attend outside workshops and seminars regarding corporate governance and other topics.

Risk Oversight

As required by our Corporate Governance Guidelines, during the orientation process for new directors, each director receives a presentation from the Company’s senior management that describes the Company’s risk management policies and procedures. The full Board is responsible for reviewing the Company’s risk management program and its efforts to mitigate risks to the Company on at least an annual basis. This review is both informed by and informs the Board’s oversight of the execution of the Company’s overall strategy. Additionally, the Board has delegated specific risk oversight responsibilities to Committees based on the expertise of those Committees, which are set forth in the committee Charters. Our Audit Committee routinely discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including cybersecurity risk, and the Company’s risk assessment and compliance policies. The Audit Committee regularly reviews compliance and disclosure control procedures, including those related to cybersecurity policies, procedures and disclosure. Our Finance and Pension Committee reviews our enterprise risk management process. Our Compensation Committee oversees the operation of the Company’s compensation programs to ensure that the compensation programs do not encourage unnecessary or excessive risk-taking. The Board is committed to having individuals experienced in risk management on the Audit Committee and the Finance and Pension Committee, as well as on the full Board.

The Company’s Vice President and Treasurer (the “Treasurer”) leads the Company’s risk management framework and regularly reports to the Finance and Pension Committee and the full Board on risk management topics. The Treasurer reports directly to the Executive Vice President, Chief Financial Officer. The enterprise risks are organized into broad categories such as technology systems and infrastructure, operations, commercial, talent, manufacturing, supply chain, cyber and sustainability. Risks identified through our risk management processes are prioritized and, depending on the probability and severity of the risk as well as the immediacy of the risk assessed, escalated as appropriate. Senior management discusses these risks regularly with the risk owners within the businesses or at the corporate level. Risk leaders within the businesses and corporate functions are responsible for identifying key risks and presenting risk assessments to senior management and, when appropriate, to the full Board or the relevant Board committee.

ESG Risk Oversight. ESG is an area of Board focus. The Corporate Governance Committee oversees the Company’s policies, objectives and practices regarding the Company’s ESG strategy, reporting and public communications, and the full Board reviews the incorporation of ESG goals and metrics into our long-term corporate strategy. The full Board also regularly reviews our human capital management strategy, focusing on areas such as culture, DEI, and talent acquisition, retention and development. The Board’s oversight of ESG risks is discussed in more detail in the section “Environmental, Social and Governance (ESG)” on page 22.

Cybersecurity Risk Oversight. The Board has delegated the primary responsibility for oversight of cybersecurity matters to the Audit Committee. The Audit Committee regularly reviews compliance and disclosure control procedures for cybersecurity matters. Members of management responsible for cybersecurity and digital risk management for the Company, including the Vice President and Chief Information Officer, Chief Information Security Officer and the Senior Vice President, General Counsel and Secretary, provide regular updates to the Audit Committee regarding data protection and cybersecurity risks and the Company’s new and existing cyber risk controls intended to mitigate them. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives briefings from management and third-party cybersecurity advisors on the Company’s cybersecurity program, as appropriate. The Company has protocols and procedures by which certain cybersecurity incidents are escalated within the Company and, where appropriate, reported promptly to the Audit Committee and the full Board. Additional information on our cybersecurity risk management program can be found in the Company’s Annual Report on 10-K at www.stanleyblackanddecker.com.

Related Person Transactions

Pursuant to the Company’s Code of Business Ethics, employees, officers and directors are required to bring any potential conflict of interest to the attention of the General Counsel. The Board has also approved a written Related Party Transactions Policy under which any proposed related party transaction involving directors, officers, nominees for directors or a 5% shareholder of the Company, or an otherwise “related person” as that term is defined in Item 404(a) of Regulation S-K (“Related Person”), shall be brought to the attention of the Company and reviewed by the General Counsel. The General Counsel obtains the relevant facts and circumstances to determine whether a conflict or potential conflict exists and determines whether the transaction or relationship constitutes a Related Party Transaction or should otherwise be reviewed by the Audit Committee. The Audit Committee is responsible for the review, approval or ratification of Related Party Transactions and may, in its discretion, approve, ratify or take other action with respect to such transactions.

The Company maintains a business relationship with Replacement Parts, Inc. (“RPI”), which purchased approximately $129,800 in products and services from one of the Company’s subsidiaries since the beginning of the Company’s 2023 fiscal year through December 30, 2023. Mr. Robert Raff, Chief Commercial Officer, Tools & Outdoor, holds equity of RPI and, in November 2018, inherited, jointly with his siblings, interests in a trust holding equity of RPI. These interests, together with Mr. Raff’s direct ownership in RPI, constitute an ownership interest of approximately 5.9% of the equity of RPI. Mr. Raff is also an independent director of RPI.

The Company’s relationship with RPI began in the ordinary course of business and the terms and pricing discussed above have been conducted on an arm’s-length basis in the ordinary course of our business.

Environmental, Social and Governance (ESG)

The Company’s ESG strategy is integrated into, and informed by, its overall long-term business strategy. The Board and management believe this integrated approach helps support long-term value creation for our stakeholders and the Company’s risk management programs. Over the years, the Company has established goals across our ESG pillars of people, product and planet, informed by our purpose, For Those Who Make the World™. The Corporate Governance Committee of the Board oversees the Company’s policies, objectives and practices regarding ESG strategy while the full Board reviews our long-term ESG strategies and goals as a component of the annual strategic plan review process. We have organized additional management governing bodies to guide, review, implement and track our progress against our ESG objectives.

Our recent acquisitions and divestitures prompted the Company to re-baseline its ESG data and update its ESG targets to align with the more focused Company and its business priorities and goals, while maintaining continuity with the legacy ESG pillars of people, product, and planet. Our refreshed ESG goals include:

Our Priority Goals Focused on Impact

People

ADVANCING DEI, GROWING THE TRADES, AND EMPOWERING OUR PEOPLE

DEI

Improve our gender representation at the Vice President level and above, and achieve our 10-point racial equity roadmap by 2027

GROW THE TRADES

Commit **$30 million to initiatives** that help grow skills for tradespeople by 2027[1]

Product

INVESTING TO ACCELERATE SUSTAINABLE SUPPLY CHAIN AND INNOVATION

UPSTREAM AND DOWNSTREAM EMISSIONS

67% of suppliers by spend will set Scope 1 and 2 Science Based Aligned Targets by 2027[2]

52% reduction in Scope 3 GHG emissions intensity by 2030 from a 2022 baseline[3]

CIRCULAR DESIGN

Prioritize the reduction and elimination of problematic plastics and **improve packaging sustainability**, with a specific commitment forthcoming by 2025

Planet

OPTIMIZING SUSTAINABLE OPERATIONS

OPERATIONAL EMISSIONS

42% reduction in absolute Scope 1 and 2 GHG emissions by 2030 from a 2022 baseline[4]

ZERO WASTE TO LANDFILL

100% zero waste to landfill for global manufacturing and distribution sites by 2040[5]

1 Prior to setting this 5-year goal, in 2021 and 2022 combined, $6M cash and $1.3M tool donations were awarded to support skilling/reskilling the trades.
2 Upstream and downstream emissions, also referred to as Scope 3 emissions, are the result of activities from assets not owned or controlled by the reporting organization, but that the organization indirectly affects in its value chain.
3 For purposes of our goal, our Scope 3 emissions include only our emissions measured in Scope 3 categories 1, 4 and 11, because those emissions are the most significant and we have the ability to reduce them through our decision-making.
4 Operational emissions are also referred to as Scope 1 and 2 emissions. Scope 1: All direct emissions from those activities under our control, stationary and mobile, including fuel combustion on-site such as gas-fired furnaces and boilers. Scope 2: Indirect emissions from electricity purchased and used.
5 Zero Waste to Landfill (ZWTL) goal applies to our manufacturing facilities and distribution centers where we have control of the operations and incineration with energy recovery is included in our ZWTL performance.

To learn more about our ESG strategy and sustainability efforts, please visit our website and view our annual ESG reports at www.stanleyblackanddecker.com. As explained in our ESG reports, our goals make a number of assumptions and there are no assurances that those assumptions will be correct or that such goals will be achieved or retained.

Human Capital Management

The CEO and the management Executive Committee are entrusted with developing and advancing the Company’s human capital strategy, which is reviewed annually with periodic updates on progress with the Board. The Senior Vice President, Chief Human Resources Officer (“CHRO”), who reports directly to the CEO, is charged with the development and stewardship of this strategy on an enterprise-wide basis. This incorporates a broad range of dimensions, including culture, values, labor and employee relations, leadership expectations and capabilities, talent development, performance management and total rewards. Each year, the Company conducts an extensive talent review with its CEO where the leadership team, key talent, and succession plans are reviewed. Afterwards, the CEO or CHRO leads a talent review with the Compensation Committee and the entire membership of the Board, at least annually.

Additional information regarding the Company’s Human Capital programs and initiatives can be found in the Company’s Annual Report on 10-K and in our annual ESG reports at www.stanleyblackanddecker.com. As explained in our ESG reports, our goals make a number of assumptions and there are no assurances that those assumptions will be correct or that such goals will be achieved or retained.

Director Compensation

The Corporate Governance Committee is responsible for recommending the compensation program for our non-employee directors to the Board for approval. Based on a periodic review of our director compensation against market data, the Corporate Governance Committee considers whether any changes in the amount or manner in which the Company compensates its non-employee directors is appropriate and provides its recommendation to the full Board. Under the 2022 Plan, the maximum total compensation payable to any non-employee director is $750,000 per year. As described in “Item 3—Approval of 2024 Omnibus Award Plan,” the proposed 2024 Plan maintains this limit.

During 2023, the Corporate Governance Committee directed its independent consultant, Pay Governance, to conduct an analysis of director compensation and made the following recommendations to the Board but determined that non-employee director compensation was otherwise aligned with the median for the Company’s Compensation Peer Group (as defined on page 37):

●       eliminate the product allowance of up to $10,000 per year for Company products;

●       increase the annual grant date fair value of fully vested RSUs pursuant to the Company’s 2020 Restricted Stock Unit Deferral Plan for Non-Employee Directors (the “Restricted Stock Unit Deferral Plan”), by $25,000; and

●       increase the annual fee of the chair of the Corporate Governance Committee by $5,000.

During 2023, the annual compensation paid by the Company to its non-employee directors consisted of:

Annual Cash Retainer	$125,000
Annual RSU Grant (Fully Vested)	$185,000
Quarterly RSU Grants (Fully Vested) for Chair of the Board	$50,000
Committee Chair Cash Retainers:
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Corporate Governance Committee Chair*	$20,000
Finance and Pension Committee Chair	$15,000
*	The annual fee for the Corporate Governance Committee Chair increased to $20,000 from $15,000 effective April 21, 2023.

Non-employee directors may defer any or all of their cash retainer fees in the form of units tied to the value of Company common stock or cash accruing interest at the five-year Treasury bill rate under the Company’s Deferred Compensation Plan for Non-Employee Directors. Grants of RSUs to non-employee directors are made under the Restricted Stock Unit Deferral Plan, which provides for deferred settlement of RSUs on or about the 90th day following the non-employee director’s separation from service (either in a lump sum on such date or in specified annual installments). In addition, any dividends that accrue in respect of deferred RSU awards will be reinvested in shares of Company common stock and paid out if and when the underlying award is settled.

Director Compensation Table

The compensation paid to each of the Company’s non-employee directors during 2023 is as follows:

	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Name	($)	($)	($)	($)
Andrea J. Ayers	125,000	385,018	—	510,018
Patrick D. Campbell	150,000	185,008	1,055	336,063
Carlos M. Cardoso	38,099	—	1,902	40,001
Susan K. Carter	23,695	—	—	23,695
Robert B. Coutts	38,099	—	4,953	43,052
Debra A. Crew	145,000	185,008	1,039	331,047
Michael D. Hankin	140,000	185,008	4,130	329,138
Robert J. Manning	130,137	185,008	—	315,145
Adrian V. Mitchell	125,000	185,008	—	310,008
Jane M. Palmieri	125,000	185,008	—	310,008
Mojdeh Poul	125,000	185,008	—	310,008
Irving Tan	143,750	185,008	—	328,758

Fees Earned or Paid in Cash

The amounts shown in this column include cash amounts that have been deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors. Seven of the directors deferred their fees in the form of Company common stock, as listed below. The grant date fair value associated with shares deposited to directors’ deferred compensation accounts during 2023 pursuant to their deferral elections, determined in accordance with Financial Accounting Standards Board (“FASB”) Codification Topic 718—Stock Compensation, was as follows: Ms. Ayers, $125,000; Ms. Carter, $23,695; Ms. Crew, $145,000; Mr. Hankin, $140,000; Mr. Mitchell $125,000; Ms. Poul, $125,000; and Mr. Tan, $143,750. The amounts shown reflect prorated fees for Messrs. Cardoso and Coutts, who retired at the 2023 Annual Meeting of Shareholders, and Ms. Carter, who joined the Board on October 23, 2023, and $5,137 paid to Mr. Manning in fiscal year 2023 to correct an underpayment of his director fees during fiscal year 2022. Annual fees for Mr. Tan’s service as Corporate Governance Committee Chair shown in this column include a quarterly installment based on an annual fee of $15,000 prior to April 21, 2023 and quarterly installments based an annual fee of $20,000 for the remainder of 2023.

Stock Awards

The amounts set forth in this column reflect the grant date fair value of 2,320 RSUs, with dividend equivalent rights, which were granted to each director, other than Ms. Carter and Messrs. Cardoso and Coutts, on April 21, 2023, the date of our 2023 Annual Meeting of Shareholders. In the case of Ms. Ayers, the figure includes quarterly RSU grants with a grant date fair value of approximately $50,000 each for serving as Chair of the Board. These RSUs are fully vested at the time of grant and entitle each recipient to Company common stock plus accrued dividends from the date of grant at the time of settlement. The settlement date is the date specified by the director as the date, or dates, on which distributions are to be made following the date on which the director ceases to be a director of the Company. Distributions may be made in a single lump sum in the first year following the termination of the director’s service or in up to ten equal annual installments, at the election of the director pursuant to the Restricted Stock Unit Deferral Plan. The aggregate grant date fair value associated with the 2023 equity awards determined in accordance with FASB Codification Topic 718—Stock Compensation was approximately $1,865,100.

Name	Outstanding RSUs (#)	Accrued Dividend Equivalents on Outstanding RSUs ($)
Andrea J. Ayers	9,566	285
Patrick D. Campbell	5,631	191
Carlos M. Cardoso	—	66
Susan K. Carter	—	—
Robert Coutts	2,980	122
Debra A. Crew	5,631	191
Michael D. Hankin	5,631	191
Robert J. Manning	—	—
Adrian V. Mitchell	3,440	105
Jane M. Palmieri	4,206	135
Mojdeh Poul	4,206	135
Irving Tan	5,631	191

All Other Compensation

The Company provided products under the Directors Product Program until its elimination effective April 21, 2023; however, the aggregate incremental cost to the Company for each participating director was below $10,000 and is consequently excluded from this column. The amounts set forth in this column reflect the Company matching contributions under its Matching Gift Program that were distributed in 2023. The Company’s Matching Gift Program applies to all employees, retirees and directors of the Company and provides for a Company match on up to $10,000 of total gifts made by a participant to qualified charitable organizations each year. The match amount is reported in the proxy statement in the year in which the Company actually disburses the funds, so the Company match reflected in the proxy statement may exceed $10,000 in a particular fiscal year.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the Company, owned beneficially more than five percent of the outstanding common stock of the Company, $2.50 par value, as of February 26, 2024, except as shown in this table.

Name and address of beneficial owner		Amount and nature of beneficial ownership	Percent of class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,706,025	(0 sole voting power; 190,292 shared voting power; 18,034,048 sole dispositive power; 671,977 shared dispositive power)	12.2%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	17,159,156	(8,213,306 sole voting power; 0 shared voting power; 17,159,156 sole dispositive power; 0 shared dispositive power)	11.2%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	10,686,285	(9,689,880 sole voting power; 0 shared voting power; 10,686,285 sole dispositive power; 0 shared dispositive power)	6.9%

State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114-2016	8,595,369	(0 sole voting power; 5,961,909 shared voting power; 0 sole dispositive power; 8,584,877 shared dispositive power)	5.6%
*	The information in the foregoing table is drawn from Schedule 13G/A reports filed with the Securities and Exchange Commission by The Vanguard Group, T. Rowe Price Associates, Inc., BlackRock, Inc. and State Street Corporation on February 13, 2024, February 14, 2024, January 26, 2024 and January 29, 2024, respectively.

Security Ownership of Directors and Officers

Except as reflected in the table below, no director, nominee, or named executive officer owns more than 1% of the outstanding common stock of the Company. As of February 26, 2024, the current executive officers, nominees, and directors as a group owned beneficially less than 1% of the Company’s outstanding common stock. The following table sets forth information regarding beneficial ownership as of February 26, 2024, with respect to the shareholdings of the directors, nominees for director, each of the named executive officers identified in the Summary Compensation Table on page 51, and all directors, nominees for director, and current executive officers as a group. Except as noted below, the named individual has sole voting and investment power with respect to the shares shown.

Name	Shares of Common Stock Owned		Percent of Class Owned
Donald Allan, Jr.	578,586	(1)(2)(4)	*
Andrea J. Ayers	26,206	(3)(6)	*
Tamer K. Abuaita	22,026	(1)	*
Patrick D. Campbell	23,491	(3)	*
Susan K. Carter	281	(3)(8)	*
Debra A. Crew	12,486	(3)	*
Patrick D. Hallinan	29,018	(1)	*
Michael D. Hankin	11,039	(3)(7)	*
Janet M. Link	81,550	(1)	*
John T. Lucas	3,216	(1)	*
Robert J. Manning	32,320	(5)	*
Adrian V. Mitchell	2,645	(3)	*
Christopher J. Nelson	0	(1)	*
Jane M. Palmieri	1,939	(3)	*
Mojdeh Poul	3,372	(3)	*
Graham N. Robinson	44,403	(1)	*
Irving Tan	4,268	(3)	*
Corbin B. Walburger	49,607	(1)(9)	*
Directors, nominees and current executive officers as a group (17 persons)		(1)–(8)	*
*	Less than 1%
(1)	Includes shares that may be acquired through the exercise of stock options on or before April 26, 2024, as follows: Mr. Allan, 189,715; Mr. Abuaita, 12,696; Mr. Hallinan, 13,979; Ms. Link, 66,623; Mr. Lucas, 0; Mr. Nelson, 0; Mr. Robinson, 27,704; Mr. Walburger, 39,466; and all current executive officers as a group, 350,183. Includes shares delivered on or about March 4, 2024, pursuant to the Company’s 2021–2023 LTIP PSUs as follows: Mr. Allan, 1,866; Ms. Link, 678; Mr. Robinson, 595; Mr. Walburger, 119; and all current executive officers as a group, 3,258.
(2)	Includes stock options that would vest upon retirement prior to April 26, 2024, as follows: Mr. Allan, 115,958; and all executive officers as a group, 115,958. Includes RSUs that would vest upon retirement prior to April 26, 2024, as follows: Mr. Allan, 31,249; and all executive officers as a group, 31,249. Also includes 104,925 stock options based on a fair market value of $2,593,746 and 29,585 RSUs based on a fair market value of $2,593,717, which represent the estimated number of stock options and RSUs, respectively, granted to Mr. Allan on or about March 1, 2024, which would vest upon Mr. Allan’s retirement prior to April 26, 2024. The estimated number of stock options was calculated by dividing the fair value by an estimated Black-Scholes value of $24.72 (28.2% of the average of the high and low stock price on February 26, 2024, which was $87.67). The estimated number of RSUs was calculated by dividing the fair value by the average of the high and low stock price on February 26, 2024, which was $87.67.
(3)	Includes the shares credited to those directors who have deferred director fees in the form of Company common stock pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors as follows: Ms. Ayers, 10,706; Mr. Campbell, 23,491; Ms. Carter, 239; Ms. Crew, 12,486; Mr. Hankin, 8,882; Mr. Mitchell, 2,645; Ms. Palmieri, 1,939; Ms. Poul, 3,372; Mr. Tan, 4,268; and all directors as a group, 68,027. Does not include share-settled RSU grants under the Company’s Restricted Stock Unit Deferral Plan for Non-Employee Directors, which shares will be settled on or about the 90th day following the director’s separation from service (either in a lump sum on such date or in specified annual installments).
(4)	Includes 4,000 shares underlying RSUs granted to Mr. Allan on February 28, 2001, for which delivery has been deferred under The Stanley Works Deferred RSU Plan.
(5)	Includes 30,000 shares owned by Mr. Manning’s spouse.
(6)	Includes 15,500 shares of common stock directly held by Ms. Ayers.
(7)	Includes 2,157 shares of common stock held by Mr. Hankin pursuant to an IRA account.
(8)	Includes 42 shares of common stock jointly held by Ms. Carter and her spouse in a broker account.
(9)	Does not include 119 shares under Mr. Walburger’s 2021–2023 LTIP PSUs that vested on February 26, 2024, 727 shares under Mr. Walburger’s 2020–2022 LTIP PSUs that vested in February 2023, and 1,352 shares under his 2019–2021 LTIP PSUs that vested in February 2022, each of which were deferred under the Stanley Black & Decker, Inc. Deferred Compensation Plan Relating to Long-Term Performance Awards. Such shares will be delivered in 10 equal annual installments, or 5 equal annual installments for the 119 shares deferred under the 2021–2023 LTIP PSUs, beginning on July 1 of the calendar year following the year in which Mr. Walburger’s separation from service occurs.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of their ownership of the Company’s equity securities and reports of changes in such ownership with the Securities and Exchange Commission and the NYSE. Based on a review of copies of such forms, the Company believes that during fiscal year 2023, all of its directors and Section 16 officers were in compliance with the reporting requirements of Section 16(a), with the exception of one Form 4 filing for Mr. Walburger reporting the disposal of shares withheld to satisfy tax withholding obligations on deferred LTIP PSUs that was filed late due to an administrative error on April 3, 2023.

Audit Committee Report

In connection with the financial statements for the fiscal year ending December 30, 2023, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence; has considered the compatibility of non-audit services with Ernst & Young’s independence; and has discussed Ernst & Young’s independence with Ernst & Young, including whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Committee

Patrick D. Campbell (Chair) Susan K. Carter Michael D. Hankin Adrian V. Mitchell Mojdeh Poul Irving Tan

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and incorporated by reference into its Annual Report on Form 10-K.

Compensation and Talent Development Committee

Debra A. Crew (Chair) Andrea J. Ayers Patrick D. Campbell Robert J. Manning Mojdeh Poul

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporated it by reference into a document filed under the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides information about our compensation framework and decisions for our named executive officers and associated governance practices for the fiscal year ending December 30, 2023.

Our Current Named Executive Officers

Donald Allan, Jr.	Patrick D. Hallinan(1)	Tamer K. Abuaita	John T. Lucas(2)	Christopher J. Nelson(3)	Corbin B. Walburger(4)
President & Chief Executive Officer (“CEO”)	Executive Vice President, Chief Financial Officer (“CFO”)	Senior Vice President, Chief Supply Chain Officer	Senior Vice President, Chief Human Resources Officer	Chief Operating Officer (“COO”), Executive Vice President and President, Tools & Outdoor	Vice President, Business Development
(1)	Mr. Hallinan was appointed to his current role effective April 6, 2023.
(2)	Mr. Lucas was appointed to his current role effective January 30, 2023.
(3)	Mr. Nelson was appointed to his current role effective June 14, 2023.
(4)	Mr. Walburger was our former Interim CFO until his succession on April 6, 2023 by Mr. Hallinan.

EXECUTIVE SUMMARY

Fiscal Year 2023 Strategic and Financial Performance

A year and a half into the strategic business transformation and leveraging the benefits of a more focused portfolio, the Company is a more streamlined business, built on the strength of its people and culture, with an intensified focus on its core market leadership positions in Tools & Outdoor and Industrial. The Company continued executing a series of Global Cost Reduction initiatives, modestly exceeding the pre-tax run-rate $1 billion 2023 year-end savings target, which are expected to generate $1.5 billion of pre-tax run-rate cost savings by the end of 2024, growing to $2 billion of pre-tax run-rate savings by the end of 2025, and will optimize the cost base to fund investments that accelerate growth in core businesses. The Company’s primary areas of multi-year strategic focus remain unchanged:

●       Advancing innovation, electrification and global market penetration to achieve Organic Revenue Growth* of 2 to 3 times the market;

●       Streamlining and simplifying the organization, and investing in initiatives that more directly impact the Company’s customers and end users;

●       Returning Adjusted Gross Margins* to historical 35%+ levels by accelerating our operations and supply chain transformation to improve fill rates and better match inventory with customer demand; and

●       Prioritizing cash flow generation and inventory optimization.

The Company’s business transformation is intended to drive strong financial performance over the long term, including:

●       Organic Revenue Growth* at 2 to 3 times the market;

●       35%+ Adjusted Gross Margins*;

●       Free Cash Flow* equal to, or exceeding, net income; and

●       CFROI* between 12-15%.

The Company continued to make significant progress against these strategic priorities during 2023 and delivered the following results:

●       Delivered 2023 TSR of 35%, which exceeded the growth of the S&P 500 TSR (+26%), and the S&P 500 Capital Goods Index TSR (+19%).

●       Realized total revenue of $15.8 billion, down 7% versus the prior year as a result of lower consumer outdoor and do-it-yourself (DIY), market demand, softness in general industrial fastener markets, and the strategic divestiture of the Oil & Gas business, which was partially offset by strength in professional tools and growth in automotive and aerospace.

●       During 2023, and since the inception of the Global Cost Reduction Program in mid-2022, the Company has generated approximately $835 million and $1.0 billion, respectively, of pre-tax run-rate savings driven by the supply chain transformation, lower headcount and indirect spend reductions. This resulted in the fourth quarter Gross Margin Rate approaching 30% with four consecutive quarters of improvement. The Company believes that it is on-track to deliver approximately $2 billion of pre-tax run-rate savings by year-end 2025.

●       GAAP earnings per share from continuing operations was $(1.88) in 2023 compared to $1.06 in 2022. Excluding certain gains and charges, Adjusted EPS* from continuing operations was $1.45 in 2023 compared to $4.62 in 2022.

●       The Company reduced $1.1 billion of inventory in 2023, bringing the total inventory reduction to $1.9 billion since mid-2022.

●       Generated cash from operating activities in 2023 of $1.2 billion and Free Cash Flow* of $852.6 million in 2023 as a result of the Company’s focus on reducing inventory.

●       This strong cash flow advanced the Company’s capital allocation priorities and supported approximately $280 million of debt reduction in 2023, as well as a modest increase to the dividend to $0.81 per share in July 2023.

●       The Company announced in December 2023 an agreement to divest STANLEY Infrastructure for $760 million in cash, which further demonstrates simplification as a core tenet of the Company’s transformation, as well as the Company’s commitment to maximizing shareholder value through active portfolio management.

*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

2023 Executive Appointments and Compensation

During 2023, we hired three new executives to drive the Company’s strategic transformation forward. These key hires include Chris Nelson, Chief Operating Officer, Executive Vice President and President, Tools & Outdoor; Patrick Hallinan, Executive Vice President, Chief Financial Officer; and John Lucas, Senior Vice President, Chief Human Resources Officer.

Mr. Nelson most recently served as President for Carrier’s flagship HVAC segment, where he led the global commercial and residential product and service portfolio and was responsible for driving profitable growth across that company’s global brands and where he led the business with a focus on innovating products through a global platform approach, accelerating digital innovation and growing segment market share. Mr. Nelson’s track record of successfully implementing growth strategies made him an ideal leader to join the Company at this point in our transformation.

Mr. Hallinan joined Stanley Black & Decker from Fortune Brands Innovations where he served as Executive Vice President & CFO and led the firm’s finance function. His deep track record of delivering business performance, growth and value creation in complex, competitive industries made him an ideal addition to the leadership team as we execute our transformation to streamline and optimize around our core businesses and strong portfolio of global brands.

Mr. Lucas has more than 35 years of human resources experience, serving for the last 10 years as the most senior HR executive for global multinational companies in the Fortune 50 and Fortune 150, including Lockheed Martin and Goodyear. He brings a highly distinguished track record with world-class expertise in human capital management and has become a key part of our leadership team, actively continuing to elevate our commitment to people and organizational effectiveness during this transformative period.

Executive	Christopher J. Nelson	Patrick D. Hallinan	John T. Lucas
Role	Chief Operating Officer, Executive Vice President and President, Tools & Outdoor Effective June 14, 2023	Executive Vice President, Chief Financial Officer Effective April 6, 2023	Senior Vice President, Chief Human Resources Officer Effective January 30, 2023
Annual Base Salary	$850,000	$800,000	$650,000
2023 Target MICP Bonus	120% of 2023 base salary	100% of 2023 base salary	100% of 2023 base salary
2023 Long-Term Incentive (“LTI”) Equity Mix	50% long-term incentive plan (“LTIP”) performance stock Units (“PSUs”) 25% stock options 25% time-based RSUs	50% LTIP PSUs 25% stock options 25% time-based RSUs	50% LTIP PSUs 50% time-based RSUs
2023 LTI Aggregate Grant Value	$3.6 million	$3.65 million	$1.1 million
One-Time Sign-On/ Make-Whole Awards	RSU grant with aggregate grant value of $5.5 million, which was primarily intended to compensate Mr. Nelson for compensation forfeited in connection with his departure from his prior employer as well as to provide for immediate alignment with shareholder interests

Sign-on cash bonus of $350,000. 100% of this cash bonus must be repaid if Mr. Hallinan voluntarily terminates his employment or the Company terminates his employment for violation of company rules or misconduct within the first two years of his employment

RSU grant with aggregate grant date fair value of $2.65 million, which provides for immediate alignment with shareholder interests

The combined value of the cash bonus and RSU grant were intended to compensate Mr. Hallinan for compensation forfeited upon his departure from his prior employer

Sign-on cash bonus of $600,000. 100% of this cash bonus must be repaid if Mr. Lucas voluntarily terminates his employment or the Company terminates his employment for violation of company rules or misconduct in the first year of his employment. If such a termination occurs in his second year of employment, 50% of this cash bonus must be repaid

RSU grant with aggregate grant date fair value of $600,000, which was intended to provide for immediate alignment with shareholder interests

Executive Compensation Philosophy and Framework

Our executive compensation philosophy is to provide performance-based and competitive compensation that rewards executives for actions that create long-term shareholder value and allows us to attract, motivate and retain high caliber executives. The primary tenets of our executive compensation philosophy include pay for performance, alignment with shareholder interests, competitive pay, and balance of risk versus reward, each of which are described in further detail under “Executive Compensation Practices Linked to Our Executive Compensation Philosophy” below.

Executive Compensation Practices Linked to Our Executive Compensation Philosophy

Compensation Practice	Rationale and Impact	Pay for Performance	Align with Shareholders	Competitive Pay	Balance Risk vs. Reward
Emphasize performance- based incentives	● 90% of CEO target pay is variable and tied to performance against preset goals or share price ● No guaranteed cash bonuses	✓	✓	✓	✓
Focus on long-term Company performance	● LTIP PSUs comprise at least 50% of long-term incentive compensation for our CEO ● No dividend equivalents paid out unless the underlying award is earned or vests	✓	✓	✓	✓
Provide competitive total compensation opportunity	● Executive total compensation opportunity is generally targeted at the 50th percentile benchmark of our Compensation Peer Group		✓	✓	✓
Require executives to be shareholders	● A majority of each executive’s total target compensation is in the form of equity-based awards ● Robust stock ownership guidelines further align executives’ interests with those of our shareholders	✓	✓
Minimize compensation risk	● Compensation program risk assessed annually to ensure that structure does not incentivize excessive risk-taking ● Clawback policies ● Anti-hedging and anti-pledging policies	✓	✓		✓
Protect shareholder interests

●  No repricing or cash buyouts of options without shareholder approval

●  Double-trigger vesting for severance and equity awards in the event of a change in control

●  No excise tax gross-ups under change in control agreements and no tax gross-ups on perquisites (other than relocation benefits)

		✓	✓

Resulting Pay Mix for Our Named Executive Officers

Our executive compensation programs are designed to incentivize our executives to achieve or exceed pre-established, objective financial goals for the Company and deliver superior returns to our shareholders. As depicted in the charts below, 90% of our CEO’s and an average of 81% of our other named executive officers’ target compensation opportunities for 2023 were variable and tied directly to the achievement of financial goals or share price performance. These charts include the target annual bonus opportunities and regular annual equity grants to our named executive officers during 2023 (i.e., excludes any one-time sign-on bonuses and one-time RSU grants, as discussed further below on page 46).

Pay for Performance

Our executive compensation program focuses on aligning pay with the Company’s performance. As a result, the 2021–2023 LTIP PSUs were earned below threshold, and the Company anticipates zero payout for the 2022–2024 LTIP PSUs. In addition, outstanding stock options held by the named executive officers, other than the most recently granted awards, are generally underwater. The MICP has also reflected pay for performance alignment, with an above target payout for 2023 but a three-year average payout from 2021 through 2023 that was below target. See pages 42 and 45 for further details regarding the performance results for the MICP and LTIP PSUs.

The range of these outcomes underscores the at-risk nature of these components of our executive compensation program and highlights the rigor of the preset performance targets. The Committee remains committed to emphasizing performance-based incentives that focus executives on both short- and long-term Company performance.

Shareholder Engagement

We are committed to regular, year-round, proactive engagement with our shareholders to better understand their perspectives about our Company and the market generally.

As we have done in prior years, in 2023, the Company offered engagement with shareholders representing greater than 60% of outstanding shares. The shareholder engagement team, which included management and independent directors, as appropriate, held formal one-on-one discussions with shareholders representing approximately 40% of shareholders during the fall of 2023. These discussions with shareholders included topics such as Company strategy, Board composition and skill set, risk management, ESG strategy, and our executive compensation program, among others. Shareholder feedback was communicated to the Board and relevant committees and continues to inform their discussions and decisions.

Say on Pay Advisory Vote Outcome

In addition to reviewing corporate governance best practices and incorporating feedback received through our shareholder engagement, the Compensation Committee considers the results of the Say on Pay advisory vote, among other factors, in making compensation decisions for the following year. The Board reviewed the results of our Say on Pay votes over the past three years (averaging approximately 91.2% approval of shareholder votes cast), including our most recent vote reflecting 90.9% approval of shareholder votes cast during 2023 in support of our executive compensation program. The Board believes that this substantial support affirms shareholders’ recognition of our strong alignment of pay with performance.

2023 & 2024 Compensation Changes

As previously disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders, in consideration of shareholder feedback and to improve strategic alignment, the Compensation Committee adjusted the design of our 2023 incentive compensation for our named executive officers to better align with the successful delivery of our strategic business transformation and eliminated the use of Adjusted EPS as a metric in the long-term incentive plan as further described below.

2023 MICP

We made the following design changes to our 2023 MICP design:

●	Removed the Organic Sales Growth metric from the MICP and added a Relative Organic Sales Growth versus Market metric to the 2023–2025 LTIP PSU program to simplify the MICP plan design;
●	Adopted a Free Cash Flow metric (calculated as operating cash flow less capital expenditures) in place of the historical cash flow multiple of net earnings metric to increase focus on the absolute amount of free cash flow;
●	Adjusted the weightings of the metrics to emphasize the importance of cash flow realization and gross margin rate improvement to better align with focus areas in our strategy; and
●	Added a transformation modifier that could increase the final payout by up to an additional 20% based upon our achievement against our goal of a $1 billion run rate in annualized savings from our Global Cost Reduction Program by year-end 2023, to increase focus on our Global Cost Reduction Program.

As a result of these changes, in addition to the transformation modifier, our 2023 MICP had three metrics: Free Cash Flow (40% weighting), Adjusted EPS (30% weighting) and Adjusted Gross Margin Rate (30% weighting).

2024 MICP

In general, the 2024 MICP will retain the revised design; however, the transformation modifier will be removed and replaced with an Adjusted Gross Margin modifier. Under the Adjusted Gross Margin modifier, any performance in excess of the Adjusted Gross Margin maximum goal may result in additional payouts of up to 10%.

2023–2025 LTIP PSU

We made the following design changes to our 2023–2025 LTIP PSU program:

●	Removed the Adjusted EPS metric and replaced it with a new Relative Organic Sales Growth versus Market metric to align with our long-term strategy to achieve 2 to 3 times market revenue growth; and
●	Replaced the custom LTIP peer group used for measuring relative TSR performance with the S&P 500 Capital Goods Index. The Company believes that the S&P 500 Capital Goods Index is a more appropriate comparison because it represents a broader group of companies across major industrial manufacturing categories that carry similar operational characteristics to the Company.

The 2024–2026 LTIP PSUs will retain this revised design.

Why You Should Vote FOR the 2024 Advisory Vote on the Approval of Named Executive Officer Compensation

✓	Our executive compensation program is designed to incentivize and reward executives for taking actions that create sustainable shareholder value.
90% of CEO target compensation is variable and tied to performance against preset goals or share price performance.
Our executive compensation is aligned with short- and long-term Company performance, as evidenced by the 132.5–163.8% payouts under the 2023 MICP and payout at 20.4% of target under the 2021–2023 LTIP PSUs.
Our annual incentive compensation plan, the MICP, is based 100% on short-term Company performance against objective preset goals.
50% of long-term incentives for our CEO are contingent on financial and relative TSR performance over a 3-year performance period, and 25% are stock options which generate value only if our stock price has appreciated from the exercise price at the time of exercise.
Total executive pay opportunities are generally targeted at the 50th percentile benchmark of our Compensation Peer Group.
Robust policies minimize compensation risk and strengthen the alignment of executives’ interests with those of our shareholders.
Regular engagement enables shareholder feedback to serve as a key input to Board and committee discussions and decisions.

COMPENSATION DESIGN

Executive Compensation Philosophy Tenets

The primary tenets of our executive compensation philosophy are:

Pay for Performance

●  A majority of annual and long-term compensation is performance-based, directly linked to both absolute and relative Company performance against preset goals.

●  Above target compensation should be paid when performance exceeds goals, and below target compensation should be paid when performance falls short.

Competitive Pay

●  To attract and retain high caliber executive talent, total target compensation for our named executive officers is generally aligned with the median of our Compensation Peer Group and published surveys (as described on page 37).

●  While focusing on the market median, the Compensation Committee retains the flexibility to set individual total compensation opportunities based on its assessment of performance, experience, service in current position, responsibilities, and/or retention risk.

Alignment with Shareholder Interests	● Interests of executives are aligned with long-term interests of shareholders through stock-based compensation, stock ownership requirements and performance metrics that drive share value.
Balance Risk vs. Reward

●  Providing a competitive performance-based compensation package that motivates executives to take actions aligned with our strategic objectives.

●  Designing an appropriate incentive structure mitigates compensation risk by disincentivizing excessively risky decisions.

Role and Process of the Compensation Committee

In developing and maintaining appropriate compensation programs and target compensation levels for our executive officers, including our named executive officers, the Compensation Committee:

Role of Independent Compensation Consultant

To enhance the Compensation Committee’s ability to perform its responsibilities, the Compensation Committee retained Pay Governance, an independent compensation consultant, to advise on executive compensation matters.

As an independent advisor to the Compensation Committee, Pay Governance:

●	reviews and recommends adjustments to the total compensation strategy, peer group and pay levels for the Company’s named executive officers;
●	examines all aspects of the Company’s executive compensation programs to assess whether the programs continue to support the Company’s business strategy;
●	informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs; and
●	provides general advice to the Compensation Committee with respect to compensation decisions pertaining to the CEO and senior executives.

In addition to the services provided to the Compensation Committee, Pay Governance periodically provides information and advice to the Corporate Governance Committee regarding the compensation of the Company’s non-employee directors. Pay Governance provides no other services to the Company. As described in more detail on page 18, prior to receiving advice from Pay Governance, the Compensation Committee determined that Pay Governance is independent and that there is no conflict of interest between Pay Governance and the Compensation Committee or the Company.

Use of Peer Companies and Benchmarking

Our Compensation Committee, in consultation with Pay Governance, determines which companies should be included in our peer group for compensation-setting and design purposes (the “Compensation Peer Group”) based on several criteria, including the selection of peers that are both business and labor market competitors, as well as size (primarily revenue size, but secondarily market capitalization and employee headcount). For 2023, the Compensation Committee found that, on average, annual compensation (at target opportunity) for our named executive officers was aligned with the intended median positioning level of the Compensation Peer Group.

The median 2023 revenue of the 2023 Compensation Peer Group was $18.9 billion, and the median market cap of the 2023 Compensation Peer Group as of the end of 2023 was $37.4 billion, as compared to 2023 revenue for the Company of $15.8 billion, and the market cap for the Company at the end of 2023 of $15.0 billion. As the Compensation Committee determined that this group continued to reflect an appropriate comparison group for the Company, there were no changes made to the Compensation Peer Group for 2023.

2023 Compensation Peer Group Companies
Carrier	Owens Corning
Cummins, Inc.	PACCAR, Inc.
Dover Corporation	Parker Hannifin Corporation
Eaton Corporation plc	PPG Industries
Emerson Electric Company	Rockwell Automation, Inc.
Illinois Tool Works, Inc.	The Sherwin-Williams Company
Johnson Controls International plc	Textron Inc.
Masco Corporation	Whirlpool Corporation

The data derived from the Compensation Peer Group provides ranges of compensation that the Compensation Committee then considers in setting executive salary levels and incentive opportunities that are consistent with the Company’s overall objectives. The published survey benchmark data reviewed by the Compensation Committee are statistical summaries of the pay practices at these companies and are not representative of the compensation levels at any one organization.

2023 Compensation Elements

The Compensation Committee believes that a significant portion of each executive officer’s compensation opportunity should be variable in order to ensure that median or above median compensation is delivered only when business results are strong and we have created value for our shareholders.

Key Compensation Elements	At Risk?	Key Features	2023 Commentary
Annual Cash Compensation
Base Salary Reward the skill and expertise that our executive officers contribute daily		● ●Benchmarked to median market levels ● Individual salaries reflect individual performance, experience, length of service, responsibilities, location, and retention risk	Base salaries of our named executive officers inclusive of new hires (see “2023 Executive Appointments and Compensation” above) were generally in line with the market median.
Annual Incentive Compensation under MICP Balance complementary short-term goals of profitability and operational stability Encourage executives to maximize profitability, growth and efficiency	✓

●      Target awards set as a percentage of base salary

●      100% of MICP compensation based on preset performance goals

●      Metrics and weightings established by the Compensation Committee at the beginning of the performance period

●      Payouts earned between 0% and 200% of target depending on performance against preset goals

●      0% payout for a particular MICP metric if threshold performance is not achieved

●      Payouts for executives with responsibility for specific business units are based on both corporate and business unit performance

2023 MICP Metrics:

●      Adjusted EPS* (weighted at 30%)

●      Free Cash Flow* (operating cash flow less capital expenditures) (weighted at 40%)

●      Adjusted Gross Margin Rate* (weighted at 30%)

●      Transformation modifier can increase (but not decrease) the final payout up to an additional 20% based on achievement in relation to $1 billion run rate in annualized savings from our Global Cost Reduction Program by year-end 2023

●      Bonus opportunities for the leaders of our different business units also reflect divisional operating margin, working capital and organic sales goals

See page 41 for a discussion of these calculations.

*      See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

Key Compensation Elements	At Risk?	Key Features	2023 Commentary
Long-Term Equity Incentives
LTIP PSUs Incentivize executives to achieve sustainable performance results and maximize growth and efficiency Align payouts with financial performance and the creation of long-term shareholder value	✓

●      PSUs are earned or forfeited based on performance against pre-established goals over a three-year performance period

●      Program design recognizes that stock returns typically take longer to develop than earnings and that TSR, while an important assessment of long-term performance, is less directly influenced by our management team

2023–2025 LTIP PSU Metrics:

●      Cash Flow Return On Investment (“CFROI”)* (weighted at 40%)

●      Relative Organic Sales Growth* versus Market (Market defined as revenue weighted GDP performance. Organic Sales Growth excludes acquisitions, divestitures, and foreign currency impact) (weighted at 35%)

●      Relative TSR (measured based on three-year cumulative return against the S&P 500 Capital Goods Index (“TSR”)) (weighted at 25%)

See pages 43–44 for a discussion of these calculations.

*       See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

RSUs Align executives’ interests with our shareholders and bolster retention	✓	● RSUs generally vest in three installments on each of the first three anniversaries of the grant date, reflecting a shift from the four-year vesting schedule applicable to awards prior to December 2022	Beginning in February 2023, RSUs are granted in the first quarter at the time of the February Board meeting annually rather than in December.
Stock Options Reward management only if there is share price appreciation	✓

●      Stock options have an exercise price equal to fair market value at the time of grant and expire 10 years from the grant date

●      Stock options generally vest in three installments on each of the first three anniversaries of the grant date, reflecting a shift from the four-year vesting schedule applicable to awards prior to December 2022

Beginning in February 2023, stock options are granted in the first quarter at the time of the February Board meeting annually rather than in December.

2023 Executive Incentive Compensation Payouts

While our three-year relative TSR was well below the 25th percentile relative to our compensation peers, our one-year 2023 TSR was at the 57th percentile compared to our compensation peers. The table below reflects the results of performance-based incentive compensation earned by our named executive officers pursuant to the 2023 MICP and 2021–2023 LTIP PSUs:

Compensation Element	Performance Alignment and Payouts	Page Reference
Annual Incentive Compensation: MICP Awards	Performance results were above target resulting in a 132.5–163.8% bonus payout for the named executive officers, which includes performance results against corporate and/or division based goals as applicable. Notwithstanding our achievement above the maximum cost savings goal for the transformation modifier, in light of the Company’s overall performance (inclusive of TSR), management recommended, and the Compensation Committee agreed, not to apply the modifier to increase the bonus payouts for the named executive officers or any of the other executive officers above the core performance results.	42
Long-Term Incentives: LTIP PSUs	Weighted average performance goal achievement equal to 20.4% of target for the 2021–2023 performance period as a result of above target performance for 2021 year Adjusted EPS; below threshold performance for all other metrics in 2021; and below threshold performance for all metrics in 2022 and 2023.	45–46

2023 EXECUTIVE COMPENSATION PROGRAM

Base Salary

The table below sets forth the base salaries of our named executive officers.

Officer	2023 Base Salary as of Dec. 30, 2023 ($)	2022 Base Salary as of Dec. 31, 2022 ($)	Effective Date
Donald Allan, Jr.	$1,250,000	$1,250,000	7/1/2022
Patrick D. Hallinan(1)	$800,000	N/A	4/6/2023
Tamer K. Abuaita(2)	$615,000	$540,000	2/1/2023
John T. Lucas(1)	$650,000	N/A	1/30/2023
Christopher J. Nelson(1)	$850,000	N/A	6/14/2023
Corbin B. Walburger(3)	$420,000	$420,000	12/1/2021

(1)	Mr. Hallinan, Mr. Lucas and Mr. Nelson were all hired in 2023.
(2)	Mr. Abuaita received a salary adjustment on February 1, 2023 of $75,000 (13.9%) to align with market median.
(3)	In addition to his base salary, Mr. Walburger received a monthly stipend of $72,500 through April 6, 2023 for his service as Interim CFO.

Annual Incentive Compensation

MICP Target Bonus Opportunities

For 2023, the named executive officer target cash bonus opportunities (as a percentage of base salary) were as follows:

Officer	Target Bonus (% of Base Salary)
Donald Allan, Jr.	150%
Patrick D. Hallinan	100%
Tamer K. Abuaita(1)	85%
John T. Lucas	100%
Christopher J. Nelson	120%
Corbin B. Walburger	50%

(1)	Mr. Abuaita’s target bonus was increased from 75% to 85% in February 2023 to align with market median.

Incentive Measure Definitions for Annual Incentive Award Program

Under our annual incentive performance award program, 2023 MICP awards are earned or forfeited at the end of the performance year depending on the achievement of pre-established Adjusted EPS, Free Cash Flow, and Adjusted Gross Margin Rate performance goals, subject to a transformation modifier. Bonus opportunities for the leaders of our different business units also reflect divisional operating margin, working capital and organic sales goals.

Adjusted EPS* is defined as diluted GAAP EPS, excluding certain gains and charges.

Free Cash Flow* is defined as cash flow from operations less capital and software expenditures.

Adjusted Gross Margin Rate* is defined as gross margin, which is sales less cost of sales, and is adjusted for certain gains and charges, primarily supply chain transformation costs, as a percentage of sales.

The transformation modifier can increase (but not decrease) the final payout by up to an additional 20% based upon achievement in relation to $1 billion run rate in annualized savings from our Global Cost Reduction Program by year-end 2023. Total cost savings of $800 million or less would not result in any increase in payout. Target cost savings of $900 million would correspond to an increase in payout by an additional 10% and cost savings of $1 billion or more would correspond with a maximum increase in payout by an additional 20%. Cost savings of more than $800 million and less than $900 million or more than $900 million and less than $1 billion would result in an interpolated payout modifier.

* See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

MICP Performance Goals and Results

The table below sets forth the threshold, target and maximum performance levels for each performance goal under the 2023 MICP, as well as the actual performance for 2023.

	Threshold	Target	Maximum	2023 Actual Result
Adjusted EPS*	$0.00	$1.00	$2.00	$1.45
Free Cash Flow*	$500M	$700M	$1,000M	$852.6M
Adjusted Gross Margin Rate*	23.8%	24.8%	25.8%	26.0%
Transformation Modifier**	$800M	$900M	$1,000M	$1,035M
*	See Appendix A on page 88 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**	Transformation modifier can increase the final payout by up to an additional 20% but cannot reduce the final payout. Total cost savings of $800 million or less would not result in any increase in payout. Target cost savings of $900 million would correspond to an increase in payout by up to an additional 10% and cost savings of $1 billion or more would correspond with a maximum increase in payout by an additional 20%.

In establishing the threshold, target and maximum performance levels described above, the Compensation Committee sought to align the 2023 goals with our 2023 operating plan expectations and our shareholder guidance released in February 2023. Although the Adjusted EPS* and Adjusted Gross Margin Rate* goals were set at levels lower than their respective 2022 MICP goals and actual 2022 performance, the 2023 operating plan was determined to be appropriately challenging in light of the Company’s ongoing supply chain transformation (which included production cuts greater than 20% and significant reductions in high cost inventory) initiated in response to the normalization of demand following historic strength during the COVID-19 pandemic into early 2022. The Compensation Committee also considered the expected pricing and production cost environment and mix impact related to acquisition and business growth across the portfolio, as well as recent divestitures, when setting 2023 performance goal levels. The 2023 Adjusted Gross Margin Rate* target of 24.8% was established at a level requiring a +4 point increase from 23% in the first half to 27% in the second half of 2023 and a +5 point improvement versus the 19.5% Adjusted Gross Margin Rate* in the fourth quarter of 2022, and the 2023 Adjusted EPS* goal was established at a level requiring a turnaround from a negative result in the fourth quarter of 2022.

The weighting for each of these measures, the potential bonus payouts and the amounts attained for 2023 performance are set forth in the table below. The amounts reported for Mr. Nelson are based on the corporate goals set forth above and the results of the Tools & Outdoor business, weighted as indicated in the table below. For 2023, the divisional operating margin was achieved above target, the divisional working capital performance was below target and the divisional organic sales growth performance was below threshold. The specific divisional operating margin, working capital, and organic sales growth goals and results are not disclosed, as the disclosure of such information would result in competitive harm to the Company and would be of limited additional use to investors. Although the transformation modifier was achieved above the maximum goal based on the Company’s strong achievement of cost savings, after considering the Company’s overall performance (inclusive of TSR), management recommended, and the Compensation Committee agreed, not to apply the modifier to the bonus payouts earned by the named executive officers or any of the other executive officers.

	Weighting of Measures							Potential Bonus Payouts ($)			Weighted Avg. Payout Earned on All Measures (% of target)**
	Corporate			Division
	Adjusted EPS*	Free Cash Flow*	Adjusted Gross Margin Rate*	Operating Margin	Trade Working Capital	Organic Sales	Transformation Modifier	Threshold	Target	Maximum		Payout ($)
Donald Allan, Jr.	30%	40%	30%	N/A	N/A	N/A	+20%	$937,500	$1,875,000	$3,750,000	163.8%	$3,071,250
Patrick D. Hallinan	30%	40%	30%	N/A	N/A	N/A	+20%	$400,000	$800,000	$1,600,000	163.8%	$1,310,400
Tamer K. Abuaita	30%	40%	30%	N/A	N/A	N/A	+20%	$261,375	$522,750	$1,045,500	163.8%	$856,265
John T. Lucas	30%	40%	30%	N/A	N/A	N/A	+20%	$325,000	$650,000	$1,300,000	163.8%	$1,064,700
Christopher J. Nelson	20.3%	27.0%	20.3%	10.0%	12.5%	10.0%	+20%	$510,000	$1,020,000	$2,040,000	132.5%	$1,351,500
Corbin B. Walburger	30%	40%	30%	N/A	N/A	N/A	+20%	$105,000	$210,000	$420,000	163.8%	$343,980
*	See Appendix A on page 88 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**	Excludes the effect of the transformation modifier. As described above, although the transformation modifier was achieved above the maximum goal, management recommended, and the Compensation Committee agreed, not to apply the modifier to the bonus payouts for fiscal year 2023.

Outstanding Stock-Settled MICP Awards

In 2019 and 2020, the Compensation Committee granted awards under its MICP program as stock-settled performance share units (the “MICP PSUs”), before reverting back to fully cash-settled awards in 2021. The plan metrics and related weightings for the stock-settled MICP PSUs were consistent with then current MICP design, and performance was measured based on a one-year performance period. However, the MICP PSUs that were earned based on established goals for the 2020 performance period were settled in shares in three equal installments thereafter, subject to the executive officer’s continued employment until the applicable settlement date, with certain exceptions for death, disability or retirement. The final installment of the 2020 MICP PSUs was settled in March 2023.

Long-Term Incentives

The following describes the process by which goals are established for our long-term incentive awards.

Performance goals for each performance period are recommended by management based on the Company’s historical performance, strategic direction, and anticipated future operating environment, and are generally established during the first quarter of the year. For the 2023–2025 LTIP PSU plan, the threshold, target and maximum CFROI goals for each fiscal year in the performance period were all pre-established in 2023, the first year of the three-year performance period.

The Compensation Committee considers management’s recommended performance goals, the Company’s performance to date and strategic direction, and the nature of the Company’s future operating environment. Generally, the Compensation Committee seeks to establish goals such that the likelihood of missing the target goal is at least as high as the likelihood of achieving the target goal based on reasonable assumptions and projections at the time of grant. The Compensation Committee may establish the target at a higher or lower level in appropriate circumstances.

Once satisfied with the degree of difficulty associated with goal achievement, the Compensation Committee approves the targets.

At the end of the three-year performance period, performance is assessed and payouts are approved, with a weighted average payment made for the CFROI goal based on performance achieved by the end of each fiscal year during the performance period plus an amount related to achievement of three-year relative TSR and Relative Organic Sales Growth versus Market goals.

Incentive Measure Definitions for Long-Term Incentive Award Program

Our 2023–2025 LTIP PSUs are earned or forfeited following the conclusion of a three-year performance period depending on the achievement of (i) CFROI performance goals for each fiscal year in the performance period, all of which are pre-established at the beginning of the three-year performance period, (ii) a three-year relative cumulative TSR goal, and (iii) a three-year relative Relative Organic Sales Growth versus Market goal. For the 2023–2025 LTIP PSU program, the Adjusted EPS metric used in prior years was removed and replaced with a new Relative Organic Sales Growth versus Market metric, thereby eliminating the use of Adjusted EPS in our long-term incentive program and aligning with our long-term strategy to achieve 2 to 3 times market revenue growth.

TSR is calculated as an annualized rate of return reflecting share price appreciation and dividends paid during the measurement period with starting and ending prices measured as 20-day averages to account for daily trading volatility. In the event the Company’s TSR is negative for the three-year measurement period there is a cap such that the maximum payout cannot exceed target regardless of how the Company’s stock performs relative to the LTIP Peer Group, the S&P 500 Capital Goods Index. Following the Company’s portfolio transition in 2022, the Company elected to replace the peer group used in prior LTIP PSUs with the S&P 500 Capital Goods Index. The Company believes that the S&P 500 Capital Goods Index is a more appropriate comparison because it represents a broader group of companies across major industrial manufacturing categories that carry similar operational characteristics to the Company.

CFROI* is defined as cash from operations plus after-tax interest expense, divided by the two-point average (beginning and end of the year) of debt plus equity. CFROI has been adjusted, consistent with the terms of grant, to exclude the impact of certain gains and charges for comparability to the originally established goal. Including this measure helps align performance goals with the Company’s objectives by encouraging participants to give greater weight to the projected cash flow return in relation to the cost of capital when considering investments.

Relative Organic Sales Growth* versus Market is defined as (i) Organic Sales Growth, which is the difference between total current and prior year sales less the impact of companies acquired and divested in the past 12 months and any foreign currency impacts, divided by prior year sales, versus (ii) Market, which measures our performance relative to market performance defined as gross domestic product (GDP) weighted by global revenue distribution over the three-year performance period.

How We Determine Target LTI Values

The allocation of the long-term incentive values among stock options, RSUs and LTIP PSUs varies by named executive officer. Our most senior officers have a greater percentage of their long-term incentive awards allocated to LTIP PSUs than do other officers and employees because our most senior officers have the greatest ability to influence the financial measures underlying the program. For Mr. Allan and our other named executive officers, this equity mix has resulted in a significant portion of the total long-term incentive value delivered in LTIP PSUs. The Compensation Committee establishes long-term incentive values considering market data and internal peer comparisons.

The following table shows the 2023 grant date fair value allocation of regular long-term incentive awards for our named executive officers (i.e., excluding any one-time sign-on bonuses and RSU grants, as discussed further below on page 46).

	LTIP PSUs	Stock Options	RSUs
Donald Allan, Jr.	50%	25%	25%
Patrick D. Hallinan	50%	25%	25%
Tamer K. Abuaita	40%	30%	30%
John T. Lucas	50%	0%	50%
Christopher J. Nelson	50%	25%	25%
Corbin B. Walburger	26%	37%	37%

The number of shares granted under each award type identified in the above table are shown in the “2023 Grants of Plan-Based Awards Table” on page 53.

Long-Term Incentive Performance Goals and Performance Period Results

2023–2025 Performance Period

Rigorous goals are established at the beginning of each three-year performance period, based on our long-term strategic plan and annual operating plan, and are aligned with our financial objectives. The goals for the 2023–2025 performance period exclude the estimated impact of Non-GAAP adjustments described in Appendix A. As previously discussed under “2023 & 2024 Compensation Changes” above, effective with the 2023–2025 LTIP PSU cycle, the Adjusted EPS goal was removed and replaced by a Relative Organic Sales Growth versus Market metric, which was established in alignment with the 2023 annual operating plan and three-year strategic plan outlook. Although the CFROI goals for the 2023–2025 LTIP PSUs are lower than those for the 2022–2024 LTIP PSUs as a result of the 2022 Security segment and Oil & Gas business divestitures, necessary inventory reduction and gross margin rate pressures, the goals were set progressively higher year over year and reflect the expectation of share buybacks (if any), working capital execution, and net income growth.

The threshold, target and maximum performance goals for the 2023–2025 LTIP PSUs are as follows:

	CFROI* (weighted 40%)			Relative Organic Sales Growth* versus Market (weighted 35%)			Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2023(1)	8%	9%	10%				25th percentile	50th percentile	75th percentile
2024	9%	10%	11%	0.5X	1.0X	1.5X
2025	10%	11%	12%
(1)	2023 CFROI performance was above target at 9.44%.
*	See Appendix A on page 88 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

The following table details the individual award opportunities for the 2023–2025 LTIP PSUs:

	Potential LTIP PSUs to Be Earned			Target LTIP PSUs
	Threshold	Target	Maximum	% of Salary	$
Donald Allan, Jr.	26,238	52,476	104,952	370%	$4,624,999
Patrick D. Hallinan	12,481	24,961	49,922	228%	$1,824,961
Tamer K. Abuaita	3,489	6,978	13,956	100%	$615,010
John T. Lucas	3,120	6,240	12,480	85%	$549,966
Christopher J. Nelson	9,711	19,421	38,842	212%	$1,800,006
Corbin B. Walburger	1,192	2,383	4,766	50%	$210,027

2022–2024 Performance Period

The threshold, target and maximum performance goals for the 2022–2024 LTIP PSUs are as follows:

	CFROI* (weighted 40%)			Adjusted EPS* (weighted 35%)			Relative TSR (weighted 25%)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2022(1)	15%	16%	17%	$11.02	$12.25	$13.48	25th percentile	50th percentile	75th percentile
2023(1)	15%	16%	17%	$11.87	$13.19	$14.51
2024	15%	16%	17%	$12.73	$14.15	$15.57
(1)	The CFROI performance for 2022 and 2023 was below threshold at (6.1)% and 10.15%, respectively, and Adjusted EPS performance for 2022 and 2023 was below threshold at $4.67 and $1.43, respectively.
*	See Appendix A on page 88 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

2021–2023 Performance Period

The threshold, target and maximum performance goals and actual performance results for the 2021–2023 LTIP PSUs are illustrated in the following table. The results achieved for the 2021–2023 LTIP PSUs resulted in a weighted average goal achievement across all performance measures of 20.4% of target.

	Adjusted EPS*				CFROI*				Relative TSR
	Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved	Threshold	Target	Maximum	Achieved
2021	$9.23	$10.25	$11.28	$11.02	13.0%	14.0%	15.0%	5.7%	25th percentile	50th percentile	75th percentile	0% percentile
2022	$9.92	$11.02	$12.12	$5.32	13.0%	14.0%	15.0%	(4.3)%
2023	$10.80	$12.00	$13.20	$2.20	13.0%	14.0%	15.0%	10.8%
*	See Appendix A on page 88 for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.
**	In determining whether the Adjusted EPS and CFROI performance goals were met for the 2021–2023 performance period, actual results in 2021, 2022 and 2023 were adjusted, consistent with the terms of grant, to exclude the impact of Non-GAAP adjustments described in Appendix A. The results shown in the foregoing table reflect these adjustments for comparability to the original goals. The $2.20 2023 Adjusted EPS for the 2021–2023 performance period differs from the $1.45 Adjusted EPS for the MICP bonus discussed on page 42 due to the effect of computing Adjusted EPS for LTIP PSU purposes based on the fixed shares outstanding at the inception of the performance period, as well as the impact of adding back pro forma EPS for the divested Security business for the post-divestiture period for comparability to the originally established goals. The numerator and denominator of CFROI in each year were also adjusted for the cash flow and equity impacts, as applicable, pertaining to the adjustments in calculating EPS, for comparability to the originally established goals.

The following table sets forth the number of 2021–2023 LTIP PSUs earned by each of the named executive officers. Only Messrs. Allan and Walburger received 2021–2023 LTIP PSUs, as the other four named executive officers were hired after the February 18, 2021 grant date.

	Potential LTIP PSUs (Number of Shares)			Actual Payout (shares)	Weighted Average Payout (% of target)
	Threshold	Target	Maximum
Donald Allan, Jr.	4,575	9,149	18,298	1,866	20.4%
Corbin B. Walburger	584	1,167	2,334	238*	20.4%
*	119 of Mr. Walburger’s 2021–2023 LTIP PSUs were deferred under the Stanley Black & Decker, Inc. Deferred Compensation Plan Relating to Long-Term Performance Awards.

Special Grants in 2023

New Hire Grants

In connection with Mr. Lucas’ appointment as Senior Vice President, Chief Human Resources Officer, the Compensation Committee approved a one-time grant of RSUs with a value of $600,000 and a grant date of February 15, 2023. This award will vest 1/3 on the first anniversary of the grant date and 2/3 on the second anniversary of the grant date. These RSUs were intended to provide for immediate alignment with shareholder interests.

In connection with Mr. Hallinan’s appointment as Executive Vice President, Chief Financial Officer, the Compensation Committee approved a one-time grant of RSUs with a value of $2.65 million and a grant date of April 12, 2023. This award will vest ratably over a three-year period on each anniversary of the grant date. These RSUs were intended to keep Mr. Hallinan whole for compensation forfeited in connection with his departure from his prior employer as well as provide for immediate alignment with shareholder interests.

In connection with Mr. Nelson’s appointment as Chief Operating Officer, Executive Vice President and President, Tools & Outdoor, the Compensation Committee approved a one-time grant of RSUs with a value of $5.5 million and a grant date of June 29, 2023. This award will vest ratably over a three-year period on each anniversary of the grant date, provided that such RSUs will fully vest upon termination if either: (a) the Company involuntarily terminates Mr. Nelson’s employment without cause or (b) the Board announces that someone other than Mr. Nelson has been selected to succeed Mr. Allan as CEO of the Company and Mr. Nelson voluntarily terminates his employment within 30 days of such announcement. These RSUs were primarily intended to keep Mr. Nelson whole for compensation forfeited upon his departure from his prior employer as well as to provide for immediate alignment with shareholder interests.

Retention Grants

On February 15, 2023, the Compensation Committee approved a grant of retention RSUs with a value of $1.0 million to Mr. Abuaita recognizing his key role leading our supply chain transformation, which is central to our business strategy, and the importance of his retention. This award will vest ratably over a three-year period on each anniversary of the grant date.

Benefits and Perquisites

Retirement Benefits

The Compensation Committee believes that offering a full complement of compensation and benefit programs commensurate to those typically extended to senior executive officers at comparable companies is crucial to the attraction and retention of high caliber executive talent. To that end, the Company currently offers defined contribution retirement programs to its executive officers under two plans: the Stanley Black & Decker Retirement Account Plan (the “RAP”) and the Stanley Black & Decker Supplemental Retirement Account Plan (the “Supplemental RAP”). The Supplemental RAP provides executive officers and certain other employees, including the named executive officers, with benefits that cannot be provided under the RAP due to Internal Revenue Code limitations but is otherwise designed to provide benefits similar to the RAP. The material terms of the Supplemental RAP are set forth on page 58 under the heading “Non-Qualified Deferred Compensation Plans in Fiscal Year 2023.” Although we maintain the Stanley Black & Decker, Inc. Supplemental Executive Retirement Program, it has been closed to new participants since 2007, and as such, none of our named executive officers nor any other employees participate in the Supplemental Executive Retirement Program.

The named executive officers are eligible to participate in the RAP, the Company’s 401(k) retirement plan, on the same basis as other U.S.-based employees of the Company. The RAP features two accounts: a Choice Account and a Core Account. During 2023, the Company made matching contributions equal to 50% on the first 7% of eligible pay contributed by a participant under the Choice Account (subject to limits set forth in the Internal Revenue Code). Such matching contributions are vested after one year of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company or one of its wholly owned subsidiaries. During 2023, the Company also made contributions to the Core Account based on each participant’s age as of the last day of 2023 and eligible pay for 2023 (subject to limits set forth in the Internal Revenue Code) based on the following:

Age	Allocation Amount (% of Pay)
Less than 40	2%
40–54	4%
55 and older	6%

Allocations to a participant’s Core Account are vested after three years of service or, if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

Perquisites and Other Benefits

The Company provides certain perquisites to its executive officers as part of its overall compensation program. The perquisites offered in 2023 were: supplemental life and long-term disability insurance, financial planning services, executive medical exam, home security system, personal use of corporate aircraft (for the President and CEO or other executive officers who have secured permission of the Compensation Committee), and up to $5,000 of Company products (with the exception of Mr. Allan, who was eligible to receive up to $10,000 of Company products as a result of his director role until the elimination of the product program for directors effective April 21, 2023 and now solely participates in the executive officer products program).

The Compensation Committee reviews perquisites periodically. The provision of supplemental life and long-term disability insurance, financial planning services, and executive medical exams are generally consistent with market practice. The Compensation Committee believes these perquisites provide a benefit to the Company by encouraging executives to maintain their health and financial well-being. The Company’s Product Program is designed to encourage Company executives to use, and encourage others to use, Company products. The Company provides home security systems and services to certain executives to help ensure their safety and that of their families; however, this program was not offered to executives hired after the completion of the sale of the Security segment in July 2022, and the program was completely discontinued for all executives other than Mr. Allan effective as of December 31, 2023. The Company also permits personal use of corporate aircraft by the President and CEO in order to enhance his safety and efficiency, which must be approved in advance in writing by the General Counsel or her designee. Personal use of corporate aircraft by other Company employees must be approved in advance in writing by the Compensation Committee. The Company does not provide tax gross-ups on any perquisites, other than relocation benefits.

COMPENSATION GOVERNANCE

Managing Compensation Risk

We are committed to our pay for performance philosophy and the incentive programs we have implemented to support such alignment. At the same time, we strive to ensure that our compensation policies and practices do not encourage unnecessary or excessive risk-taking by our executives to the detriment of the long-term interests of our shareholders, as demonstrated by the following policies.

Executive Officer Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines for Executive Officers to create an ownership culture and to reflect the Compensation Committee’s belief that meaningful investment in the Company by executive officers better aligns their interests with those of the Company’s shareholders. This policy requires our executive officers to reach the minimum levels of stock ownership laid out in the table below within a five-year period commencing on the date of hire or promotion to a senior management position. Shares owned by the executive officer (or an immediate family member living in the same household), shares held in trust for the benefit of the executive officer, vested stock-based equity awards, unvested and vested time-based RSUs and any deferred stock-based equity awards are considered in measuring an executive officer’s stock ownership for purposes of this policy; however, unvested stock options, unexercised stock options and unvested performance-based equity awards are not so considered.

A copy of this policy is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

Minimum Ownership
CEO	6x of base salary
CFO and COO	5x of base salary
Other Executive Officers	3x of base salary

Policy Prohibiting Hedging and Pledging of Company Stock

The Board has adopted a policy prohibiting hedging and pledging transactions related to the Company’s common stock or other securities. Pursuant to this policy, hedging or monetization transactions of any type by officers, directors and employees are prohibited, including entry into any prepaid variable forward contracts, equity swaps, collars, exchange funds or other transactions involving Company securities that could be used to hedge or offset any decrease in the value of the Company’s stock. Officers, directors and employees are also prohibited from maintaining Company securities in a margin account. No officer, director or employee may pledge or hypothecate Company securities as collateral for a loan. This policy is reflected in the Company’s Policy Against Hedging or Pledging Company Securities and in the insider trading policy.

Clawback of Awards in the Event of a Financial Restatement

The Board has adopted a “recoupment” or “clawback” policy relating to performance-based equity and cash incentive compensation of all executive officers (the “Recoupment Policy”). Pursuant to this policy, in the event the Board or an appropriate committee thereof determines that any fraud, negligence or intentional misconduct by an executive officer was a significant contributing factor to the Company having to restate any of its financial statements, the Board (or a committee thereof) will take such action as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. The Board will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of bonuses or incentive compensation (including amounts paid under LTIP PSUs) paid to an executive officer after January 1, 2007, require reimbursement of gains realized upon the exercise of stock options, and cancellation of restricted or deferred stock awards and outstanding stock options if, and to the extent that (i) the amount of incentive compensation was calculated based on the achievement of certain financial results that were subsequently reduced due to a restatement; (ii) the officer engaged in any fraud or misconduct that caused or contributed to the need for the restatement; and (iii) the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded. In determining what actions are appropriate, the Board (or a committee thereof) will take into account all relevant factors, including whether the restatement was the result of fraud, negligence or intentional misconduct. A copy of the Recoupment Policy Relating to Unearned Compensation of Executive Officers is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

As a result of the Securities and Exchange Commission’s final clawback rule adopted in October 2022, the Company adopted a second clawback policy in compliance with applicable rules and regulations of the Securities and Exchange Commission and NYSE listing requirements (the “2023 Clawback Policy”). The 2023 Clawback Policy provides that, in the event of a “Financial Restatement” (as defined in the 2023 Clawback Policy), the Company shall reasonably promptly recover any incentive-based compensation received by any “Covered Executive” (i.e. any Section 16 officer who served during the performance period applicable to the Financial Restatement), subject to limited exceptions to the extent permitted by NYSE listing standards. Incentive compensation subject to recoupment under the 2023 Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Covered Executive during the three completed fiscal years immediately preceding the “Recoupment Trigger Date” (as defined in the 2023 Clawback Policy) over the amount of incentive-based compensation that would have been received by the Covered Executive had such compensation been determined based on restated amounts in the Financial Restatement. A copy of the 2023 Clawback Policy is available on the “Governance Documents” section of the Company’s website at www.stanleyblackanddecker.com (which appears under the “Investors” heading and the “Governance” subheading).

Assessment of Risk Arising from Compensation Policies and Practices

The Compensation Committee reviews, on a periodic basis, the operation and structure of the Company’s compensation programs and has considered whether its compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has concluded that the Company’s compensation practices and policies do not create such risks based on the following considerations:

As discussed on page 42, the MICP utilizes a combination of corporate and divisional goals. Divisional goals are established with overall corporate objectives in mind and do not conflict with corporate goals. To further minimize the risk that any employee or group of employees would pursue achievement of divisional goals in a manner that would have an adverse impact on the overall corporate goals, at least 25% of the annual bonus opportunity for all managers is based on achievement of the corporate goals. In addition to divisional goals, managers other than named executive officers may be assigned individual performance goal targets as a component of their MICP award. Any such individual achievement goals account for a relatively small percentage of the total bonus opportunity and, accordingly, disincentivize any individual from pursuing achievement of an individual goal in a manner that would jeopardize performance of his or her division as a whole or the Company as a whole.

The RSUs and stock options, which vest over three years, align recipients’ interests with those of the Company’s shareholders in maintaining or increasing share value, making it against the interests of award recipients to pursue behaviors that create a material risk to the Company. LTIP PSU grants generally are earned based on achievement of corporate performance goals over a three-year performance period. Beginning with the 2023-2025 cycle, a portion of each LTIP PSU grant will be contingent on achieving stated levels in Relative Organic Sales Growth versus Market during the performance period, a portion based on targets relating to CFROI, and a portion contingent on achieving TSR relative to a peer group. The Company believes that using Relative Organic Sales Growth versus Market and CFROI as performance measures provides appropriate incentives for management to optimize the principal financial drivers that generate shareholder return and reinforce the Company’s quest for continued growth. Similarly, the Company believes that including three-year relative TSR as a performance measure encourages management to continuously benchmark Company performance against that of a broadly defined group of comparable companies, further supporting the Company’s quest for growth. In determining whether Relative Organic Sales Growth versus Market and CFROI goals have been met, the Compensation Committee retains the discretion to adjust the manner in which achieved Relative Organic Sales Growth versus Market and CFROI are determined to take into account certain non-recurring events (such as significant acquisitions or divestitures). Providing the Compensation Committee this discretion allows the Compensation Committee to ensure the results are comparable to the originally established goals. It also has the effect of reducing any incentive to take a particular action in order to increase the earned LTIP PSUs that would be distributed at the end of the applicable performance period.

Other incentive programs provided to employees are common in companies in durable goods and services businesses, such as commissions on sales for sales representatives. None of these programs accounts for a significant percentage of the relevant business unit’s revenues.

In addition, our compensation programs contain many design features that mitigate the likelihood of encouraging excessive or inappropriate risk-taking behavior. These features include robust stock ownership guidelines, a policy against hedging or pledging of Company stock and “recoupment” or “clawback” policies in the event of certain financial restatements as described on pages 48–49.

ADDITIONAL INFORMATION

Timing of Stock Option and RSU Grants

The Compensation Committee determined that, beginning in 2023, annual equity grants, including LTIP PSUs, stock options and RSUs, to executive officers would be made in the first quarter of each year to facilitate cohesive award communication to participants and better align with prevalent market practice. The exercise price for all stock option grants is set no lower than the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date of grant.

The Compensation Committee may occasionally make off-cycle grants during the year. Such off-cycle grants typically relate to promotions, hiring, acquisitions, or other significant business events that have a meaningful impact on our ability to recruit or retain management talent. The Compensation Committee has also delegated authority to the Company’s CEO to make annual grants and occasional off-cycle grants to employees who are not Section 16 officers of the Company and to accelerate the vesting of such awards. The grant date for any grants made by the Company’s CEO is either the date the grant authorization is signed by the CEO, or a later date specified in the grant authorization.

We neither backdate equity awards, nor grant spring-loaded equity awards (i.e., we do not make equity grants shortly before announcing market-moving information with better-than-expected results or the disclosure of a significant transaction).

2023 EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by our named executive officers for each of the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald Allan, Jr.,	2023	1,250,000	—	6,937,461	2,312,491	3,071,250	306,442	13,877,644
President and CEO	2022	1,060,000	—	5,078,138	1,671,738	—	283,380	8,093,256
	2021	863,833	—	2,351,585	711,750	969,612	325,227	5,222,007

Patrick D. Hallinan Executive Vice President, Chief Financial Officer	2023	585,641	350,000	5,387,467	912,506	1,310,400	161,156	8,707,170

Tamer K. Abuaita Senior Vice President, Global Supply Chain	2023	602,500	—	2,071,058	456,011	856,265	76,245	4,062,079

John T. Lucas Senior Vice President, Chief Human Resources Officer	2023	445,833	600,000	1,699,920	—	1,064,700	151,286	3,961,739

Christopher J. Nelson Chief Operating Officer, Executive Vice President and President, Tools & Outdoor	2023	467,500	—	8,199,989	900,009	1,351,500	84,820	11,003,818

Corbin B. Walburger	2023	420,000	—	514,044	303,999	343,980	305,472	1,887,495
Vice President of	2022	421,667	—	1,512,597	304,003	—	522,638	2,760,905
Business Development

Salary

The amounts in this column for 2023 reflect prorated amounts for Messrs. Hallinan, Lucas and Nelson based on their date of hire in fiscal year 2023. Additionally, during 2023, Mr. Lucas took a medical leave of absence from the Company and returned from such leave in August 2023. During this time, he received benefits under the Company’s short-term disability policy in lieu of his base salary. For this reason, along with his January 30, 2023 hire date, the salary shown in the Summary Compensation Table is lower than his base salary as disclosed in the “Compensation Discussion & Analysis–2023 Executive Compensation Program” section of this Proxy Statement.

Bonus

Amounts in this column for 2023 reflect sign-on cash bonuses paid to Mr. Hallinan and Mr. Lucas in connection with their appointments. The sign-on cash bonuses are subject to repayment if the named executive officer voluntarily terminates his employment or the Company terminates his employment for violation of company rules or misconduct within the first two years of employment (and for Mr. Lucas, such repayment is only for 50% of the bonus if such termination occurs during his second year of employment).

Stock Awards

This column reflects the aggregate grant date fair value of all RSUs and LTIP PSUs granted during the fiscal years ended December 30, 2023, December 31, 2022 and January 1, 2022, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See Note J of the Company’s Annual Report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures. The valuation of performance awards shown in the table is based on the probable outcome at the grant date, which is less than maximum performance. The value of the 2023–2025 LTIP PSUs included in this column for fiscal year 2023, assuming performance at maximum, would instead be as follows: Mr. Allan, $9,249,997; Mr. Hallinan $3,649,922; Mr. Abuaita $1,230,019; Mr. Lucas $1,099,931; Mr. Nelson $3,600,013; and Mr. Walburger $420,054.

The dollar amounts listed do not necessarily reflect the value of the RSUs and LTIP PSUs actually realized or that may be realized by our named executive officers.

Option Awards

This column reflects the aggregate grant date fair value of all stock options granted during the fiscal years ended December 30, 2023, December 31, 2022 and January 1, 2022, respectively, in accordance with FASB Codification Topic 718—Stock Compensation. See Note J of the Company’s report on Form 10-K for the applicable fiscal year for assumptions used in the valuation of these awards and related disclosures.

Non-Equity Incentive Plan Compensation

This column reflects cash incentive compensation earned pursuant to the Company’s MICP in respect of the 2021, 2022 and 2023 fiscal years for all of our named executive officers.

All Other Compensation

For 2023, this column reflects (i) Company contributions and allocations under the RAP and the Supplemental RAP; and (ii) Company costs related to life insurance premiums, disability insurance premiums, financial planning services, annual executive physicals, products acquired through the Company’s Product Program, installation and maintenance of home security systems, personal use of corporate aircraft, relocation-related expenses, supplementary disability payments and certain gifts of nominal value and promotional items.

		Company					Perquisites
Name	Company RAP Contributions ($)	Supplemental RAP Contributions ($)	Stipends for Interim Roles	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Supplemental Disability Payment ($)	Relocation & Travel Stipends ($)	Personal Use of Aircraft ($)*	Other ($)	All Other Compensation Total ($)
Donald Allan, Jr.	31,050	74,378	—	47,945	7,331	—	—	125,177	20,561	306,442
Patrick D. Hallinan	19,800	3,338	—	29,780	6,440	—	75,000	9,861	16,937	161,156
Tamer K. Abuaita	24,030	10,150	—	15,964	7,559	—	—	—	18,542	76,245
John T. Lucas	31,050	3,139	—	31,336	8,224	54,833	2,844	—	19,860	151,286
Christopher J. Nelson	8,500	—	—	2,586	4,678	—	60,000	—	9,056	84,820
Corbin B. Walburger	24,450	25,298	230,885**	9,540	5,956	—	—	—	9,343	305,472
*	Represents the aggregate incremental cost to the Company for personal use of corporate aircraft, which includes the use of both Company aircraft and aircraft in which the Company has a fractional ownership interest. The personal use of corporate aircraft is comprised principally of travel (i) to or from meetings of the board of directors of another company on which an executive officer serves, and (ii) between an executive officer’s non-primary residence and Company offices or meetings. For Company aircraft, such incremental cost is calculated based on the average variable operating costs to our Company per hour of operation, which includes, as applicable, fuel costs, maintenance, catering, crew costs, logistics fees (e.g., landing permits), trip-related hangar/parking costs, plane repositioning costs (i.e., empty leg flights), and other smaller variable costs. Fixed costs that do not change based on usage, such as fixed maintenance costs, crew salaries, depreciation, insurance, WiFi connectivity charges, and rent, are not included. For aircraft in which the Company has a fractional ownership interest, such incremental cost is based on the actual variable costs incurred.
**	Represents the aggregate of monthly stipends of $72,500 paid to Mr. Walburger for his service as interim chief financial officer until the appointment of Mr. Hallinan as Chief Financial Officer on April 6, 2023.

2023 Grants of Plan-Based Awards Table

This table sets forth information concerning equity grants to the named executive officers during the fiscal year ended December 30, 2023, granted under the 2022 Omnibus Award Plan (the “2022 Plan”), as well as the range of estimated future payouts under the Company’s non-equity incentive programs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price at Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald Allan, Jr.	MICP		937,500	1,875,000	3,750,000
	LTIP PSU	2/15/2023				26,238	52,476	104,952					4,624,998
	RSU	2/15/2023							25,603				2,312,463
	Option	2/15/2023								88,263	90.32	91.94	2,312,491

Patrick D. Hallinan	MICP		400,000	800,000	1,600,000
	LTIP PSU	4/12/2023				12,481	24,961	49,922					1,824,961
	RSU	4/12/2023							11,556				912,520
	RSU	4/12/2023							33,559				2,649,986
	Option	4/12/2023								41,935	78.97	78.11	912,506

Tamer K. Abuaita	MICP		261,375	522,750	1,045,500
	LTIP PSU	2/15/2023				3,489	6,978	13,956					615,010
	RSU	2/15/2023							5,049				456,026
	RSU	2/15/2023							11,072				1,000,022
	Option	2/15/2023								17,405	90.32	91.94	456,011

John T. Lucas	MICP		325,000	650,000	1,300,000
	LTIP PSU	2/15/2023				3,120	6,240	12,480					549,966
	RSU	2/15/2023							6,089				549,958
	RSU	2/15/2023							6,643				599,996

Christopher J. Nelson	MICP		510,000	1,020,000	2,040,000
	LTIP PSU	6/29/2023				9,711	19,421	38,842					1,800,006
	RSU	6/29/2023							9,641				899,988
	RSU	6/29/2023							58,918				5,499,995
	Option	6/29/2023								32,006	93.35	94.61	900,009

Corbin B. Walburger	MICP		105,000	210,000	420,000
	LTIP PSU	2/15/2023				1,192	2,383	4,766					210,027
	RSU	2/15/2023							3,366				304,017
	Option	2/15/2023								11,603	90.32	91.94	303,999

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The amounts set forth in these columns are the threshold, target and maximum bonuses each of the named executive officers was eligible to receive pursuant to the Company’s MICP for the 2023 fiscal year. The bonuses, which were paid during the first quarter of 2024, are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For more information, see “MICP Performance Goals and Results” beginning on page 42.

Estimated Future Payouts Under Equity Incentive Plan Awards

The threshold, target and maximum payouts under the 2023–2025 LTIP PSUs are identified in these columns. The 2023–2025 LTIP PSUs cover a performance period that commenced at the beginning of the Company’s 2023 fiscal year and expires at the end of the Company’s 2025 fiscal year. 35% of the potential award is contingent on the achievement of Relative Organic Sales Growth versus Market, 40% is contingent on the achievement of CFROI, and 25% is contingent on the Company’s TSR relative to the S&P 500 Capital Goods Index.

All Other Stock Awards: Number of Shares of Stock or Units

The RSUs identified in this column will vest in three equal annual installments on each anniversary of the grant date, other than the RSUs granted to Mr. Lucas, which will vest 1/3 on the first anniversary of grant and 2/3 on the second anniversary of grant.

All Other Option Awards: Number of Securities Underlying Options

The stock options identified in this column will vest in three equal annual installments on each anniversary of the grant date.

Exercise or Base Price of Option Awards

All stock option grants identified in this column were made pursuant to the Company’s 2022 Plan. The 2022 Plan, which has been approved by the Company’s shareholders, provides that the exercise price per share purchasable under an option may not be less than the Fair Market Value of a share on the date of grant. The 2022 Plan defines the “Fair Market Value” of a share as the average of the high and low price of a share as quoted on the New York Stock Exchange Composite Tape on the date as of which Fair Market Value is to be determined. The exercise price may, therefore, be higher or lower than the closing price per share on the date of grant. The closing price per share on the date of grant is set forth under Closing Price at Date of Grant.

Grant Date Fair Value of Stock and Option Awards

This column reflects the grant date fair value computed in accordance with FASB Codification Topic 718—Stock Compensation of the stock options, RSUs and LTIP PSUs identified in this table. The valuation of performance awards is based on the probable outcome at the grant date. See Note J of the Company’s Annual Report on Form 10-K for additional assumptions used in the valuation of these awards and related disclosures.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by the named executive officers on December 30, 2023.

		Option Awards				Stock Awards
Name	Option Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Allan, Jr.	12/4/2015	20,000	—	$109.25	12/4/2025	51,367	$5,039,076
	12/2/2016	25,000	—	$118.66	12/2/2026			52,913	$5,190,795
	12/7/2017	25,000	—	$168.78	12/7/2027			7,161	$702,494
	12/4/2018	25,000	—	$130.88	12/4/2028
	12/3/2019	25,000	—	$150.70	12/3/2029
	12/3/2020	14,062	4,688	$179.85	12/3/2030
	12/29/2021	7,300	7,300	$193.97	12/29/2031
	7/5/2022	7,265	21,795	$107.74	7/5/2032
	12/6/2022	11,667	23,333	$77.83	12/6/2032
	2/15/2023	—	88,263	$90.32	2/15/2033
Patrick D. Hallinan	4/12/2023	—	41,935	$78.97	4/12/2033	49,908	4,895,927
								25,169	2,469,092

Tamer K. Abuaita	12/6/2022	6,894	13,786	$77.83	12/6/2032	29,279	2,872,248
	2/15/2023	—	17,405	$90.32	2/15/2033			7,036	690,246
								814	79,853

John T. Lucas						13,930	1,366,541
								6,292	617,245

Christopher J. Nelson	6/29/2023	—	32,006	$93.35	6/29/2033	72,288	7,091,436
								19,583	1,921,089

Corbin B. Walburger	12/7/2017	10,000	—	$168.78	12/7/2027	17,006	1,668,334
	12/4/2018	2,500	—	$130.88	12/4/2028			2,403	235,733
	12/3/2019	10,000	—	$150.70	12/3/2029			317	31,049
	12/3/2020	5,625	1,875	$179.85	12/3/2030
	12/10/2021	2,877	2,878	$193.97	12/10/2031
	12/6/2022	4,596	9,191	$77.83	12/6/2032
	2/15/2023	—	11,603	$90.32	2/15/2033

Number of Shares Underlying Unexercised Options (#) Exercisable and Number of Shares Underlying Unexercised Options (#) Unexercisable

For stock options granted prior to December 2022 identified in these columns, these option grants vest in four equal annual installments on the first four anniversaries of the date of grant. For stock options granted on December 6, 2022, and thereafter, identified in these columns, these option grants vest in three equal annual installments on the first three anniversaries of the date of grant. An award recipient must generally remain employed until the time of vesting of awards, but awards will vest in full if the participant’s employment terminates as a result of retirement, death or disability.

Number of Shares or Units of Stock That Have Not Vested

The awards identified in this column include (i) time-vesting RSUs that have not yet vested; (ii) the 2021–2023 LTIP PSUs for which performance was achieved as of December 30, 2023, which vested and settled in the first quarter of 2024 based on achievement of performance goals as set forth in the “Compensation Discussion & Analysis” section of this Proxy Statement beginning on page 28; (iii) a portion of the 2022–2024 LTIP PSUs for which performance was achieved as of December 30, 2023, which will vest following the end of the applicable performance period; and (iv) a portion of the 2023–2025 LTIP PSUs for which performance was achieved as of December 30, 2023, which will vest following the end of the applicable performance period.

The number of time-vesting RSUs granted to each executive that have not vested as of December 30, 2023, is set forth in the table below.

Grantee	Grant Date	Remaining Vesting Schedule	Number of Units Not Yet Vested
Donald Allan, Jr.	December 3, 2020	Vests in four equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	659
	December 29, 2021	Vests in four equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	1,906
	July 5, 2022	Vests in four equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	6,001
	December 6, 2022	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	6,332
	February 15, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	24,528

Patrick D. Hallinan	April 12, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	11,556
	April 12, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	33,559

Tamer K. Abuaita	February 16, 2022	Vests in four equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	7,912
	December 6, 2022	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	3,906
	February 15, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	5,049
	February 15, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	11,072

John T. Lucas	February 15, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	6,089
	February 15, 2023	Vests 1/3 on 1st anniversary of grant and 2/3 on 2nd anniversary of grant	6,643

Christopher J. Nelson	June 29, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	9,641
	June 29, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	58,918

Corbin B. Walburger	December 3, 2020	Vests in four equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	275
	December 10, 2021	Vests in four equal installments on 1st, 2nd, 3rd and 4th anniversary of grant	784
	July 5, 2022	Vests in full on July 5, 2024	9,282
	December 6, 2022	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	2,604
	February 15, 2023	Vests in three equal installments on 1st, 2nd and 3rd anniversary of grant	3,366

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested

The shares identified in this column are the number of shares that may be issued pursuant to the 2022–2024 LTIP PSUs and 2023–2025 LTIP PSUs that are not included in the Number of Shares or Units of Stock That Have Not Vested column above. For the 2022–2024 LTIP PSUs, all metrics are shown at threshold performance levels. For 2023–2025 LTIP PSUs, CFROI is shown at maximum, Relative Organic Sales Growth versus Market is shown at target and relative TSR is shown at threshold. Subject to achievement of the applicable performance measures, these LTIP PSUs will vest during the first quarter of the fiscal year immediately following the end of the performance period.

Option Exercises and Stock Vested During 2023 Fiscal Year

The following table provides information concerning options exercised and time-vested RSUs, LTIP PSUs and MICP PSUs vested for each named executive officer during the Company’s 2023 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald Allan, Jr.	—	$—	17,374	1,560,081
Patrick D. Hallinan	—	$—	—	—
Tamer K. Abuaita	—	$—	4,590	419,478
John T. Lucas	—	$—	—	—
Christopher J. Nelson	—	$—	—	—
Corbin B. Walburger	—	$—	3,933	351,884

Stock Awards

Shares acquired reflect time-vesting RSUs that vested during 2023, 2020-2022 LTIP PSUs that vested in February 2023, and one-third of the 2020 MICP PSUs that vested in March 2023. The totals in Stock Awards columns also include shares withheld to cover taxes on RSUs, LTIP PSUs and MICP PSUs that vested during 2023 as well as shares withheld on RSUs granted for retirement-eligible NEOs to cover certain FICA tax withholding obligations. The amounts in the Value Realized on Vesting column were determined by multiplying the number of shares that vested by the average of the high and low price of a share of Company common stock on the applicable vesting dates. For Mr. Walburger, the reported amounts include 727 of 2020-2022 LTIP PSUs that vested in February 2023 with a $65,663 vesting date value that were deferred under the Stanley Black & Decker, Inc. Deferred Compensation Plan Relating to Long-Term Performance Awards.

Non-Qualified Deferred Compensation Plans in Fiscal Year 2023

The following table shows the contributions, earnings and account balances for fiscal 2023 for each named executive officer participating in the Supplemental RAP, the Deferred Compensation Plan for Participants in the Company’s Management Incentive Plan (the “Deferred Compensation Plan (MIP)”), the Stanley Works Deferred RSU Plan (the “Deferred RSU Plan”) and the Deferred Compensation Plan Relating to Long-Term Performance Awards (the “Deferred Compensation Plan (LTIP)”). No withdrawals or distributions from these plans were made in 2023.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Donald Allan, Jr.
Supplemental RAP	62,500	74,378	229,428	—	2,873,505
Deferred Compensation Plan (MIP)	—	—	6,743	—	140,703
Deferred RSU Plan	—	—	93,740	—	393,800
Patrick D. Hallinan
Supplemental RAP	—	3,338	—	—	3,338
Tamer K. Abuaita
Supplemental RAP	42,175	10,150	5,597	—	74,839
John T. Lucas
Supplemental RAP	—	3,139	—	—	3,139
Christopher J. Nelson
Supplemental RAP	—	—	—	—	—
Corbin B. Walburger
Supplemental RAP	13,017	25,298	198,235	—	1,170,546
Deferred Compensation Plan (LTIP)	65,663	—	40,877	—	204,677

Non-Qualified Deferred Compensation Plans

The Company maintains the Supplemental RAP, the Deferred Compensation Plan (MIP), the Deferred RSU Plan and the Deferred Compensation Plan (LTIP). Certain employees, including each of the named executive officers, may defer bonuses and other compensation pursuant to the Supplemental RAP.

Mr. Walburger is the only named executive officer who elected to defer shares under the Deferred Compensation Plan (LTIP), pursuant to which he deferred 727 earned shares from the 2020–2022 LTIP PSUs.

Supplemental RAP

The Supplemental RAP provides executive officers and certain other employees, including the named executive officers, with benefits that cannot be provided under the RAP due to Internal Revenue Code limitations but is otherwise designed to provide benefits similar to the RAP. An eligible employee can defer up to 50% of base salary and up to 100% of the cash portion of his or her management incentive bonus each year under the Supplemental RAP. The Company, at its discretion, determines whether matching contributions will be made for a particular year and whether it will make Core contributions for a particular year. During 2023, the Company made matching and core allocations for Messrs. Allan, Abuaita and Walburger and made core allocations for Messrs. Hallinan and Lucas. Matching contributions are vested upon completion of one year of service or, if earlier, upon an active employee reaching age 55, becoming disabled, or death. Core contributions are vested after three years of service or if earlier, upon a participant’s reaching age 55, becoming disabled, or death, while employed by the Company.

Accounts under the Supplemental RAP are credited with notional investment earnings or losses, depending upon the investment options selected by the participants, which may be changed on a daily basis by the participants. A participant receives a lump sum distribution, or two- or five-year annual installment payments, based on his or her distribution election of the vested supplemental account balances following termination of employment unless he or she has elected a later distribution date. Upon death, prior to commencing his or her distribution, the vested account balances are payable in a lump sum or installments, based on the participant’s distribution election, to the designated beneficiary of the participant.

Deferred Compensation Plan (MIP)

The Deferred Compensation Plan (MIP) allowed for employees to defer bonuses earned under the MICP. The Company did not make any contributions to this plan. Interest is credited quarterly equal to the rate of one percentage point greater than the yield of the 10-year Treasury Note. Distributions to participants are made upon a participant’s death, retirement or termination of employment. Although the Company maintains the Deferred Compensation Plan (MIP), it has been closed to new deferrals since 2010, and Mr. Allan is the only named executive officer with a balance in this plan.

Deferred RSU Plan

Mr. Allan was awarded 4,000 RSUs on February 28, 2001, with a distribution date of October 13, 2003. Mr. Allan entered into an agreement electing to defer the issuance of shares under these RSUs until the termination of his employment with the Company (by death, retirement, or otherwise). Such RSUs remain deferred as of December 30, 2023. Dividend equivalent units earned on such RSUs are paid out in cash to Mr. Allan quarterly.

Deferred Compensation Plan (LTIP)

The Deferred Compensation Plan (LTIP) allowed for executives to defer receipt of a percentage of any shares received net of applicable tax withholdings upon the vesting of performance awards under the LTIP until retirement or other separation from service. Shares deferred under the Deferred Compensation Plan (LTIP) would be settled in shares of our common stock. The Deferred Compensation Plan (LTIP) was closed to new deferrals effective January 1, 2024. Mr. Walburger is the only named executive officer with a balance in this plan.

Executive Contributions in Last FY and Registrant Contributions in Last FY

The executive contributions listed in the Executive Contributions in Last FY column are reported as compensation in the Salary column of the Summary Compensation Table or, to the extent contributions reflect a deferral of MICP bonus payments for the 2022 fiscal year, which were payable in 2023, in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2022.

The Company contributions listed in the Registrant Contributions in Last FY column are reported as compensation in the All Other Compensation column of the Summary Compensation Table.

Aggregate Earnings in Last FY

Participants in the Supplemental RAP may elect to have their account balances credited with notional earnings based on the performance of certain investment options made available to the participants under the plan. Participants may elect to change their investment elections at any time by contacting the Retirement Service Center via telephone or Internet.

Mr. Allan’s account under the Deferred Compensation Plan (MIP) was credited with earnings at a rate of 5.03%, pursuant to the terms of the Plan. The Company has not included any portion of the earnings listed in this column as compensation in the Summary Compensation Table.

Aggregate Balance at Last FYE

The amount included for Mr. Walburger’s ending balance for the Supplemental RAP for fiscal 2022 in the Company’s 2022 proxy statement was inadvertently misstated as $966,996. The correct 2022 ending balance was $933,996.

Executive Officer Agreements

Agreement with Donald Allan, Jr., President and Chief Executive Officer

In connection with Mr. Allan’s appointment as CEO effective as of July 1, 2022, the Company and Mr. Allan entered into a Letter Agreement, dated May 31, 2022, as amended by that certain letter agreement, dated January 24, 2024 (as amended, the “Allan Letter Agreement”), pursuant to which Mr. Allan is employed as the Company’s CEO on an “at will” basis. In addition to one-time compensation provided in 2022, under the Allan Letter Agreement, Mr. Allan will receive, without limitation, the following compensation and benefits: (i) an annual base salary of $1.35 million, effective January 1, 2024; (ii) an annual target bonus opportunity under the MICP or successor plan of 155% for 2024, with subsequent years as determined by the Board; (iii) a target annual long-term incentive award for each of 2024 and 2025 of no less than $10 million, each of which will be granted at least 50% as LTIP PSUs; and (iv) employee benefits and perquisites provided to other senior executives of the Company pursuant to the Company’s compensation and benefit plans and arrangements.

The Allan Letter Agreement has a term ending June 30, 2026, unless the Company and Mr. Allan mutually agree to extend it for a longer term. In the event that Mr. Allan’s employment is terminated by the Company before the expiration of the initial term without Cause (defined in the Allan Letter Agreement to include willful and continued failure to substantially perform his duties) or by Mr. Allan for Good Reason (defined in the Allan Letter Agreement to include a material adverse alteration by the Company of the nature or status of Mr. Allan’s responsibilities or Mr. Allan’s removal from the Board prior to age 65), Mr. Allan will be eligible to receive certain severance payments and benefits, subject to his executing a release of claims in favor of the Company and complying with certain restrictive covenants (including a two-year post-termination non-competition covenant, employee non-solicitation covenant and customer non-solicitation covenant, as well as a confidentiality covenant of indefinite duration) which will be applicable regardless of the reason for Mr. Allan’s termination of employment. Such severance payments and benefits will consist of (i) a lump sum cash severance payment equal to two (or, if such termination occurs after June 30, 2025, but before the expiration of the initial term, one) multiplied by the sum of base salary at termination and target annual cash bonus for the year of termination, and (ii) continued coverage under the Company’s medical, dental, life, vision and prescription drug plans after termination of employment until Mr. Allan reaches age 65 or becomes eligible for such benefits from a new employer.

See the “Termination Provisions Summary” table on page 62, and the footnotes thereto, for information regarding payments that would have become payable to Mr. Allan if his employment had been terminated as a result of a qualifying termination on December 30, 2023.

Potential Payments Upon Termination or Change in Control

MICP and Equity Plans

The MICP and the 2022 Plan (as well as other equity plans) generally provide for a so-called “double trigger” acceleration in connection with a change in control (as defined in the applicable plan). Accordingly, no awards would accelerate if such awards are assumed or replaced with an equivalent award by the resulting entity and the participant does not incur a qualifying termination (which, for the named executive officers includes a termination without cause or a resignation for good reason) prior to the end of the applicable performance period in the case of the MICP or within two years following a change in control in the case of outstanding equity awards.

With respect to awards that are not assumed or replaced by the resulting entity, unless otherwise determined by the Compensation Committee at the time of grant, upon the occurrence of a change in control of the Company, (i) participants under the MICP will be entitled to a pro rata portion of their award, assuming achievement of the applicable performance goal(s) at target levels; (ii) all options will become immediately exercisable in full and will remain outstanding for the remainder of their terms; and (iii) all RSUs and performance awards (including the LTIP PSUs) will immediately vest, assuming achievement at target.

A change in control under the MICP and the 2022 Plan (as well as other equity plans) is generally deemed to have occurred in any of the following circumstances: (i) subject to certain exceptions, a person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; (ii) there is a change in the composition of the Board such that less than a majority of the members were elected, nominated or appointed by at least two-thirds of the incumbent directors; (iii) consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity other than (a) a merger or consolidation where the voting securities of the Company continue to represent at least 50% of the combined voting power of the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or (iv) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is a consummated agreement for the sale or disposition by the Company of all or substantially all of its assets unless the shareholders of the Company own at least 50% of the acquiring entity in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Equity Award Agreements

The outstanding stock option and RSU awards provide for accelerated vesting in the event of the named executive officer’s retirement (other than retention RSU awards), death or disability. Under the outstanding LTIP PSUs, in the event of the named executive officer’s retirement, death or disability, the LTIP PSUs will remain outstanding and eligible to become earned based on actual performance; however, if such termination occurs during the first year of the performance period, the number of LTIP PSUs that will remain eligible to become earned will be prorated.

Retirement for purposes of the award agreements is defined as (i) age 55 and 10 years of service for awards granted before February 14, 2023, and (ii) the earlier of age 55 and 10 years of service or age 65 and 1 year of service for awards granted thereafter. Mr. Allan met the age 55 and 10 years of service requirements at December 30, 2023, whereas the other named executive officers did not meet retirement eligibility requirements.

Change in Control Agreements with Named Executive Officers

The Company has entered into a change in control agreement with each named executive officer (the “Change in Control Agreements”).

The Change in Control Agreements provide for a one-year term with recurring one-year extensions unless 90 days’ advance notice is given not to extend the term. Further, if a “change in control” (defined as described above with respect to the MICP and 2022 Plan) occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change in control. A qualifying termination of employment will generally occur if the named executive officer’s employment is terminated without “cause” or if the named executive officer resigns for “good reason” (each as defined in the applicable Change in Control Agreements) within two years following a change in control. The Change in Control Agreements generally provide for the following benefits upon a qualifying termination:

●	a lump sum cash payment equal to 2.5 times (for Messrs. Allan, Hallinan, Abuaita, Lucas and Nelson) or 2 times (for Mr. Walburger) annual base salary;
●	a lump sum cash payment equal to 2.5 times (for Messrs. Allan, Hallinan, Abuaita, Lucas and Nelson) or 2 times (for Mr. Walburger) average annual bonus over the 3 years prior to termination;
●	continuation of certain health and welfare benefits and perquisites for 2.5 years (for Messrs. Allan, Hallinan, Abuaita, Lucas and Nelson), or for 2 years (for Mr. Walburger) (or, in the case of each of the foregoing, if shorter, until similar benefits are provided by the executive officer’s new employer);
●	a payment reflecting the actuarial value of an additional 2.5 years (for Messrs. Allan, Hallinan, Abuaita, Lucas and Nelson) or 2 years (for Mr. Walburger) of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company; and
●	up to $50,000 of outplacement services.

The payments and benefits above are subject to the executive officer’s compliance with certain non-compete and non-solicitation obligations for two years following the date after a termination of employment.

Severance Policies

The Company maintains a severance policy (the “Executive Separation Pay Policy”) to provide salary replacement on a short-term basis to eligible employees who participate in the MICP, including the named executive officers. Named executive officers (other than Mr. Allan) will receive 52 weeks of separation pay regardless of their length of service upon a “job loss event.” Subject to certain exceptions, a job loss event is defined to include an employment termination that is (i) permanent; (ii) involuntary; (iii) initiated by the Company through no fault of the employee; and (iv) the direct result of a job elimination or combination with another position. Additionally, if they elect either retiree or COBRA health care benefits, employees who are at least 55 years of age and have at least 20 years of service with the Company will be eligible to receive a special medical and dental subsidy equal to 50% of normal COBRA costs until the earlier of 18 months or the month the employee reaches age 65. Alternatively, the employee can elect to have the same subsidized dollar amount applied to retiree medical premiums (if they qualify) for the same time period. The Company also continues to pay executive life insurance premiums until the end of the calendar quarter coincident with or following the last day paid. All employees receiving separation pay will remain enrolled in the medical, dental and vision insurance plans in which they were enrolled on the last day worked through the end of the month of the last day paid (including separation pay), provided that they make all necessary contributions.

Additionally, the Company has adopted a policy (the “Executive Severance Policy” and, together with the Executive Separation Pay Policy, the “Severance Policies”) committing not to enter into or amend any employment agreement, severance agreement or separation agreement with any executive officer, or establish any new severance plan or policy covering executive officers, that provides cash severance benefits that would exceed 2.99 times the sum of the executive’s base salary and target bonus without seeking shareholder ratification of such an agreement, plan or policy. The Executive Severance Policy applies to executive officers who are subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934. The Executive Severance Policy excludes the value of equity awards from the 2.99x cap.

Appearing on pages 62–67 are tables setting forth the dollar amounts that would have been payable, except as noted in the footnotes thereto, at December 30, 2023, the last business day of the Company’s 2023 fiscal year, under the various termination scenarios applicable for each named executive officer. The figures set forth in the tables assume a stock price of $98.10, the closing price of Company common stock on December 29, 2023, which was the last trading day of the Company’s 2023 fiscal year, for the purpose of calculating all amounts payable in respect of equity awards.

TERMINATION PROVISIONS SUMMARY

Donald Allan Jr.

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Involuntary w/out Cause or Resignation for Good Reason (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$3,125,000	$6,492,385	$—	$—
Pro rata bonus for year of termination	$3,071,250	$—	$3,071,250	$1,875,000	$3,071,250	$3,071,250
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$272,135	$—	$—
Executive benefits & perquisites	$—	$—	$—	$75,000	$—	$—
Post-termination life insurance	$210,208	$210,208	$219,316	$214,168	$210,208	$—
Post-termination health & welfare	$—	$—	$88,559	$38,504	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$1,159,653	$—	$1,159,653	$1,159,653	$1,159,653	$1,159,653
Vesting of RSUs	$3,867,691	$—	$3,867,691	$3,867,691	$3,867,691	$3,867,691
Vesting of LTIP PSUs	$7,064,742	$—	$7,064,742	$8,855,389	$7,064,742	$7,064,742
Total	$15,373,544	$210,208	$18,596,211	$22,899,925	$15,373,544	$15,163,336

TERMINATION PROVISIONS SUMMARY

Patrick D. Hallinan

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$800,000	$5,276,000	$—	$—
Pro rata bonus for year of termination	$—	$—	$1,310,400	$800,000	$1,310,400	$1,310,400
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$139,090	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$1,056	$2,640	$—	$—
Post-termination health & welfare	$—	$—	$12,853	$32,133	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$802,426	$802,426	$802,426
Vesting of RSUs	$—	$—	$—	$4,425,782	$4,425,782	$4,425,782
Vesting of LTIP PSUs	$—	$—	$—	$2,448,674	$2,939,237	$2,939,237
Total	$—	$—	$2,124,309	$14,039,245	$9,477,845	$9,477,845

TERMINATION PROVISIONS SUMMARY

Tamer K. Abuaita

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$615,000	$2,607,831	$—	$—
Pro rata bonus for year of termination	$—	$—	$856,265	$522,750	$856,265	$856,265
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$130,922	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$1,283	$3,208	$—	$—
Post-termination health & welfare	$—	$—	$119,526	$298,815	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$414,867	$414,867	$414,867
Vesting of RSUs	$—	$—	$—	$2,740,791	$2,740,791	$2,740,791
Vesting of LTIP PSUs	$—	$—	$—	$1,003,857	$901,532	$901,532
Total	$—	$—	$1,592,074	$7,835,541	$4,913,455	$4,913,455

TERMINATION PROVISIONS SUMMARY

John T. Lucas

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$650,000	$4,286,750	$—	$—
Pro rata bonus for year of termination	$—	$—	$1,064,700	$650,000	$1,064,700	$1,064,700
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$93,021	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$1,396	$3,489	$—	$—
Post-termination health & welfare	$—	$—	$13,718	$34,296	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$—	$—	$—
Vesting of RSUs	$—	$—	$—	$1,249,009	$1,249,009	$1,249,009
Vesting of LTIP PSUs	$—	$—	$—	$612,144	$734,777	$734,777
Total	$—	$—	$1,729,814	$7,041,209	$3,048,486	$3,048,486

TERMINATION PROVISIONS SUMMARY

Christopher J. Nelson

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$850,000	$5,503,750	$—	$—
Pro rata bonus for year of termination	$—	$—	$1,351,500	$1,020,000	$1,351,500	$1,351,500
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$111,031	$—	$—
Executive benefits & perquisites	$—	$—	$—	$62,500	$—	$—
Post-termination life insurance	$—	$—	$3,378	$8,444	$—	$—
Post-termination health & welfare	$—	$—	$9,474	$23,685	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$152,029	$152,029	$152,029
Vesting of RSUs	$—	$—	$5,779,856	$6,725,638	$6,725,638	$6,725,638
Vesting of LTIP PSUs	$—	$—	$—	$1,905,200	$2,286,887	$2,286,887
Total	$—	$—	$7,994,208	$15,562,277	$10,516,054	$10,516,054

TERMINATION PROVISIONS SUMMARY

Corbin B. Walburger

	Retirement or Voluntary Resignation w/out Good Reason	Involuntary for Cause	Job Loss Event (no CIC)	Involuntary w/out Cause or Resignation for Good Reason (upon CIC)	Disability	Death (Pre-retirement)
Severance	$—	$—	$420,000	$1,224,520	$—	$—
Pro rata bonus for year of termination	$—	$—	$343,980	$210,000	$343,980	$343,980
Retirement Plan	$—	$—	$—	$—	$—	$—
Supplemental RAP Acceleration	$—	$—	$—	$136,686	$—	$—
Executive benefits & perquisites	$—	$—	$—	$50,000	$—	$—
Post-termination life insurance	$—	$—	$997	$1,994	$—	$—
Post-termination health & welfare	$—	$—	$19,526	$39,052	$—	$—
Outplacement	$—	$—	$—	$50,000	$—	$—
Vesting of stock options	$—	$—	$—	$276,580	$276,580	$276,580
Vesting of RSUs	$—	$—	$—	$1,600,060	$1,600,060	$1,600,060
Vesting of LTIP PSUs	$—	$—	$—	$472,450	$335,007	$335,007
Total	$—	$—	$784,503	$4,061,342	$2,555,627	$2,555,627

Footnotes to Termination Provisions Summary Tables

Severance

The amounts reflected under Severance in the Termination Provisions Summary Tables above include severance that Mr. Allan would be entitled to receive if his employment was terminated by the Company without cause or if he resigns for good reason as described on pages 58–59 under the heading “Executive Officer Agreements.” The amounts included in the Termination Provisions Summary Tables above for Messrs. Hallinan, Abuaita, Lucas, Nelson and Walburger under the heading “Involuntary w/o Cause or Voluntary for Good Reason (no CIC)” reflects severance that such executive officers would be entitled to under the Company’s Severance Policies. If any of these individuals were involuntarily terminated, the terms of separation would be negotiated at that time and approved by the Compensation Committee.

Pro-Rata Bonus for Year of Termination

The 2023 MICP, which applied to the annual cash awards that were outstanding as of December 30, 2023, provides that, if awards are assumed or replaced upon a change in control and a qualifying termination occurs, payments will be made on a pro rata basis assuming performance at target. For purposes of these tables, the Company has assumed that this scenario applies. For other termination scenarios, where applicable, the 2023 MICP is reflected based on actual performance for 2023.

Retirement Plan

The amounts reflected in this row represents the payment each named executive officer would receive upon a change in control and qualifying termination determined based on the actuarial value of an additional 2.5 years (for Messrs. Allan, Hallinan, Abuaita, Lucas and Nelson) or 2 years (for Mr. Walburger) of service credit for retirement pension accrual purposes under any defined contribution plans maintained by the Company.

Supplemental RAP Acceleration

The amounts reflected in this row represents the accelerated vesting of unvested balances upon a change in control and qualifying termination.

Post-Termination Benefits and Executive Benefits and Perquisites

Reflects the estimated value of life, health and accident insurance coverage based on the annual premiums for plans paid by the Company for the named executive officers during 2023 multiplied by the applicable period of time provided for under the Change in Control Agreements and under the Allan Letter Agreement. For Mr. Allan, the amounts in this row also include the final premium payment the Company would be required to pay in order to fund life insurance coverage equal to 3 times Mr. Allan’s base salary coverage until age 65 in accordance with the life insurance policy, with coverage reduced to 1 times Mr. Allan’s base salary coverage from age 65 to 95.

Executive Benefits and Perquisites include the current maximum annual allowance for each executive for financial planning services, Company products and annual physicals.

Vesting of Stock Options and Vesting of RSUs

The value included for stock options is based on the difference between $98.10, the closing price of Company common stock on December 29, 2023, which was the last trading day of the Company’s 2023 fiscal year, and the exercise price, multiplied by the number of stock options that would accelerate under each event. The value included for RSUs is equal to $98.10, multiplied by the number of RSUs that would accelerate under each event.

Vesting of LTIP PSUs

The value attributable to the vesting of LTIP PSUs has been determined assuming performance at target (or a pro-rata portion thereof) for terminations following a change in control and for retirement, death or disability, consistent with the award terms, in each case, multiplied by $98.10, the closing price of the Company common stock on December 29, 2023, which was the last trading day of the Company’s 2023 fiscal year.

The value included for awards for the 2021–2023 LTIP PSUs reflects 20.4% of target based on actual results as disclosed on page 45–46, while the value included for the 2022–2024 LTIP PSUs and 2023–2025 LTIP PSUs reflect the following assumptions regarding actual performance, which would not have been determinable as of December 30, 2023:

●	2022–2024 LTIP PSUs: Adjusted EPS and CFROI performance was below threshold for 2022 and was below threshold for 2023 and was estimated at threshold for 2024. Performance for the three-year relative TSR metric was estimated at threshold.
●	2023–2025 LTIP PSUs: CFROI performance was between target and max for 2023 and was estimated at max for 2024 and 2025. Performance for the three-year relative TSR metric was estimated at threshold and performance for the three-year Relative Organic Sales Growth versus Market metric was estimated at target.

CEO PAY RATIO

Our Company seeks to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain and motivate our talented workforce.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with Securities and Exchange Commission regulations, we are providing the following information to explain the relationship between the annual total compensation of our estimated median employee and the annual total compensation of our CEO.

Identification of Median Employee

We selected October 1, 2023, as our determination date and used this date to identify the population of employees to be included in our calculations. On October 1, 2023, the Company and its consolidated subsidiaries employed approximately 50,630 individuals, 63% of whom were located outside of the U.S. Under the pay ratio rules, we are permitted to exclude up to 5% of our total employee population, and accordingly we excluded employees from Taiwan (1,551 employees) and Vietnam (773 employees) (approximately 5.0% of our total workforce of 50,630).

We use base pay as of our October 1, 2023, determination date as the most appropriate measure of compensation for identifying our median employee and applied this measure consistently across our employee population. For our hourly population, we used the hourly rate of pay multiplied by the number of hours regularly scheduled exclusive of overtime, bonuses or other earnings, translated to U.S. dollars.

Annual Total Compensation of Median Employee

We calculated the median employee’s annual total compensation for 2023 in accordance with the requirements of Item 402(c)(2) of Regulation S-K (consistent with the “Summary Compensation Table” for 2023). We then added the estimated value of health and welfare benefits provided to the median employee during 2023 to more accurately represent our overall compensation programs. Based on this, our median employee’s total annual compensation, inclusive of benefits, was an estimated $64,305.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the total compensation reported for Mr. Allan in the “Summary Compensation Table” for 2023, and then added the $29,104 estimated value of health and welfare benefits provided to the CEO during 2023 to maintain consistency between the annual total compensation of our CEO and our median employee. Using this calculation, our CEO’s annual total compensation was $13,906,748.

Pay Ratio

Based on our CEO’s annualized total compensation compared to the compensation for the estimated median employee, our estimated pay ratio as calculated pursuant to applicable Securities and Exchange Commission regulations is 216:1.

Our estimated pay ratio is influenced by a number of factors, including the geographic distribution of our employees, the mix of hourly versus salaried employees included in our employee population, and compensation trends within our specific industry. As a result of these and other variables, we do not believe comparisons to the pay ratios of other companies, including our competitors, are likely to be meaningful.

PAY VERSUS PERFORMANCE

The following table sets forth the compensation for our principal executive officers (the “PEOs”) and the average compensation for our other named executive officers (“NEOs”), both as reported in the Summary Compensation Table on page 51 of this Proxy Statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under the SEC’s pay versus performance disclosure rules, for each of 2023, 2022, 2021 and 2020. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income and CFROI.

Pay Versus Performance

	James M. Loree		Donald Allan, Jr.				Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (GAAP) in millions	CFROI
2023	n/a	n/a	$13,877,644	$14,893,456	$5,924,460	$6,500,142	$66	$151	$(310.5)	10.8%
2022	$13,625,418	$(10,577,275)	$8,093,256	$(3,215,054)	$2,787,366	$(1,031,574)	$48	$127	$1,062.5	(4.2)%
2021	$13,159,209	$11,587,123	n/a	n/a	$3,655,494	$3,504,244	$118	$127	$1,689.2	5.8%
2020	$16,349,446	$24,617,703	n/a	n/a	$4,054,082	$6,887,666	$110	$107	$1,233.8	16.0%

Summary Compensation Table Total for PEO and Average Summary Compensation Table Total for non-PEO NEOs. Reflects amounts reported in the “Summary Compensation Table” for the PEOs set forth below and average amounts reported in the “Summary Compensation Table” for the non-PEO NEOs set forth below:

Year	PEO	Non-PEO NEOs
2023	Donald Allan, Jr.	Patrick D. Hallinan, Tamer K. Abuaita, John T. Lucas, Christopher J. Nelson, Corbin B. Walburger
2022	Donald Allan, Jr. and James M. Loree	Corbin B. Walburger, Janet M. Link, Robert H. Raff and John H. Wyatt
2021	James M. Loree	Donald Allan, Jr., Janet M. Link, Jaime A. Ramirez and John H. Wyatt
2020	James M. Loree	Donald Allan, Jr., Jeffrey D. Ansell, Jaime A. Ramirez and Graham N. Robinson

Compensation Actually Paid to PEO and Average Compensation Actually Paid to non-PEO NEOs. Compensation actually paid for the PEO and average compensation actually paid for our non-PEOs in 2023, 2022, 2021 and 2020 reflect the respective amounts set forth in these columns, adjusted as follows in accordance with the SEC’s pay versus performance disclosure rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEOs and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the PEOs’ and our other NEOs’ compensation for fiscal year 2023, see Compensation Discussion and Analysis beginning on page 28 of this Proxy Statement.

	PEO (Allan)	Average of Non-PEOs
Total Reported in Summary Compensation Table for 2023	$13,877,644	$5,924,460
Less, value of equity awards reported in the Summary Compensation Table	$(9,249,952)	$(4,089,001)
Add, year-end value of equity awards granted in 2023 that are unvested and outstanding	$8,873,957	$4,415,277
Add, change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	$944,425	$195,729
Add, fair market value of equity awards granted in 2023 and that vested in 2023	$—	$—
Add, change in fair value (from prior year-end) of prior year equity awards that vested in 2023	$447,382	$53,677
Less, prior year-end fair value of prior year equity awards that failed to vest in 2023	$—	$—
Add, dividends and dividend equivalent payments paid during 2023 on unvested equity awards	$—	$—
Less, change in present value of accumulated pension plan benefits reported in the Summary Compensation Table	$—	$—
Add, service cost for defined benefit and pension plans	$—	$—
Add, prior service cost for defined benefit and pension plans	$—	$—
Compensation Actually Paid for Fiscal Year 2023	$14,893,456	$6,500,142

The assumptions used to calculate the fair values set forth in the table above are computed in accordance with ASC 718 and did not differ materially from those used to calculate the grant date fair value for each award.

Value of Initial Fixed $100 Investment Based On Total Shareholder Return and Peer Group Total Shareholder Return. TSR is cumulative for the measurement periods beginning on December 31, 2019, and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 500 Capital Goods Index peer group for purposes of this table reflects the Company’s industry sector and is the same as our peer group disclosed in the Stock Performance Graph in Item 5 of Part II of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.

Net Income (GAAP). Reflects “Net Income” as reported under the caption “Net (Loss) Earnings Attributable to Stanley Black & Decker, Inc.” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for the years ended December 30, 2023, December 31, 2022, January 1, 2022 and January 2, 2021. Net Income is inclusive of the results of discontinued operations. The 2022 and 2023 Net Income reflects an $884.9 million after-tax gain and $(28.8) million after-tax loss on sale of the Security business, respectively.

CFROI. CFROI is utilized in the 2023–2025 LTIP with a 40% weight, representing the highest weighted metric for those awards. CFROI is calculated as cash from operations plus after-tax interest expense, divided by the two-point average (beginning and end of the year) of debt plus equity. CFROI has been adjusted, consistent with the terms of grant, to exclude the impact of certain gains and charges. See Appendix A for a calculation of CFROI. The CFROI results reported for 2022 and 2021 represent the CFROI results achieved under the 2020–2022 LTIP PSU cycle as reported in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders but are 0.1% higher than the CFROI results for the corresponding years in the 2021–2023 LTIP cycle described in “Long-Term Incentive Performance Goals and Performance Period Results” on page 45 due to differing assumptions based on expected Non-GAAP adjustments at the time of the establishment of the respective CFROI goals at the beginning of the applicable LTIP cycle.

Most Important Financial Performance Measures

Performance Measures
CFROI* Adjusted EPS* Adjusted Gross Margin Rate* Free Cash Flow Dollars*
*	See Appendix A for an explanation and/or reconciliation of GAAP to Non-GAAP measures used in this Proxy Statement.

The Adjusted EPS measure was used in both the MICP, our annual incentive plan, and the LTIP PSUs in 2022 and in prior years but was removed from the LTIP PSUs for the 2023–2025 and future cycles. The Adjusted Gross Margin Rate measure is used in the MICP. The MICP in 2022 and prior years had a Cash Flow Multiple measure, defined as operating cash flow less capital expenditures (known as “free cash flow”), divided by net earnings. Free Cash Flow Dollars is the numerator of the Cash Flow Multiple measure, and for the 2023 MICP, the Free Cash Flow Dollars measure has replaced the previously used Cash Flow Multiple measure.

Relationships Between Compensation Actually Paid and Financial Performance Measures

Compensation Actually Paid, Company TSR and Peer Group TSR

The chart below describes the relationship between the Company’s TSR and the compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree) and the average amount of compensation paid to non-PEO NEOs, as well as between the Company’s TSR and the TSR of the Company’s peer group, the S&P 500 Capital Goods Index. Compensation actually paid generally aligns with the Company’s TSR over the four years presented in the table because a significant portion of the compensation actually paid to our NEOs is comprised of equity awards whose value is directly tied to the value of the Company’s common stock performance.

Compensation Actually Paid and Net Income

The chart below describes the relationship between net income and the compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree) and the average amount of compensation paid to non-PEO NEOs. As demonstrated by the following table, the amount of compensation actually paid to our CEO and the average compensation paid to our Non-PEO NEOs was generally aligned to our net income in 2020 and 2021. In 2022, net income included a non-recurring $884.9 million after-tax gain on the Security divestiture reported in discontinued operations and the compensation actually paid, as reported, was negative primarily due to the 2022 decline in the company stock price. In 2023, the divergence in net income versus compensation actually paid primarily pertained to appreciation in the company stock price in 2023, as well as $566.2 million of Non-GAAP adjustments, principally related to asset impairment charges and supply chain transformation costs included in net income but excluded from the incentive compensation program payouts, along with the strategic choice to prioritize inventory reductions which impacted gross margin and net income despite improved gross margin performance relative to 2022. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is somewhat correlated with the Adjusted EPS measure, which is used in the MICP and LTIP PSUs for the 2022-2024 and prior cycle.

However, the Adjusted EPS measure utilized in the incentive programs excludes Non-GAAP adjustments, and therefore excludes the after-tax gain and loss on the Security business divestiture reported in discontinued operations in 2022 and 2023, respectively, which are included in net income.

Compensation Actually Paid and CFROI

The chart below describes the relationship between the Company-selected performance measure of CFROI and compensation actually paid to the PEOs (which for 2022 is the sum of the compensation actually paid to Mr. Allan and Mr. Loree) and the average amount of compensation paid to non-PEO NEOs, showing alignment over the four years presented in the table.

ITEM 2—ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, and in accordance with the results of the 2023 shareholder advisory vote regarding the frequency of the advisory vote on the compensation of our named executive officers, we are asking you to vote on a non-binding, advisory basis on the below resolution at the 2024 Annual Meeting.

This advisory vote, commonly known as a “Say on Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. At the 2023 Annual Meeting, a majority of the Company’s shareholders voted in favor of holding a Say on Pay advisory vote on an annual basis and, in light of this vote, the Board adopted a policy of holding Say on Pay votes annually. Therefore, unless our Board determines otherwise, we will continue to hold Say on Pay votes on an annual basis, with our next vote taking place in 2025.

Before you vote, please review the Compensation Discussion and Analysis and the tabular and narrative disclosure that follows it. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee. The Say on Pay advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2023, as described in this Proxy Statement.

We believe you should vote “FOR” our named executive officer compensation program, which we have designed to (1) promote our long-term vision, (2) strengthen the alignment among executive pay, performance and strategy, and (3) encourage our executives to deliver investment returns in line with our shareholders’ expectations.

●	Pay for Performance Alignment Is Strong: A majority of annual and long-term compensation is performance-based, being directly linked to both absolute and relative Company performance against preset goals.
●	Long-Term Performance Targets Are Intended to Be Challenging: The 2021–2023 LTIP PSUs paid out at 20.4% of target, and over the last five years our LTIP PSUs have paid out at an average of 70.4% of target. The Compensation Committee applied no positive discretion in determining LTIP PSU payouts for our named executive officers.
●	The Board’s Responsiveness to Shareholders Resulted in an 90.9% Approval in Last Year’s Say on Pay Vote: The Board has reviewed current views on corporate governance best practices and considered the strong shareholder support for our programs as evidenced by last year’s “Say on Pay” vote and determined that our executive compensation programs are designed to reward pay for performance.
●	Target Compensation for Our Named Executive Officers Reflects Market Conditions: We regularly benchmark our compensation program against market norms. Total compensation opportunity for our named executive officers is generally targeted at the 50th percentile benchmark of our Compensation Peer Group.
●	Our Executive Compensation Program Follows Best Practices: Our executive compensation program reflects best practices, including: no tax gross-ups (other than on relocation benefits), double trigger vesting provisions, comprehensive clawback policies, robust stock ownership guidelines and a policy against hedging or pledging of Company stock.

For these reasons, the Board of Directors recommends that shareholders vote FOR the approval of the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives and descriptions appearing on pages 51–73 of the Company’s Proxy Statement for the 2024 Annual Meeting.

The result of the Say on Pay vote is advisory in nature and will not be binding on the Company or our Board. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering named executive compensation arrangements for future years.

ITEM 3—APPROVAL OF 2024 OMNIBUS AWARD PLAN

2024 Plan

The Company is seeking shareholder approval of The Stanley Black & Decker 2024 Omnibus Award Plan (the “2024 Plan”) to replace the Company’s existing 2022 Plan. On February 27, 2024, the Board adopted the 2024 Plan subject to shareholder approval, and authorized the issuance of 9,320,000 shares of the Company’s common stock in connection with awards pursuant to the 2024 Plan.

The Board adopted the 2024 Plan to further the Company’s goal of attracting, incentivizing and retaining top talent and continuing to offer our key personnel compensation opportunities that are market competitive. If the 2024 Plan is approved by shareholders, no further awards will be granted under the Company’s 2022 Plan following the date of such approval and upon approval of the 2024 Plan the shares then-available for future awards under the 2022 Plan will be cancelled. If shareholders do not approve the 2024 Plan, it will not become effective, and the 2022 Plan will continue in accordance with its terms.

The Board believes that equity-based compensation plans, such as the 2024 Plan, benefit the interests of our shareholders by effectively linking employee compensation to the performance of our Company’s stock price. Approval of the 2024 Plan will enable the Compensation Committee to design and implement compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, and enhance shareholder alignment.

Reasons Why You Should Vote to Approve the 2024 Plan

The 2024 Plan is substantially similar to the 2022 Plan and, if approved, will allow the Company to continue granting equity incentive compensation awards that are intended to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. Based on current projections, the Company expects that it may not have sufficient share capacity under the 2022 Plan to continue granting equity incentive compensation awards through the first quarter of 2025, and the Board and the Compensation Committee wish to ensure that there is sufficient capacity available to make grants in subsequent years as well as any necessary off-cycle grants without any delay. If the 2024 Plan is not approved and we are not able to make equity grants in subsequent years, we will be at a significant disadvantage in attracting and retaining talented employees, consultants and non-employee directors. The 2024 Plan includes a number of governance best practices and shareholder-friendly terms, including the following features:

●	Director Compensation Limit: The total annual compensation of non-employee directors is limited to $750,000, including pursuant to awards under the 2024 Plan and retainer fees, and by approving the 2024 Plan, shareholders will be deemed to have also ratified this limit;
●	Double Trigger Vesting: Awards will not be accelerated in connection with a change in control of the Company if an acquirer replaces or substitutes outstanding awards in accordance with the requirements of the 2024 Plan; such awards will only accelerate if the participant incurs a qualifying termination of employment within two years following the change in control, as further discussed below;
●	Fungible Share Ratio: Full value awards (such as restricted stock and RSUs) reduce the shares available under the 2024 Plan by 2.85 shares for each share subject to such an award whereas options and SARs reduce the shares available under the plan by 1 share for each share subject to such an award;
●	Prohibition on Repricing: Without shareholder approval, the exercise price of options and stock appreciation rights (“SARS”) may not be reduced, and options and SARs may not be canceled in exchange for cash or other awards with a lower or no exercise price;
●	No Dividends or Dividend Equivalents Paid on Unvested Awards: Dividends and dividend equivalents on awards will only vest and be paid to the extent that the underlying award vests;
●	No Liberal Share Recycling: The 2024 Plan prohibits “liberal recycling” of shares under all awards such that shares tendered in payment of the exercise price, shares withheld by the Company to satisfy tax withholding obligations, and shares that are repurchased by the Company with proceeds realized by the Company in connection with any repurchase program will not become available for grant under the 2024 Plan;
●	Clawback Policies: Awards under the 2024 Plan are subject to recoupment or clawback under the Company’s clawback policies, as described in more detail under “Clawback of Awards in the Event of a Financial Restatement” on pages 48–49; and

●	Stock Ownership Guidelines: Awards under the 2024 Plan are subject to the Company’s Stock Ownership Guidelines for Executive Officers, as described in more detail under “Executive Officer Stock Ownership Guidelines” on page 48, and the Company’s Stock Ownership Guidelines for Non-Employee Directors, as described in more detail under “Stock Ownership Guidelines for Non-Employee Directors” on page 15.

The 2024 Plan provides for the grant of the following awards: (i) stock options, including incentive stock options (“ISOs”) intended to offer the optionee potentially favorable tax treatment under Section 422 of the Code, (ii) SARs, (iii) restricted stock and RSUs, (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on the Company’s common stock (“Other Stock-Based Awards”). Each of the awards will be evidenced by an award document setting forth the terms and conditions applicable thereto.

The foregoing summary is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is attached hereto as Appendix B.

Summary of Historical Grant Practices

In authorizing the number of shares available for issuance under the 2024 Plan, the Board considered the Company’s historical grant practices as well as the potential dilution and potential cost of the plan (sometimes referred to as shareholder value transfer).

On December 29, 2023, the last trading day of the Company’s 2023 fiscal year, the closing market price of the Company’s common stock as reported on the New York Stock Exchange was $98.10 per share.

Dilution. Over the past three fiscal years, our annual dilution was 0.8%, 0.4% and 0.7% (for the years ended December 30, 2023, December 31, 2022, and January 1, 2022, respectively) for an average annual dilution of 0.6%. Dilution is generally defined as the total equity awards granted less cancellations, divided by the weighted average number of common shares outstanding during the fiscal year.

Burn Rate. The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. Burn rate for each year is computed as the number of stock options and RSUs granted plus the number of PSUs earned, divided by the weighted-average number of common shares outstanding during the fiscal year. Unlike dilution, burn rate does reflect the number of equity awards cancelled during the year. In order to preserve cash during a challenging economic climate, the Compensation Committee granted MICP PSU for fiscal years 2020 and 2019, with a three-year vesting schedule commencing on March 15th in the year following the annual performance period. The Company reverted to the historical practice of cash-settlement for the fiscal year 2021 and subsequent annual incentive plans. The table below reflects 67,698, 144,923 and 165,480 of the previously described MICP PSUs that vested in fiscal years 2023, 2022 and 2021, respectively; on a basis excluding these atypical MICP PSUs the burn rate would have been 1.1% for 2023, 1.2% for 2022 and 0.9% for 2021.

	2023	2022	2021
Stock Options Granted (A)	848,394	868,139	862,317
Restricted Stock Units Granted (B)	827,133	870,848	463,084
Performance Share Units Earned (C)*	113,648	237,512	215,750
Numerator of Burn Rate (A) + (B) + (C)	1,789,175	1,976,499	1,541,151
Weighted Average Common Shares Outstanding (in ‘000)	149,751	148,170	158,760
Burn Rate	1.2%	1.3%	1.0%
*	We focus on PSUs earned, rather than granted, in analyzing burn rate. During the past three years we granted 105,947 PSUs in 2021, 125,259 PSUs in 2022 and 196,520 PSUs in 2023, in each case, assuming target achievement of performance goals.

Overhang. As of December 30, 2023, our “overhang rate” was 9.3%. Our overhang rate measures the total number of shares under all outstanding plan awards plus the number of shares authorized for future plan awards, as a percentage of the weighted-average number of shares of common stock outstanding for fiscal year 2023. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2024 Plan is approved by our stockholders, our overhang rate would be 11.4%, based on the weighted average number of shares of common stock outstanding for fiscal year 2023.

As of December 30, 2023:

●	There were 153,620,088 shares issued and outstanding.
●	There was a total of 5,490,848 stock options outstanding, with a weighted average exercise price of $133.22 and a weighted average remaining term of 6.22 years.
●	There was a total of 1,490,924 RSUs outstanding and 731,128 PSUs outstanding (assuming maximum level of performance payout).
●	There was a total of 6,161,350 shares available for future awards under the 2022 Plan (or shares sufficient to cover 2,416,216 shares subject to full value awards after application of the 2022 plan’s fungible ratio). As described more fully below, upon approval of the 2024 Plan, the shares remaining available under the 2022 Plan will be cancelled and no longer available for future grants and shares covered by any awards granted under the 2022 Plan following December 30, 2023 will reduce the shares available for awards under the 2024 Plan.

Summary of the 2024 Plan

Purpose

The purpose of the 2024 Plan is to provide appropriate incentives and rewards to employees, consultants and non-employee directors who are contributing to the Company’s future success and prosperity, thus enhancing the value of the Company for its shareholders and enabling the Company to attract and retain exceptionally qualified individuals upon whom, in large measure, the continued progress, growth and profitability of the Company depend.

Shares Available for Awards

The aggregate number of shares authorized to be issued in connection with the granting of awards under the 2024 Plan is (i) 9,320,000, less (ii) shares covered by any awards granted under the 2022 Plan following December 30, 2023, plus (iii) any shares subject to awards under the 2022 Plan, 2018 Plan, or the 2013 LTIP that are cash settled or otherwise terminate without delivery of shares (subject to the applicable fungible ratio that applied to such prior plan). No more than 9,320,000 shares will be available for delivery pursuant to the exercise of ISOs. The following shares will not be available for future awards under the 2024 Plan: (i) shares tendered or withheld in payment of the exercise price of a stock option in connection with a “net exercise” arrangement; (ii) shares withheld by the Company to settle tax withholding obligations in connection with the vesting of an award; and (iii) shares repurchased by the Company with the proceeds realized by the Company in connection with any repurchase program, whether using proceeds from the exercise of a stock option, SAR or otherwise.

Each share with respect to which an option or stock-settled SAR is granted under the 2024 Plan will reduce the aggregate number of shares that may be delivered under the 2024 Plan by one share, and each share with respect to which any other award denominated in shares is granted under the 2024 Plan will reduce the aggregate number of shares that may be delivered under the 2024 Plan by 2.85 shares.

If another company is acquired by the Company or an affiliate of the Company, any awards made (referred to as substitute awards) and any of the Company’s shares delivered upon assumption of or in substitution for outstanding grants made by the acquired company will not decrease the number of shares available for grants under the 2024 Plan.

Plan Administration

The 2024 Plan will be administered by the Compensation Committee, which is constituted in compliance with applicable rules and regulations issued under the federal securities laws and the Code (see the description of the Compensation Committee on page 18 of this Proxy Statement). The Compensation Committee may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2024 Plan will be binding on all interested parties. Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee will be responsible for making recommendations to the Board with respect to grants to non-employee directors. The Compensation Committee may delegate to officers or managers of the Company certain authority with respect to the granting of awards other than awards to Section 16 officers of the Company or to non-employee directors.

Amendment; Termination

The Board may amend, suspend or terminate the 2024 Plan or any award under the 2024 Plan, provided that shareholder approval must generally be obtained for any amendment that would increase the number of shares available for awards or permit the “re-pricing” of stock options or SARs (other than in the case of adjustments to the share reserve or such awards as permitted under the 2024 Plan in the event of certain corporate events), or to the extent that any such amendment would otherwise require approval of the shareholders pursuant to the applicable national securities exchange upon which the Company’s shares are traded or quoted.

No grants will be made under the 2024 Plan after February 27, 2034, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2024 Plan.

Limit on Director Compensation

The 2024 Plan provides that the maximum amount of compensation that may be paid to any non-employee director in respect of such individual’s service as a non-employee director in any single fiscal year (including awards under the 2024 Plan, determined based on the fair market value of such award as of the grant date, as well as cash retainer fees) may not exceed $750,000.

Eligibility

Awards may be made under the 2024 Plan to any employee, consultant or non-employee director of the Company or of any affiliate; provided that ISOs may only be granted to employees of the Company. As of February 12, 2024, there are approximately 7 executive officers, approximately 50,400 permanent non-executive officer employees and 10 non-employee directors who would be eligible to participate in the 2024 Plan, subject to any necessary approvals by the Compensation Committee. An individual’s eligibility for participation in the 2024 Plan is determined at the time the award is approved or made. The basis for participation in the 2024 Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2024 Plan’s purposes described above.

Terms and Conditions of Options

An award of stock options entitles a participant to purchase a specified number of shares during a specified term (not longer than 10 years from the date of grant or five years in the case of grants of ISOs to 10% shareholders) at a fixed price, affording the participant an opportunity to benefit from potential appreciation in the market price of the Company’s common stock from the date of grant. Stock options will vest and become exercisable over the exercise period established by the Compensation Committee in the award document. Generally, stock options are exercisable during a grantee’s lifetime only by the grantee. Stock options will not be granted under the 2024 Plan in consideration for, and will not be conditioned upon, the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option. In addition, ISOs awarded under the 2024 Plan will be designed to comply with the requirements of Section 422 of the Code.

The stock option exercise price will be as determined by the Compensation Committee, provided that, other than stock options granted as substitute awards, the exercise price may not be less than the fair market value of the Company’s common stock on the date of grant (or less than 110% of such fair market value in the case of grants of ISOs to 10% shareholders). The exercise price may be fully paid in cash or, as the Compensation Committee may determine, by delivery of the Company’s common stock previously owned by the grantee equal in value to the exercise price or delivering irrevocable instructions to a broker to sell shares issued upon exercise of the stock option and promptly pay the exercise price to the Company, by having shares of the Company’s common stock with a value (on the date of exercise) equal to the exercise price, withheld by the Company, by such other means as may be determined by the Compensation Committee, or in any combination of the foregoing. A grantee of a stock option (and any tandem SAR) will not have the rights of a stockholder until certificates for the shares underlying the stock options are recorded in the grantee’s name.

Stock Appreciation Rights

Unless the Compensation Committee determines otherwise, a participant granted a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee so determines in the case of a SAR granted in tandem with another award, as of the grant date of the other award), of a share of the Company’s common stock over the grant price of the SAR. Subject to the provisions of the 2024 Plan, the Compensation Committee has the right to determine the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of SARs, except that no SARs may be exercisable more than 10 years from the date of grant.

Restricted Stock, RSUs and Performance Awards

An award of restricted stock is an award of the Company’s common stock that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a restricted period of time determined by the Compensation Committee. The Compensation Committee may also impose such other restrictions and conditions on the award as it deems appropriate, including on the right to vote shares of restricted stock and to receive dividends; provided that any dividends on restricted stock will vest (or be forfeited) at the same time as the underlying shares to which such dividends relate. The Compensation Committee may provide that the restrictions will lapse separately or in combination, in installments or otherwise, as it deems appropriate. RSUs (including any performance awards denominated in units) may provide that upon settlement the grantee will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the Compensation Committee determines. An award of RSUs does not confer stockholder rights on the grantee, other than dividend equivalent rights (if applicable), during the specified restricted period. Performance awards are payable (or exercisable) based upon the achievement of performance goals during such performance periods as the Compensation Committee may establish. Restricted stock, RSUs and performance awards are all subject to a risk of forfeiture upon certain kinds of employment terminations, as determined by the Compensation Committee.

Dividend Equivalents

Dividend equivalents represent rights to receive payments equivalent to dividends or interest with respect to a specified number of shares. Dividend equivalents credited in respect of another award will vest (or be forfeited) at the same time as the underlying award to which they relate. Dividend equivalents are prohibited for awards in connection with stock options or SARs.

Other Stock-Based Awards

Other Stock-Based Awards are other awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of the Company’s common stock.

Change in Control

If, in connection with a change in control of the Company, a replacement award is provided to a participant, then no acceleration will occur solely on account of such change in control. Unless otherwise provided in the applicable individual agreement, upon the termination of the employment of a participant who holds replacement awards (i) by the participant for good reason, (ii) by the Company without cause, or (iii) due to the participant’s death, disability or retirement, in any case during the two-year period after such change in control, (1) all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (2) all options and SARs held by the participant immediately before such termination of employment that were outstanding as of the date of the change in control or that constitute replacement awards will remain exercisable for a period of three years following such termination of employment or until the expiration of the stated term of such option or SAR, whichever period is shorter (subject to any longer period of exercisability that may be provided in the applicable award agreement).

If a replacement award is not provided to the applicable participant, in the event of a change in control, unless otherwise provided in an applicable individual agreement, each then-outstanding option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding award of restricted stock and each RSU, performance award, dividend equivalent and Other Stock-Based Award will lapse and the awards will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

Restrictions on Transfer

Awards are generally not transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee may, however, grant awards that are transferable to the grantee’s immediate family members or to trusts or partnerships for such family members.

Adjustments

In the event of a stock split, stock dividend or other extraordinary corporate event, the Compensation Committee may provide for a cash payment to a participant relating to an outstanding award and may adjust the number and type of shares which may be made the subject of awards or are subject to outstanding awards. The Compensation Committee is also authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles.

Other than in connection with the foregoing extraordinary corporate events, however, without shareholder approval, outstanding awards may not be amended to reduce the exercise price of a stock option or the grant price of SARs, outstanding stock options or SARs may not be canceled in exchange for cash, other awards or stock options or SARs with an exercise price or grant price, as applicable, that is less than the exercise price or grant price of the original stock options or SARs, as applicable, and the Compensation Committee may not take any other action that is treated as a repricing under applicable accounting principles or standards.

Detrimental Activity and Clawback

The Compensation Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions as may be determined by the Compensation Committee from time to time, if a participant, during his or her employment or other service with the Company or a subsidiary engages in activity detrimental to the Company. Awards under the 2024 Plan are subject to the Recoupment Policy and the 2023 Clawback Policy to the extent applicable to the participant and the award.

Certain U.S. Federal Income Tax Considerations

The following discussion of certain U.S. federal income tax consequences applicable to awards under the 2024 Plan is a summary only. This summary is not intended to be exhaustive and does not describe the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Code), or tax laws other than U.S. federal income tax law. Because individual circumstances may vary, we recommend that all participants consult their own tax advisor concerning the tax implications of awards granted under the 2024 Plan.

The grant of a stock option or SAR under the 2024 Plan will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, a participant generally will recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally will recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in only capital gain or loss. In general, upon exercising a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price. Other awards under the 2024 Plan, including RSUs, generally will result in ordinary income to the participant at the time of delivery of cash, shares, or other property, or, with respect to awards such as restricted stock, the time that either the risk of forfeiture or restriction on transferability lapses (or at the date of grant if a timely election under Section 83(b) of the Code is filed). Subject to any applicable deduction limitations provided for under the Code, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, SAR, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2024 Plan. Different tax rules may apply to specific participants and transactions under the 2024 Plan.

New Plan Benefits Under the 2024 Plan

As described above, the selection of participants who will receive awards under the 2024 Plan and the size and types of awards will be determined by the Compensation Committee in its discretion. As such, the number or value of awards that will be granted under the 2024 Plan following the shareholder meeting is not yet determinable, and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. For information regarding the awards granted to our non-employee directors in 2023, see pages 23–24, and for information regarding awards granted to our named executive officers in 2023, see the “2023 Grants of Plan-Based Awards Table” on page 53.

Equity Compensation Plan Information Table at 2023 Fiscal Year-End

Compensation plans under which the Company’s equity securities are authorized for issuance at December 30, 2023 (i.e., prior to the adoption of the 2024 Plan) are as follows:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options and stock awards	(B) Weighted-average exercise price of outstanding options	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	7,883,446(1)	$133.22(2)	7,231,476(3)
Equity compensation plans not approved by security holders(4)	—	—	—
Total	7,883,446	$133.22	7,231,476
(1)	Consists of 5,490,848 shares underlying outstanding stock options (whether vested or unvested) with a weighted-average exercise price of $133.22 and a weighted-average remaining term of 6.22 years; 2,222,052 shares underlying time-vesting RSUs that have not yet vested and the maximum number of shares that will be issued pursuant to outstanding performance awards if all established goals are met; and 170,546 of shares earned but related to which participants elected deferral of delivery. All stock-based compensation plans are discussed in Note J, Capital Stock, of the Notes to Consolidated Financial Statements in Item 8 in the Company’s Form 10-K.
(2)	There is no cost to the recipient for shares issued pursuant to time-vesting RSUs or performance awards. Because there is no strike price applicable to these stock awards they are excluded from the weighted-average exercise price, which pertains solely to outstanding stock options.
(3)	Consists of 1,070,126 of shares available for purchase under the employee stock purchase plan (ESPP) at the election of employees and 6,161,350 securities available for future grants under stock-based compensation plans. On February 16, 2022, the Board adopted the 2022 Omnibus Award Plan (the “2022 Plan”) and authorized the issuance of 9,800,000 shares of the Company’s common stock in connection with the awards pursuant to the 2022 Plan. No further awards are available for issuance under the Company’s 2013 Long-Term Incentive Plan or the 2018 Omnibus Award Plan.
(4)	U.S. non-highly compensated employees are eligible to contribute from 1% to 25% of their salary to a qualified tax deferred savings plan as described in the Employee Stock Ownership Plan (“ESOP”) section of Note L, Employee Benefit Plans, of the Notes to the Consolidated Financial Statements in Item 8. The Company contributes an amount equal to one-half of the employee contribution up to the first 7% of salary. There is a non-qualified tax deferred savings plan for highly compensated salaried employees which mirrors certain qualified plan provisions but was not specifically approved by security holders. Eligible highly compensated salaried U.S. employees are eligible to contribute from 1% to 50% of their salary to the non-qualified tax deferred savings plan. The same matching arrangement was provided for highly compensated salaried employees in the non-qualified plan, to the extent the match was not fully met in the qualified plan, except that the arrangement for these employees is outside of the ESOP, and is not funded in advance of distributions. If the Company decides to make matching contributions for a year, it will make contributions, in an amount determined at its discretion, that may constitute part or all of or more than the matching contributions that would have been made pursuant to the provisions of the Supplemental RAP that were in effect prior to 2019. For both qualified and non-qualified plans, the investment of the employee’s contribution and the Company’s matching contribution is controlled by the employee and may include an election to invest in Company stock. Shares of the Company’s common stock may be issued at the time of a distribution from the qualified plan. The number of securities remaining available for issuance under the plans at December 30, 2023, is not determinable, since the plans do not authorize a maximum number of securities.

If our shareholders approve the 2024 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the plan.

ITEM 4—APPROVAL OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young as the registered independent public accounting firm to audit the financial statements of the Company for the current fiscal year. As a matter of good corporate governance, the Board of Directors is requesting ratification by the shareholders of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2024. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the subsequent year. Because it is difficult and not cost effective to make a change in independent registered public accounting firms so far into the year, the appointment of Ernst & Young would probably be continued for fiscal year 2024 unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the Company’s auditors since 1932. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as the Company’s independent auditor is in the best interests of the Company and its investors. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s registered independent public accounting firm for the 2024 fiscal year.

Fees of Independent Auditors

General. In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2023, the Company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2023. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget amount. With respect to non-audit services, the Audit Committee will consider and, if appropriate, give pre-approval to specific subcategories of such services with related budget amounts. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Audit Committee’s policies. All of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were pre-approved by the Audit Committee. The Audit Committee approved all of the services described below in accordance with its pre-approval policies and procedures. The aggregate fees billed to the Company by Ernst & Young for professional services in fiscal years 2022 and 2023 were as follows:

Audit Fees. The aggregate fees billed by Ernst & Young to the Company for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services rendered in connection with statutory audits for fiscal years 2022 and 2023 were approximately $14,650,000 and approximately $14,846,000, respectively.

Audit-Related Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2022 and 2023 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the Company’s annual financial statements were approximately $56,000 and approximately $58,000, respectively. Audit-related services generally include fees for audits of companies acquired and sold, pension audits, accounting related consultations, and filings with the Securities and Exchange Commission.

Tax Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2022 and 2023 for professional services rendered for tax compliance, tax advice and tax planning were approximately $4,636,000 and approximately $5,646,000, respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees. The aggregate fees billed by Ernst & Young to the Company in fiscal years 2022 and 2023 for services other than audit services, audit-related services and tax services were approximately $7,200 per year, for access to their global online resource for accounting and financial reporting literature and thought leadership.

VOTING INFORMATION

Only shareholders of record as of February 26, 2024, are entitled to vote

The Company has one class of outstanding common stock, $2.50 par value per share (“common stock”). Only shareholders of record at the close of business on February 26, 2024 (the “record date”), as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Annual Meeting. On the record date, 153,803,835 shares of common stock were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

Attending the annual meeting

If you plan to attend the Annual Meeting of Shareholders, please bring a proper form of identification. The taking of photographs and the recording, both audio and video, of the Annual Meeting is strictly prohibited. No portion of the Annual Meeting may be used or broadcast in any manner without the Company’s consent. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

While COVID vaccination is not required for attendance, all attendees should comply with the recommendations of state and local public health officials with respect to social distancing and face coverings during the Annual Meeting.

Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

A majority of the shares outstanding and entitled to vote must be present in person or by proxy for a vote to be taken

In order to have a quorum, a majority of the shares outstanding and entitled to vote must be present in person or by proxy at the Annual Meeting. Attendance at the Annual Meeting constitutes presence in person for this purpose. If a quorum is not present, a majority of shares that are represented may postpone the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

Vote required for approval

With respect to proposal 1, because the election of directors is uncontested, directors shall be elected by the vote of the majority of votes cast, which means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director. An incumbent director who fails to achieve a majority of the votes cast for his or her election will offer to tender his or her resignation from the Board. The Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation, considering all factors that the Board believes to be relevant, and will publicly disclose its decision within ninety (90) days from the date of the certification of the election results. The resignation, if accepted by the Board, will be effective at the time of the Board’s determination to accept the resignation. A properly executed proxy marked “abstain” as to any director will not be voted in connection with the election of that director.

The following matters will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against that proposal:

●	the compensation of the Company’s named executive officers (on an advisory basis) (proposal 2);
●	the proposal to approve the Company’s Omnibus Award Plan (proposal 3); and
●	the proposal to ratify the appointment of Ernst & Young as the registered independent public accounting firm for the 2024 fiscal year will be approved (proposal 4).

A properly executed proxy marked “abstain” with respect to any of the above proposals will not be voted and will have no effect on the outcome of that proposal.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the Company is soliciting proxies from the shareholders of the Company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 25, 2024, and follow the instructions provided on that site.
(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 25, 2024, and follow the instructions provided in the recorded message.
(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the postage-prepaid envelope provided. Your proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, NY 11717 prior to 11:59 p.m. EDT on April 25, 2024, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Black & Decker Retirement Account Plan (formerly the Stanley Account Value Plan)

If you hold shares in the Company through the Stanley Black & Decker Retirement Account Plan (the “401(k) Plan”), you can instruct the trustee, Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	GO TO THE WEBSITE: www.proxyvote.com to vote over the Internet anytime up to 11:59 p.m. EDT on April 23, 2024, and follow the instructions provided on that site.
(2)	CALL 1-800-690-6903 from the U.S. or Canada (this call is toll free) to vote by telephone anytime up to 11:59 p.m. EDT on April 23, 2024, and follow the instructions provided in the recorded message.
(3)	COMPLETE, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Broadridge at 51 Mercedes Way, Edgewood, NY 11717 no later than 11:59 p.m. EDT on April 23, 2024, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting.

In addition, because only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares personally at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If you are a participant (or beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of common stock outside of your 401(k) Plan account, you should receive a voting card for shares credited to your account in the 401(k) Plan, a separate voting instruction card if you are a record holder of additional shares of Company common stock, and a voting instruction card if you hold additional shares of Company common stock through a broker, bank or other nominee. You must vote shares that you hold as a shareholder of record, shares that you hold through a broker, bank or other nominee, and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to your shares of Company common stock in order to ensure that all of your shares are voted in accordance with your wishes.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

●	First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, stating that you would like to revoke your proxy. This notice must be received prior to 11:59 p.m. EDT on April 25, 2024.
●	Second, you may complete and submit a new later-dated proxy by any of the methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by the Company in accordance with the instructions for voting set forth in this Proxy Statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.
●	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

●	First, you may send a written notice to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, stating that you would like to revoke your instructions to Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan. This written notice must be received no later than 11:59 p.m. EDT on April 23, 2024, in order to revoke your prior instructions.
●	Second, you may submit new voting instructions under any one of the methods described above under “Voting your shares held in the Stanley Black & Decker Retirement Account Plan.” The latest dated instructions actually received by Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this Proxy Statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the Company (whether through the return of a proxy card, by telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted as follows:

●	“FOR” the election of all nominees for the Board of Directors;
●	“FOR” the approval, on an advisory basis, of the compensation of named executive officers;
●	“FOR” the Company’s Omnibus Award Plan; and
●	“FOR” the ratification of the appointment of Ernst & Young LLP as the registered independent public accounting firm for the 2024 fiscal year.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

If the shares you own are held in “street name” by a broker or other nominee entity, and you provide instructions to the broker or nominee as to how to vote your shares, your broker or other nominee entity, as the record holder of your shares, is required to vote your shares according to your instructions. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be considered as present for quorum purposes, but they are not considered as votes cast and, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.

If you hold shares in the Company through the 401(k) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from participants and beneficiaries of deceased participants. Voting of the 401(k) Plan shares by the trustee is subject to federal pension laws, which require the trustee to act as a fiduciary for 401(k) Plan participants and beneficiaries in deciding how to vote the shares. Therefore, irrespective of these voting provisions, it is possible that the trustee may decide to vote allocated shares for which it does not receive instructions in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

Confidential Voting

All proxies, ballots and tabulations of shareholders will be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The Company will pay all of the expenses of the solicitation. In addition to the distribution of the proxy material, such solicitation may be made by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. The Company has retained D.F. King & Co. to aid in the solicitation of proxies. The Company expects the additional expense of D.F. King’s assistance to be approximately $25,000. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to deliver proxy materials to beneficial owners. The Company will, upon request, reimburse these institutions for their reasonable expenses in delivering proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at www.proxyvote.com or upon written request to Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.

Householding

In order to reduce printing and mailing costs and associated fees, the Company may deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address in accordance with the Securities and Exchange Commission’s householding procedures. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will promptly deliver a separate copy of this Proxy Statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of these documents. To obtain a copy, shareholders may call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (877) 732-3613, write to them at 48 Wall Street, 22nd Floor, New York, New York 10005, or write to us at Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.

Shareholders who currently receive multiple copies of the Proxy Statement and Annual Report, or Notice Regarding the Availability of Proxy Materials at one address and would like to request “householding” of their communications in future should contact their broker, call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (877) 732-3613, write to them at 48 Wall Street, 22nd Floor, New York, New York 10005, or write to us at Stanley Black & Decker, Inc., Attention: Investor Relations, 1000 Stanley Drive, New Britain, Connecticut 06053.

Shareholder Proposals or Nominations for the 2025 Annual Meeting

Rule 14a-8 Shareholder Proposals. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act intended to be presented at the Company’s 2025 Annual Meeting and included in the proxy statement must be received by the Secretary at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 not later than the close of business on November 8, 2024, and must comply with Rule 14a-8’s requirements. Our regular business hours are from 9 a.m. to 5 p.m. Eastern Time.

Advance Notice Nominations and Proposals. Under the Company’s current Bylaws, a shareholder who intends to make a nomination or present other business at the Company’s 2025 Annual Meeting (including pursuant to Rule 14a-19) must give notice to the Secretary in proper written form, subject to certain exceptions, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders. Thus, a notice of a shareholder proposal or nomination for the 2025 Annual Meeting, submitted other than pursuant to Rule 14a-8, and other than with respect to director nominees through proxy access as described below, will not be timely if received by the Secretary before December 27, 2024, or after January 26, 2025. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must provide the information set forth in the Bylaws (which includes information required under Rule 14a-19 under the Exchange Act).

Proxy Access Nominations. The Company’s Bylaws include proxy access provisions that permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Under these provisions, a required notice must be received at the Company’s principal executive offices, subject to certain exceptions, at least 120 days but no more than 150 days prior to the anniversary of the date on which the Proxy Statement was first mailed relating to the immediately preceding Annual Meeting. Thus, a notice with respect to proxy access for the 2025 Annual Meeting will not be timely if received at the Company’s principal executive offices before October 9, 2024, or after November 8, 2024.

Questions

If you have questions about this proxy solicitation or voting, please call the Company’s proxy solicitor, D.F. King & Co., Inc. at tel. (877) 732-3613, write to them at 48 Wall Street, 22nd Floor New York, New York, 10005, or write to us at Stanley Black & Decker, Inc., Attention: Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

Janet M. Link
Secretary

APPENDIX A

RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT
ADJUSTED GROSS MARGIN RATE, ADJUSTED DILUTED EARNINGS PER SHARE (ADJUSTED EPS),
AND FREE CASH FLOW

(Millions of Dollars, Except Per Share Amounts)

Year-to-Date 2023
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Profit	$3,932.60	$166.90	$4,099.50
Gross Margin	24.9%		26.0%
Fourth Quarter 2022
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Profit	$753.5	$24.5	$778.0
Gross Margin	18.9%		19.5%
Year-to-Date 2023
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Diluted EPS—Continuing Operations	$(1.88)	$3.33	$1.45
Year-to-Date 2022
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Diluted EPS—Continuing Operations	$1.06	$3.56	$4.62
Year-to-Date 2023
	Operating Cash Flows		Capital Expenditures		Free Cash Flow(1)
SBD	$1,191.3	–	$338.7	=	$852.6
(1)	A summary of the pre-tax Non-GAAP adjustments for Adjusted Gross Margin Rate and Adjusted EPS can be found in the Company’s Annual Report on Form 10-K under the heading “Results from Operations.” The Non-GAAP 2023 and 2022 information, as reconciled to GAAP above, is considered relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES USED IN THIS PROXY STATEMENT
LTIP PSU - ADJUSTED EPS & CASH FLOW RETURN ON INVESTMENT (“CFROI”)

(Millions of Dollars, Except Per Share Amounts)

LTIP 2021–2023 ADJUSTED EPS

Year-to-Date 2023
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Diluted EPS—Continuing Operations	$(1.88)	$4.08	$2.20
Year-to-Date 2022
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Diluted EPS—Continuing Operations	$1.06	$4.26	$5.32
Year-to-Date 2021
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Diluted EPS—Continuing Operations	$9.33	$1.69	$11.02

LTIP 2022–2024 ADJUSTED EPS

Year-to-Date 2023
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Diluted EPS—Continuing Operations	$(1.88)	$3.31	$1.43
Year-to-Date 2022
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Diluted EPS—Continuing Operations	$1.06	$3.61	$4.67

LTIP 2021–2023 CFROI

Year-to-Date 2023
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Cash Flow From Operations	$1,191.3	$346.8	$1,538.1
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$346.8	$1,832.4

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	207.5	9,592.7
Average Capital	$16,702.3	$207.5	$16,909.8

CFROI(1)	8.9%		10.8%

Year-to-Date 2022
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Cash Flow From Operations	$(1,459.5)	$471.6	$(987.9)
Interest Expense (After-Tax)	224.2	—	224.2
	$(1,235.3)	$471.6	$(763.7)

Long-Term Debt*	$4,853.3	$—	$4,853.3
Short-Term Borrowings*	2,172.0	—	2,172.0
Current Portion Of Long-Term Debt*	1.3	—	1.3
Equity*	10,653.3	14.9	10,668.2
Average Capital	$17,679.9	$14.9	$17,694.7

CFROI(1)	(7.0)%		(4.3)%

Year-to-Date 2021
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Cash Flow From Operations	$663.1	$154.9	$818.0
Interest Expense (After-Tax)	138.9	—	138.9
	$802.0	$154.9	$956.9

Long-Term Debt*	$4,299.5	$—	$4,299.5
Short-Term Borrowings*	1,121.3	—	1,121.3
Current Portion Of Long-Term Debt*	0.7	—	0.7
Equity*	11,329.4	143.8	11,473.2
Average Capital	$16,750.9	$143.8	$16,894.7

CFROI(1)	4.8%		5.7%

LTIP 2022–2024 CFROI

Year-to-Date 2023
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Cash Flow From Operations	$1,191.3	$188.5	$1,379.8
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$188.5	$1,674.1

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	(206.8)	9,178.4
Average Capital	$16,702.3	$(206.8)	$16,495.5

CFROI(1)	8.9%		10.1%

Year-to-Date 2022
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Cash Flow From Operations	$(1,459.5)	$161.3	$(1,298.2)
Interest Expense (After-Tax)	224.2	—	224.2
	$(1,235.3)	$161.3	$(1,074.0)

Long-Term Debt*	$4,853.3	$—	$4,853.3
Short-Term Borrowings*	2,172.0	—	2,172.0
Current Portion Of Long-Term Debt*	1.3	—	1.3
Equity*	10,653.3	(209.5)	10,443.8
Average Capital	$17,679.9	$(209.5)	$17,470.4

CFROI(1)	(7.0)%		(6.1)%

LTIP 2023–2025 CFROI

Year-to-Date 2023
	GAAP	Non-GAAP Adjustments, Other	Non-GAAP - LTIP(2)
Cash Flow From Operations	$1,191.3	$104.9	$1,296.2
Interest Expense (After-Tax)	294.3	—	294.3
	$1,485.6	$104.9	$1,590.5

Long-Term Debt*	$5,727.0	$—	$5,727.0
Short-Term Borrowings*	1,588.9	—	1,588.9
Current Portion Of Long-Term Debt*	1.2	—	1.2
Equity*	9,385.2	145.6	9,530.8
Average Capital	$16,702.3	$145.6	$16,847.9

CFROI(1)	8.9%		9.4%
*	2-point average
(1)	CFROI is computed as cash from operations plus after-tax interest expense, divided by the 2-point average of debt and equity (i.e., beginning and end of year).
(2)	The non-GAAP 2023, 2022 and 2021 information, as reconciled to GAAP above, is considered relevant to aid analysis and understanding of the Company’s results for purposes of determining LTIP achievement aside from the impact of Non-GAAP adjustments and other adjustments and ensures appropriate comparability to the originally established performance goals. A summary of the pre-tax Non-GAAP adjustments for Adjusted EPS can be found in the Company’s Annual Report on Form 10-K under the heading “Results from Operations.” Other adjustments include computing Adjusted EPS for LTIP PSU purposes based on the fixed shares outstanding at the inception of the performance period, as well as the impact of adding back pro forma and actual EPS for 2022 and 2021, respectively, for the divested Security business for comparability to the originally established goals. The numerator and denominator of CFROI in each year were also adjusted for the cash flow and equity impacts, as applicable, pertaining to the Non-GAAP adjustments in calculating EPS, for comparability to the originally established goals.

APPENDIX B

THE STANLEY BLACK & DECKER

2024 OMNIBUS AWARD PLAN

Section 1. Purpose

The purposes of this Stanley Black & Decker 2024 Omnibus Award Plan (the “Plan”) are to encourage selected employees, consultants, and non-employee directors of Stanley Black & Decker, Inc. (together with any successor thereto, the “Company”) or any of its Affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan. An Award Agreement may be in an electronic medium.

(d)

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e)

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)

“Committee” shall mean the Compensation and Talent Development Committee of the Board.

(g)

“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(h)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(i)

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, the average of the high and the low price of a Share as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined (or if not then trading on the New York Stock Exchange, on the securities exchange or over-the-counter market on which the Shares are principally trading on such date) or, if there is no trading of Shares on such date, the average of the high and the low price on the next preceding date on which there was such trading. In the event that there is no public market for Shares on the date as of which fair market value is to be determined, the fair market value of Shares shall be as determined in good faith by the Committee, taking into account factors consistent with Section 1.409A-1(b)(5)(iv)(B) of the Treasury Regulations as the Committee deems appropriate.

(j)

“Immediate family members” of a Participant shall mean the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests.

(k)

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto. Incentive Stock Options may be granted only to employees of the Company or any of its “subsidiary corporations” or “parent corporations” within the meaning of Section 424 of the Code.

(l)

“Non-Employee Director” shall mean any non-employee director of the Company or of any Affiliate.

(m)

“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(n)

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option, as applicable.

(o)

“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)

“Participant” shall mean any employee of, or consultant to, the Company or any Affiliate who is designated by the Committee to be granted an Award under the Plan and any Non-Employee Director of the Company who is designated by the Corporate Governance Committee to be granted an Award under the Plan.

(q)

“Performance Award” shall mean any Award granted under Section 6(d) of the Plan.

(r)

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(s)

“Prior Plans” shall mean the 2013 Plan, the 2018 Plan, and the 2022 Plan, collectively.

(t)

“Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(u)

“Restricted Securities” shall mean securities covered by Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(v)

“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w)

“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan.

(x)

“Shares” shall mean shares of the common stock of the Company, par value $2.50 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(y)

“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(z)

“2013 Plan” shall mean the Company’s 2013 Long-Term Incentive Plan.

(aa)

“2018 Plan” shall mean the Company’s 2018 Omnibus Award Plan.

(bb)

“2022 Plan” shall means the Company’s 2022 Omnibus Award Plan.

Section 3. Administration

Except as otherwise provided herein, the Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or be cancelled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine in accordance with the requirements of Section 409A of the Code whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. All elective deferrals permitted pursuant to this Section 3 shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee. The Committee may credit interest or earnings, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Shares.

Notwithstanding the foregoing, unless otherwise determined by the Board, the Corporate Governance Committee of the Board shall be responsible for recommending to the Board grants of Awards to Non-Employee Directors (including any Award Agreements and terms and conditions applicable to such Awards).

Section 4. Shares Available for Awards

(a)       Shares Available. Subject, in each case, to adjustment as provided in Section 4(b):

(i)

Calculation of Number of Shares Available. The aggregate number of Shares authorized to be issued in connection with the granting of Awards under the Plan shall not exceed 9,320,000, less the number of Shares covered by any awards granted under the 2022 Plan following December 31, 2023, plus any Shares that become available for Awards in accordance with Section 4(a)(ii) of the Plan. Notwithstanding the foregoing, (A) no more than 9,320,000 Shares shall be cumulatively available for delivery pursuant to the exercise of Incentive Stock Options and (B) notwithstanding any plan or program of the Company to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director, in respect of such individuals’ service as a Non-Employee Director, in any single fiscal year (including Awards under the Plan, determined based on the fair market value of such Award as of the grant date, as well as retainer fees) shall not exceed $750,000. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each share with respect to which any other Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by 2.85 Shares.

(ii)

If Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited or cancelled, or if an Award is cash settled or otherwise terminates without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, cancellation, cash settlement or termination, shall again become available for granting Awards under the Plan (with each Share subject to an Option or Stock Appreciation Right added back as one Share and each Share subject to any other Award added back as 2.85 Shares). Following the date on which the shareholders approve the Plan, no further awards shall be granted under any Prior Plans. However, if Shares covered by an award granted under a Prior Plan, or to which such an award relates, are forfeited or cancelled, or if an award under such Prior Plan is cash settled or otherwise terminates without the delivery of Shares, then the Shares covered by such award, or to which such award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the applicable Prior Plan with respect to such award, to the extent of any such forfeiture, cancellation, cash settlement or termination, shall become available for granting Awards under the Plan. In the case of any awards granted under the 2018 Plan or 2022 Plan prior to the Effective Date that become available for granting of Awards under the Plan in accordance with the immediately preceding sentence following the Effective Date, (x) each Share with respect to which an option or stock-settled stock appreciation right granted under the 2018 Plan or 2022 Plan that is made available for delivery of Awards under the Plan shall be added as one Share, (y) each share with respect to which any other award denominated in Shares granted under the 2018 Plan that is made available for delivery of Awards under the Plan shall be added as four Shares, and (z) each share with respect to which any other award denominated in Shares granted under the 2022 Plan that is made available for delivery of Awards under the Plan shall be added as 2.55 Shares.

(iii)

For the avoidance of doubt, any Shares which (A) are tendered to or withheld by the Company to satisfy payment of applicable tax withholding requirements in connection with the vesting or delivery of an Award, (B) are withheld by the Company upon exercise of an Option pursuant to a “net exercise” arrangement, or (C) underlie a Stock Appreciation Right that is settled in Shares, shall not again be made available for Awards under the Plan. Further, Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan.

(iv)

Accounting for Awards. For purposes of this Section 4,

(A)        if an Award (other than a Dividend Equivalent) is denominated or settled in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; for the avoidance of doubt, any Award that by its terms is to be settled solely in cash shall not be counted against the aggregate number of Shares available for granting Awards under the Plan;

(B)        Dividend Equivalents shall be counted against the aggregate number of Shares available for granting Awards under the Plan, if at all, only in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under a Prior Plan may be counted or not counted under procedures adopted by the Committee in order to avoid double counting; and

(C)        Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines (a “Substitute Award”), shall not be counted against the Shares available for granting Awards under the Plan.

(v)

Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or any other Shares.

(b)

Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5. Eligibility

Any employee of (including any officer of), or consultant to, the Company or any Affiliate and any Non-Employee Director of the Company shall be eligible to be designated a Participant.

Section 6. Awards

(a)

Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee may determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or, if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award); provided, further, however, that that the purchase price per Share with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the Shares on the date of grant of such Option if such purchase price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of Section 409A or Section 422 of the Code, as applicable.

(ii)

Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Without limiting the generality of the foregoing, and unless otherwise set forth in the

Participant’s Award Agreement, such payment may be made: (A) in cash, or its equivalent, (B) subject to such rules as may be established by the Committee and subject to applicable law, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), or (ii) through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (C) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (D) by a combination of the foregoing, or (E) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(iv)

Incentive Stock Options. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. If the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the purchase price per Share of such Option must be at least 110% of the Fair Market Value of a Share on the date of grant, and the term of such Option shall not exceed a period of five years from the date of its grant. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

(v)

Transferability. An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and, during the Participant’s lifetime, shall be exercisable only by the Participant, except that the Committee may:

(A)        permit exercise, during the Participant’s lifetime, by the Participant’s guardian or legal representative; and

(B)        permit transfer, upon the Participant’s death, to beneficiaries designated by the Participant in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

(C)        grant Non-Qualified Stock Options that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to Immediate Family of the Participant.

(b)

Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares, at the Company’s sole discretion, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided that no Stock Appreciation Right shall be exercisable more than ten years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)

Restricted Stock and Restricted Stock Units.

(i)

Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions, subject to Section 6(e), may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Any dividends on Restricted Stock may accrue during the restricted period but will vest (or be forfeited) at the same time as the Restricted Stock Award to which such dividends relate.

(iii)

Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)

Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units that are, in either case, still subject to restriction, shall be forfeited and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities.

(v)

Restricted Stock Units. Except as otherwise determined by the Committee or set forth in an Award Agreement, Restricted Stock Units shall be subject to the following requirements. Unless previously forfeited, and subject to Section 10(b), Restricted Stock Units shall be settled on or before the 30th day following the earliest of (I) the applicable vesting date set forth in the Award Agreement, (II) the Participant’s death, (III) the Participant’s separation from service within the meaning of Section 409A of the Code after attaining the age of Retirement as defined below or as a result of a disability within the meaning of Section 22(e)(3) of the Code. Restricted Stock Units may be denominated or payable in cash, Shares, other securities or other property. If the Committee reasonably anticipates that making a payment in respect of Restricted Stock Units may violate Federal securities laws or other applicable law, such payment may be delayed and made in accordance with Section 409A of the Code and Section 1.409A-2(b)(7)(ii) of the Treasury Regulations thereunder.

(d)

Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including Restricted Stock), other securities, other Awards, or other property and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

(e)

Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards (other than Awards in respect of Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. To the extent that Dividend Equivalents are credited in respect of any Award made under Section 6 of the Plan (including any Performance Award), such Dividend Equivalent(s) will vest (or be forfeited) at the same time as the underlying Award to which such Dividend Equivalent(s) relate. Subject to the terms of the Plan and any applicable Awards Agreement, such Awards may have such additional terms and conditions as the Committee may determine.

(f)

Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award).

(g)

General.

(i)

No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)

Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any awards granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments. The Participant (or, in the event of death, the Participant’s beneficiary or estate) may direct the sale on behalf of, or for the benefit of the Participant (or, in the event of death, the Participant’s beneficiary or estate) of some or all of the Shares delivered pursuant to an Award granted to the Participant.

(iv)

Limits on Transfer of Awards. Except as provided in Section 6(a) above regarding Options, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that, (A) if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant and (B) the Committee may grant any Awards that are transferable, or amend outstanding Awards to make them so transferable, without payment of consideration, to Immediate Family of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any Affiliate.

(v)

Terms of Awards. Except as otherwise specified in the Plan, the Term of each Award shall be for such period as may be determined by the Committee. Notwithstanding the foregoing, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)

Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7. Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any Award (and the related Award Agreement), including any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i)

increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof;

(ii)

permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be granted with per Share grant, purchase, or exercise prices of less than the Fair Market Value of a Share on the date of grant thereof, except to the extent permitted under Sections 4(b), 6(a), 6(b), or 6(f) hereof; or

(iii)

otherwise require approval of the shareholders of the Company in order to comply with rules of the applicable national securities exchange upon which the Shares are traded or quoted.

(b)

Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(c)

Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(d)

Certain Adjustments of Awards Not Permitted. Except in connection with an event or transaction described in Section 4(b), 7(b) or 7(c) or the grant of Substitute Awards, without shareholder approval, (i) the terms of outstanding Awards may not be amended to reduce the purchase price per Share purchasable under an Option or the grant price of Stock Appreciation Rights, (ii) outstanding Options or Stock Appreciation Rights may not be canceled in exchange for cash, other Awards or Options or Stock Appreciation Rights with a purchase price per Share or grant price, as applicable, that is less than the purchase price per Share or grant price of the original Options or Stock Appreciation Rights, as applicable, and (iii) the Committee may not take any other action that is treated as a repricing under applicable accounting principles or standards. In addition, Options shall not be granted under this Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(e)

Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan or such Award into effect.

Section 8. General Provisions

(a)

No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

Delegation. The Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine in accordance with applicable law, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Participants who are neither (i) officers of the Company for purposes of Section 16 of the Exchange Act, nor (ii) Non-Employee Directors.

(c)

Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount determined by the Company (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Awards or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)

Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(g)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(j)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)

Construction. For purposes of the Plan, the terms “include,” “includes” and “including” shall mean such terms without limitation.

(l)

Detrimental Activity and Recapture. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant during employment or other service with the Company or an Affiliate, engages in activity detrimental to the Company. In addition, Awards granted under the Plan shall be subject to the Stanley Black & Decker, Inc. Financial Statement Compensation Recoupment Policy to the extent such policy is by its terms applicable to the Participant and the Award.

Section 9. Change in Control

(a)

In the event of a Change in Control, unless otherwise set forth in an Award Agreement or provided in an individual severance or employment agreement to which the applicable Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

(i)

The vesting of any Award that is determined to be a “Replaced Award” (as such term is defined below) will not be accelerated, and any applicable restrictions or conditions thereon will not lapse, solely as a result of the Change in Control.

(ii)

If an award meeting the requirements of Section 9(a)(iii) (a “Replacement Award”) is not provided to the Participant in accordance with Section 9(a)(iii) in order to replace or adjust such outstanding Award held by the Participant immediately prior to the Change in Control (a “Replaced Award”), then each then-outstanding Option and Stock Appreciation Right held by the Participant will become fully vested and exercisable and the restrictions applicable to each outstanding Award of Restricted Stock or Restricted Stock Units, Performance Award, Dividend Equivalent or Other Stock-Based Award held by the Participant will lapse and such Award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting). For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards or Replaced Awards, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).

(iii)

An award meets the conditions of this Section 9(a)(iii) (and hence qualifies as a Replacement Award) if (A) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (B) it has a value at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 9(a)(iii) are satisfied will be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(iv)

If the Participant terminates his or her employment for Good Reason, the Participant is involuntarily terminated by the Company or, if applicable, an Affiliate, for reasons other than for Cause, or the Participant’s employment terminates due to the Participant’s death or Disability or Retirement, as such terms are hereinafter defined, during the period of two years following a Change in Control (A) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (B) all Options and Stock Appreciation Rights held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change in Control or that constitute Replacement Awards will remain exercisable for not less than three years following such termination of employment or until the expiration of the stated term of such Option or Stock Appreciation Rights, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(b)

For purposes of the Plan, a “Change in Control” shall be deemed to have occurred if:

(i)

any Person, as hereinafter defined, is or becomes the Beneficial Owner, as hereinafter defined, directly or indirectly, of securities of the Company, as hereinafter defined, (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of Board directors then serving: individuals who, on the Effective Date, constitute the Board and any new Board director (other than a Board director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company or by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Board directors then still in office who either were Board directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(c)

Notwithstanding any provision of the Plan to the contrary, to the extent an Award shall be deemed to be vested or earned, or to the extent the restrictions applicable to an Award shall be deemed to lapse, upon the occurrence of a Change in Control and such Change in Control is not described by Section 409A(a)(2)(A)(v) of the Code, then any resulting payment permitted by this Section 9 that would be considered deferred compensation under Section 409A of the Code will instead be made to the Participant on the 30th day following the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

(d)

Solely for purposes of Sections 9(b) and (d), and notwithstanding anything to the contrary in any other provision of the Plan, the following terms shall have the following meanings:

(i)

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(ii)

“Company” shall mean Stanley Black & Decker, Inc.; and

(iii)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(e)

Unless otherwise specified in an applicable employment agreement, change in control severance agreement, severance plan or Award Agreement, in each case, as may be applicable to the Participant:

(i)

“Cause” shall mean

(A)        the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company or its Affiliates (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant) that has not been cured within 30 calendar days after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or

(B)        the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise.

For purposes of clauses (A) and (B) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

(ii)

“Disability” shall have the meaning provided in Section 22(e)(3) of the Code or any successor provision thereto;

(iii)

“Good Reason” shall mean, in each case without the consent of the affected Participant:

(A)        a reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all similarly situated employees of the Company and all similarly situated employees of any Person in control of the Company;

(B)        the relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof), except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control; or

(C)        the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, in any event within seven calendar days of the date such compensation is due.

No termination of employment shall be deemed to be for Good Reason unless (I) the applicable Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 60 days after the initial existence of the occurrence of such facts or circumstances, (II) the Company has failed to cure such facts or circumstances within 30 days after its receipt of such written notice, and (III) the effective date of the Participant’s termination of employment for Good Reason occurs no later than one year after the initial existence of the facts or circumstances constituting Good Reason.

(iv)

“Retirement” shall mean the Participant’s termination of employment with the Company and its Affiliates (A) at or after attaining the age of 55 and completing 10 years of service or (B) at or after attaining the age of 65 and completing one year of service.

Section 10. Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to Section 409A of the Code by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

If at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death.

(c)

Notwithstanding any provision of the Plan or of any Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and any Award Agreements as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and any Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 11. Effective Date of the Plan

The Plan shall be effective when approved by the shareholders of the Company (the “Effective Date”).

Section 12. Term of the Plan

No Award shall be granted under the Plan after February 27, 2034. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, or adjust any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

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Directions to the Annual Meeting of Shareholders of Stanley Black & Decker, Inc.

JOHN F. LUNDGREN CENTER FOR LEARNING AND DEVELOPMENT
1000 Stanley Drive
New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY, WATERBURY VIA I-84 EAST:	FROM MASSACHUSETTS OR BRADLEY AIRPORT VIA I-91 SOUTH TO I-84 WEST:
Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at first stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive).
Right into entrance, follow driveway to the John F.
Lundgren Center for Learning and Development.	Exit #37 (Fienemann Road).
Right at stop light at end of ramp.
Right at second stop light onto Slater Road.
Approximately 1 mile to entrance for Mountain
View Corporate Park (Stanley Drive).
Right into entrance, follow driveway to the John F.
Lundgren Center for Learning and Development.

StanleyBlack&Decker

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 25, 2024 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 25, 2024 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34556-P05448 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominees:	For	Against	Abstain
1a. Donald Allan, Jr.	☐	☐	☐
1b. Andrea J. Ayers	☐	☐	☐
1c. Susan K. Carter	☐	☐	☐
1d. Debra A. Crew	☐	☐	☐
1e. Michael D. Hankin	☐	☐	☐
1f. Robert J. Manning	☐	☐	☐
1g. Adrian V. Mitchell	☐	☐	☐
1h. Jane M. Palmieri	☐	☐	☐
1i. Mojdeh Poul	☐	☐	☐
1j. Irving Tan	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V34557-P05448

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 26, 2024

Solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Stanley Black & Decker, Inc. appoint(s) Andrea J. Ayers, Irving Tan, and Donald Allan, Jr. or any of them, proxies, each with full power of substitution, to vote all shares of common stock of Stanley Black & Decker, Inc. which the shareholder(s) would be entitled to vote on all matters which may properly come before the Annual Meeting of Shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 26, 2024 at 9:30 a.m. EDT, and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. **The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.**

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH DIRECTOR NOMINEE IN ITEM 1, FOR ITEMS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Continued and to be signed on reverse side

StanleyBlack&Decker

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern Daylight Time on April 23, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone from the US or Canada to transmit your voting instructions by 11:59 p.m. Eastern Daylight Time on April 23, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34558-P05448

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STANLEY BLACK & DECKER, INC.

The Board of Directors recommends a vote FOR each nominee listed, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Donald Allan, Jr.	☐	☐	☐
1b. Andrea J. Ayers	☐	☐	☐
1c. Susan K. Carter	☐	☐	☐
1d. Debra A. Crew	☐	☐	☐
1e. Michael D. Hankin	☐	☐	☐
1f. Robert J. Manning	☐	☐	☐
1g. Adrian V. Mitchell	☐	☐	☐
1h. Jane M. Palmieri	☐	☐	☐
1i. Mojdeh Poul	☐	☐	☐
1j. Irving Tan	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Please keep signature within box.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V34559-P05448

Proxy — Stanley Black & Decker, Inc.

Proxy for Annual Meeting of Shareholders

April 26, 2024

Solicited on behalf of the Board of Directors

This constitutes your instruction to Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company under the Stanley Black & Decker Retirement Account Plan to vote all shares of common stock of Stanley Black & Decker, Inc., held in the plan for which you may give voting instructions on all matters which may properly come before at the Annual Meeting of Shareholders to be held at the John F. Lundgren Center for Learning and Development, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 26, 2024 at 9:30 a.m. EDT and any adjournments or postponements thereof, as specified on the reverse side hereof. **You hereby revoke any proxies previously given with respect to such meeting.**

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED BY THE TRUSTEE OF THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN ACCORDANCE WITH CERTAIN PROCEDURES. SEE VOTING INFORMATION — VOTING YOUR SHARES HELD IN THE STANLEY BLACK & DECKER RETIREMENT ACCOUNT PLAN IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON April 26, 2024: THIS PROXY CARD TOGETHER WITH THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE at www.proxyvote.com.

Continued and to be signed on reverse side